Exhibit 99(c)

EXECUTION COPY

REGULATION S DEPOSIT AGREEMENT

by and among

JSC SITRONICS

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF

REGULATION S GLOBAL DEPOSITARY RECEIPTS

EVIDENCED BY

REGULATION S GLOBAL DEPOSITARY RECEIPT CERTIFICATES

ISSUED HEREUNDER

DATED AS OF DECEMBER 14, 2006

i

ii

iii

REGULATION S DEPOSIT AGREEMENT

This REGULATION S DEPOSIT AGREEMENT, dated as of December 14, 2006 is entered into by and among (i) JSC SITRONICS, an open joint stock company organized under the laws of the Russian Federation, (ii) DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York, United States of America, acting in its capacity as depositary hereunder, and any successor depositary hereunder and (iii) all Holders and Beneficial Owners from time to time of Regulation S Global Depositary Receipts evidenced by Regulation S Global Depositary Receipt Certificates issued hereunder.  All capitalized terms used herein have the meanings ascribed to them in Article 1 below, or elsewhere in this Regulation S Deposit Agreement.

W I T N E S S E T H   T H A T:

WHEREAS, the Company has duly authorized and outstanding Shares which are or prior to the Initial Offering will be listed for trading on the Russian Stock Exchanges; and

WHEREAS, the Company desires to provide for the initial deposit of Shares and to establish a mechanism for the deposit of additional Shares from time to time thereafter with the Custodian, as agent for the Depositary for the purposes of this Regulation S Deposit Agreement, in each case, for the creation of Regulation S Global Depositary Receipts representing the Shares so deposited and for the execution and delivery of Regulation S Global Depositary Receipt Certificates evidencing the Regulation S Global Depositary Receipts so created; and

WHEREAS, such Regulation S Global Depositary Receipts may be sold in offshore transactions in accordance with Regulation S under the Securities Act and in compliance with other applicable laws and may be resold by the Beneficial Owners of such Regulation S Global Depositary Receipts in accordance with the restrictions on resale set forth in the Securities Act Legend; and

WHEREAS, the Regulation S Global Depositary Receipt Certificates are to be substantially in the form of Exhibit A annexed hereto with appropriate insertions, modifications and omissions, as hereinafter provided; and

WHEREAS, the Depositary is willing to act as Depositary for such Regulation S Global Depositary Receipts facility upon the terms set forth in this Regulation S Deposit Agreement; and

WHEREAS, the Company is authorized and desires to establish a Regulation S Global Depositary Receipts facility and to enter into the transactions contemplated herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated.

SECTION 1.1         “Affiliate”  shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another entity, and, where the context relates to Rule 144, as defined thereunder.

SECTION 1.2         “Applicant”  shall have the meaning given to such term in Section 5.10 hereof.

SECTION 1.3         “Beneficial Owner”  shall mean, as to any Regulation S GDR, any person or entity having from time to time a beneficial interest deriving from the ownership of such Regulation S GDR evidenced by a Regulation S GDR Certificate. A Beneficial Owner may or may not be the Holder of the Regulation S GDR Certificate evidencing such Regulation S GDR. A Beneficial Owner shall be able to exercise any right and receive any benefit hereunder solely through the person or entity who is the Holder of the Regulation S GDR Certificate(s) evidencing the Regulation S GDRs owned by such Beneficial Owner.

SECTION 1.4         “Charter”  shall mean the Charter of the Company, as in effect from time to time.

SECTION 1.5         “Commission”  shall mean the Securities and Exchange Commission of the United States and any successor governmental agency thereto in the United States.

SECTION 1.6         “Clearstream”  shall mean Clearstream Banking, société anonyme, and any successor thereto.

SECTION 1.7         “Company”  shall mean JSC SITRONICS, an open joint stock company organized and existing under the laws of the Russian Federation, having its principal executive office at 39/5 3rd Tverskaya-Yamskaya St., Building 1, Moscow 125047, Russia, and its successors.

SECTION 1.8         “Custodian”  shall mean, as of the date hereof, Deutsche Bank Ltd., principal office located at: 4 Shepkina Street, 129090 Moscow, Russia, as custodian and agent for the Depositary for the purposes of this Regulation S Deposit Agreement, and any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.6 hereof as a successor, substitute or additional custodian hereunder.  The term “Custodian” shall mean any custodian individually or all custodians collectively, as the context requires.

SECTION 1.9         “Deliver” and “Delivery”  shall mean, when used in respect of Regulation S Global Depositary Receipts, Regulation S Global Depositary Receipt Certificates, Regulation S Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, if available.

SECTION 1.10       “Depositary”  shall mean Deutsche Bank Trust Company Americas, a banking corporation organized under the laws of the State of New York, United States of America, in its capacity as depositary under the terms of this Regulation S Deposit Agreement, and any successor depositary.

SECTION 1.11       “Dollars” or “$”  shall mean the lawful currency of the United States.

SECTION 1.12       “Euroclear”  shall mean Euroclear Bank S.A./N.V., as operator of a Euroclear system, and any successor thereto.

SECTION 1.13       “Effective Time”  shall mean the date on which a Registration Statement on Form F-6 under the Securities Act is declared effective by the Commission with respect to depositary shares of the same class as the Regulation S GDRs.

SECTION 1.14       “Foreign Currency”  shall mean any currency other than Dollars.

SECTION 1.15       “Full Entitlement Regulation S GDR Certificate(s)”, “Full Entitlement Regulation S GDR(s)” and “Full Entitlement Share(s)”  shall have the respective meanings set forth in Section 2.11 hereof.

SECTION 1.16       “Holder”  shall mean the person in whose name a Regulation S GDR Certificate is registered on the books of the Depositary or the Registrar, if any, maintained for such purpose.  A Holder may or may not be a Beneficial Owner.  If a Holder is not the Beneficial Owner of the Regulation S GDRs evidenced by the Regulation S GDR Certificate registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of the Regulation S GDRs evidenced by such Regulation S GDR Certificate.

SECTION 1.17       “Initial Deposit”  shall mean the deposit(s) of Shares with the Depositary in connection with the Initial Offering.

SECTION 1.18       “Initial Offering”  shall mean the offering of Regulation S GDRs by the Company and/or one or more shareholders (who may but need not be Affiliates) of the Company, pursuant to a prospectus for a global offering of the Shares, including any overallotment option granted to the underwriters thereof.

SECTION 1.19       “Master Regulation S GDR Certificate”  shall have the meaning assigned to it in Section 2.2 hereof.

SECTION 1.20       “Partial Entitlement Regulation S GDR Certificate(s)”, “Partial Entitlement Regulation S GDR(s)” and “Partial Entitlement Share(s)” shall have the respective meanings set forth in Section 2.11 hereof.

SECTION 1.21       “Participant”  shall mean a financial institution (or any nominee of such institution) having one or more participant accounts with Euroclear or Clearstream, as applicable, for receiving, holding and delivering securities and funds held in such system.

SECTION 1.22       “Pre-Release Transaction”  shall have the meaning assigned to it in Section 5.10 hereof.

SECTION 1.23       “Principal London Office”  when used with respect to the Depositary, shall be the principal office of the Depositary in London, England at which at any particular time its depositary receipts business shall be administered and which has been duly notified to the Company, which, at the date of this Regulation S Deposit Agreement, is located at: Winchester House, 1 Great Winchester Street, London EC2N 2EQ, United Kingdom.

SECTION 1.24       “Principal New York Office”  when used with respect to the Depositary, shall be the principal office of the Depositary in New York at which at any particular time its depositary receipts business shall be administered and which has been duly notified to the Company, which, at the date of this Regulation S Deposit Agreement, is located at 60 Wall Street, New York, New York 10005, United States.

SECTION 1.25       “Qualified Institutional Buyer”  shall have the meaning assigned to it under Rule 144A under the Securities Act.

SECTION 1.26       “Receipts”, “Regulation S Global Depositary Receipt Certificates” or “Regulation S GDR Certificates”  shall mean the certificates issued by the Depositary to evidence Regulation S Global Depositary Receipts issued under the terms of this Regulation S Deposit Agreement, as amended from time to time in accordance with the provisions of this Regulation S Deposit Agreement.  A Regulation S GDR Certificate may evidence any number of Regulation S GDRs.  Where the context so requires, the term “Receipt” or “Regulation S GDR Certificate” shall refer to the Master Regulation S GDR Certificate.

SECTION 1.27       “Registrar”  shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register the ownership and transfers of Regulation S GDR Certificates as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.  Registrars (other than the Depositary) may be removed and successors appointed by the Depositary.  Each Registrar (other than the Depositary) appointed pursuant to this Regulation S Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Regulation S Deposit Agreement.

SECTION 1.28       “Regulation S”  shall mean Regulation S promulgated by the Commission under the Securities Act, as amended from time to time.

SECTION 1.29       “Regulation S Global Depositary Receipts” or “Regulation S GDRs”  shall mean with respect to any Regulation S GDR Certificate, the rights and interests in the Regulation S Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Regulation S Deposit Agreement and the Regulation S GDR Certificates issued hereunder. Each Regulation S GDR shall represent the number of Shares notified in writing to the Depositary by the Company prior to the date a copy of the underwriting agreement in connection with the Initial Offering is delivered by the Company to the Depositary (a “Ratio Designation Notice”), until there shall occur a distribution upon the Regulation S Deposited Securities referred to in Section 4.2 hereof, or a change in the Regulation S Deposited Securities referred to in Section 4.11 hereof, with respect to which additional Regulation S GDRs are not issued, and thereafter each Regulation S GDR shall represent the right to receive the Shares or Regulation S Deposited Securities specified in such Sections.

SECTION 1.30       “Regulation S Deposit Agreement”  shall mean this Regulation S Deposit Agreement and all exhibits hereto, as the same may be amended and supplemented from time to time in accordance with the provisions hereof.

SECTION 1.31       “Regulation S Deposited Securities”  shall mean Shares at any time deposited under this Regulation S Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu thereof, subject, in the case of cash, to the provisions of Section 4.8 hereof.  The collateral received in connection with Pre-Release Transactions shall not constitute Regulation S Deposited Securities.

SECTION 1.32       “Regulation S GDR Record Date”  shall have the meaning given thereto in Section 4.9 hereof.

SECTION 1.33       “Ruble(s)” or “RUB”  shall mean the lawful currency of Russia.

SECTION 1.34       “Rule 144A”  shall mean Rule 144A promulgated by the Commission under the Securities Act, as amended from time to time.

SECTION 1.35       “Rule 144A Deposit Agreement”  shall mean the Rule 144A Deposit Agreement dated as of December 14, 2006 by and among the Company, the Depositary, and all “Holders” and “Beneficial Owners” (as therein defined) from time to time of the Rule 144A GDRs evidenced by Rule 144A GDR Certificates issued thereunder, as the same may be amended and supplemented from time to time in accordance with the provisions thereof.  The terms “Rule 144A GDR “ and “Rule 144A GDR Certificate” shall be as defined in the Rule 144A Deposit Agreement.  This Regulation S Deposit Agreement and the Rule 144A Deposit Agreement may be referred to herein collectively as the “Deposit Agreements”, and the Regulation S GDRs and the Rule 144A GDRs may be referred to herein collectively as the “GDRs”.

SECTION 1.36       “Russia”  shall mean the Russian Federation.

SECTION 1.37       “Russian Federal Service”  shall mean the Russian Federal Service for the Financial Markets, and any successor Russian governmental agency thereto.

SECTION 1.38       “Russian Share Registrar”  shall mean OJSC Reestr, the entity that maintains the Share Register for the Shares in Russia, or any successor thereto and any other appointed agent of the Company for the transfer and registration of the Shares in Russia.

SECTION 1.39       “Russian Stock Exchanges”  shall mean, collectively, Moscow Stock Exchange and any other Russian stock exchange(s) on which the Shares are listed from time to time.

SECTION 1.40       “Securities Act”  shall mean the United States Securities Act of 1933, as amended from time to time.

SECTION 1.41       “Securities Exchange Act”  shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

SECTION 1.42       “Securities Act Legend”  shall mean the following statement:

NEITHER THIS REGULATION S GDR CERTIFICATE, NOR THE REGULATION S GDRS EVIDENCED HEREBY, NOR THE SHARES REPRESENTED THEREBY HAVE BEEN OR WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.  THE HOLDERS AND THE BENEFICIAL OWNERS HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS REGULATION S GDR CERTIFICATE AND THE REGULATION S GDRS EVIDENCED HEREBY, ACKNOWLEDGE THAT SUCH REGULATION S GDR CERTIFICATE, THE REGULATION S GDRS EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREE FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY THAT THIS REGULATION S GDR CERTIFICATE, THE REGULATION S GDRS EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED  ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS REGULATION S GDR CERTIFICATE OR A BENEFICIAL INTEREST IN THE REGULATION S GDRS EVIDENCED HEREBY, AS THE CASE MAY BE, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING.

SECTION 1.43       “Shares”  shall mean uncertificated registered common shares of the Company, each with a par value of one (1) Ruble, validly issued and outstanding, fully paid, nonassessable and issued free of any preemptive rights and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided, however, that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided, further, that, if there shall occur any change in nominal or par value, split—up or consolidation, exchange, conversion or any other reclassification or event described in Section 4.11 hereof in respect of the Shares, the term “Shares” shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such change in nominal or par value, split—up or consolidation, exchange, conversion or any other such reclassification or event.

SECTION 1.44       “Share Register”  shall mean the shareholder register maintained by the Russian Share Registrar in accordance with Russian law, in which ownership and nominal holding of the Shares is registered.

SECTION 1.45       “United States”  shall have the meaning assigned to it under Regulation S promulgated under the Securities Act, and the term “U.S.” shall be construed accordingly.

ARTICLE II

APPOINTMENT OF DEPOSITARY, BOOK-ENTRY SYSTEM,
FORM OF REGULATION S GDR CERTIFICATE,
DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF REGULATION S GDR(S)

SECTION 2.1         Appointment of Depositary.  The Company hereby appoints the Depositary as depositary for the Regulation S Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Regulation S Deposit Agreement.  Each Holder and each Beneficial Owner, upon acceptance of any Regulation S GDRs (or any interest therein) issued in accordance with the terms of this Regulation S Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Regulation S Deposit Agreement and (b) appoint the Depositary as its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Regulation S Deposit Agreement, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Regulation S Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).  The appointment of the Depositary under this Section 2.1 shall not be deemed the appointment of the Depositary as depositary  or registrar  for the purposes of Articles 7 or 8 of Russian Federal Law No. 39-FZ On the Securities Market dated 22 April 1996 (as amended) or other applicable Russian law.

SECTION 2.2         Book-Entry System; Form and Transferability of Regulation S GDR Certificates.

(a)           Euroclear and Clearstream Eligibility.  The Company has applied to Euroclear and Clearstream for acceptance of the Regulation S GDRs into their respective book-entry settlement systems.  If Euroclear and Clearstream agree to accept the application to admit the Regulation S GDRs into their respective book-entry settlement systems, the Regulation S GDRs will be evidenced by a single master Regulation S GDR Certificate (the “Master Regulation S GDR Certificate”), which will be issued to and registered in the name of a common depositary or other nominee for Euroclear and Clearstream, and may be held by such entity as common depositary for Euroclear and Clearstream.

The common depositary or such other nominee will be the only holder of record of all Regulation S GDRs.  Settlement of the Regulation S GDRs will take place through Euroclear and Clearstream in accordance with customary settlement procedures of the relevant systems.  Ownership of beneficial interests in the Master Regulation S GDR Certificate shall be shown on, and transfer of such ownership shall be effected only through, records maintained by (i) Euroclear or Clearstream or their respective nominees (with respect to Participants’ interests) or (ii) institutions that have accounts with Euroclear or Clearstream, as the case may be.  So long as the Regulation S GDRs are eligible for book-entry settlement with Euroclear and

Clearstream, as the case may be, unless otherwise required by law, Regulation S GDRs representing the Regulation S Deposited Securities with the Custodian (or with the Registrar, for the account of the Custodian) shall be evidenced by the Master Regulation S GDR Certificate registered in the name of the common depositary or other nominee of Euroclear and/or Clearstream.

If, at any time when Regulation S GDRs are evidenced by the Master Regulation S GDR Certificate, Euroclear or Clearstream as the case may be, ceases to make their respective book—entry settlement systems available for such Regulation S GDRs, the Company shall consult with the Depositary regarding making other arrangements for book—entry settlement.  If it is impracticable without undue effort or expense to continue to have the Regulation S GDRs available in book—entry form, the Company shall instruct the Depositary to make Regulation S GDR Certificates available to the Beneficial Owners of Regulation S GDRs in physical, certificated form, with such additions, deletions and modifications to this Deposit Agreement and the form of Regulation S GDR Certificate attached hereto as Exhibit A and subject to the requirements of any other documents, statements or certifications in connection therewith as the Company and the Depositary may, from time to time, agree.  In the event of issuance of physical, certificated Regulation S GDR Certificates, such Regulation S GDR Certificates may evidence any whole number of Regulation S GDRs.

(b)           Form of Regulation S GDR Certificate.  The Regulation S GDR Certificates shall be typewritten, in the case of the Master Regulation S GDR Certificate, and otherwise shall be engraved, lithographed, printed, or produced in such other form as may be agreed upon by the Company and the Depositary.  Regulation S GDR Certificates shall be issued only in denominations of any whole number of Regulation S GDRs.  The Regulation S GDR Certificates shall be substantially in the form set forth in Exhibit A attached hereto, with appropriate additions, deletions and modifications, in each case, as otherwise contemplated in this Regulation S Deposit Agreement or as required by applicable law.  Regulation S GDR Certificates shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Regulation S GDR Certificates, provided that the Master Regulation S GDR Certificate shall not be required to be so countersigned.  No Regulation S GDR Certificate and no Regulation S GDR evidenced thereby shall be entitled to any benefits under this Regulation S Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Regulation S GDR Certificate shall have been so dated, signed, countersigned and registered.  Regulation S GDR Certificates bearing the facsimile signature of any duly authorized signatory of the Depositary or the Registrar, who was at the time of signature a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding that such signatory has ceased to be so authorized prior to the delivery of such Regulation S GDR Certificate by the Depositary.  The Regulation S GDR Certificates shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company (including, without limitation, depositary receipts issued under the terms of the Rule 144A Deposit Agreement).

The Depositary shall maintain a register in which each Regulation S GDR Certificate so executed and delivered and the transfer of each such Regulation S GDR Certificate shall be registered.

(c)           Legends.  The Master Regulation S GDR Certificate shall bear such legend(s) as may be required by Euroclear or Clearstream in order for the Regulation S GDRs to be accepted in their respective book-entry settlement systems and such other legends as the Company and the Depositary may agree from time to time.  The Master Regulation S GDR Certificate shall represent the aggregate amount of Regulation S GDRs from time to time indicated in the records of the Depositary as being issued hereunder, and the aggregate amount of Regulation S GDRs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of Euroclear, Clearstream or their respective nominees as hereinafter provided.

Regulation S GDR Certificates will be endorsed with the Securities Act Legend unless otherwise determined by the Company and the Depositary from time to time.  Such legend may be amended from time to time in accordance with Section 6.1 hereof.  The Regulation S GDR Certificates may be endorsed with or have incorporated in the text thereof such other legends or recitals or changes not inconsistent with this Regulation S Deposit Agreement (i) as may be necessary to enable the Depositary to perform its obligations hereunder, (ii) as may be required to comply with any applicable law or regulations, or as may be required by Euroclear or Clearstream in order for the Regulation S GDRs to settle in or through their respective book-entry settlement systems or to conform with any laws or regulations, with the rules of any securities exchange or market on which the Regulation S GDRs may be traded, listed or quoted, or to conform with any usage with respect thereto, or (iii) as may be necessary to indicate any special limitations or restrictions to which any particular Regulation S GDRs are subject by reason of the date or manner of issuance of the underlying Regulation S Deposited Securities or otherwise, including by reason of the issuance of Regulation S Global Depositary Receipts or the underlying Regulation S Deposited Securities in transactions exempt from the registration requirements of the Securities Act.

If the Company offers and places newly issued Shares in the Initial Offering through a closed subscription in which the Depositary subscribes to all or any portion of such newly issued Shares, the Regulation S GDR Certificates shall bear the following legends:

THE COMPANY AND THE DEPOSITARY HAVE AGREED IN THE REGULATION S DEPOSIT AGREEMENT THAT NEITHER THE DEPOSITARY NOR THE CUSTODIAN ASSUMES ANY OBLIGATION OR RESPONSIBILITY TO MAKE ANY PAYMENTS FOR, NOR SHALL EITHER OF THEM BE SUBJECT TO ANY LIABILITY UNDER THIS REGULATION S DEPOSIT AGREEMENT OR OTHERWISE FOR NONPAYMENT FOR, THE SHARES ISSUED BY THE COMPANY AND PLACED IN THE INITIAL OFFERING OF SUCH SHARES BY THE COMPANY AND THE SELLING SHAREHOLDERS (INCLUDING ANY EXERCISE BY THE UNDERWRITERS OF AN OVER-ALLOTMENT OPTION IN CONNECTION THEREWITH).

PRIOR TO RECEIPT BY THE DEPOSITARY OF WRITTEN NOTICE FROM THE COMPANY THAT A REPORT ON THE RESULTS OF THE ISSUE

OF THE SHARES NEWLY ISSUED AND PLACED BY THE COMPANY IN THE INITIAL OFFERING HAS BEEN REGISTERED WITH THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS, THE REGULATION S GDRS EVIDENCED HEREBY ARE ISSUED ON A PROVISIONAL BASIS.  PRIOR TO RECEIPT OF SUCH NOTICE, NOTWITHSTANDING ANYTHING IN THIS REGULATION S GDR CERTIFICATE OR THE REGULATION S DEPOSIT AGREEMENT TO THE CONTRARY, THE DEPOSITARY SHALL NOT, EXCEPT AS SPECIFICALLY DESCRIBED BELOW, DELIVER ANY SHARES PURSUANT TO PARAGRAPH 2 OF THIS REGULATION S GDR CERTIFICATE OR SECTION 2.7 OF THE REGULATION S DEPOSIT AGREEMENT AND THE DEPOSITARY SHALL NOT VOTE, OR CAUSE TO BE VOTED, SECURITIES DEPOSITED THEREUNDER, AND HOLDERS SHALL NOT BE ENTITLED TO GIVE VOTING INSTRUCTIONS, AS CONTEMPLATED BY PARAGRAPH 19 OF THIS REGULATION S GDR CERTIFICATE OR SECTION 4.10 OF THE REGULATION S DEPOSIT AGREEMENT.

IF A REPORT ON THE RESULTS OF THE ISSUE OF THE SHARES NEWLY ISSUED AND PLACED BY THE COMPANY IN THE INITIAL OFFERING HAS NOT BEEN REGISTERED WITH THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS ON OR BEFORE THE DATE WHICH IS 60 DAYS AFTER THE CLOSING DATE FOR SUCH OFFERING (OR SUCH LATER DATE AS THE COMPANY, THE SELLING SHAREHOLDERS (IF ANY) AND THE UNDERWRITERS PARTICIPATING IN THE OFFERING MAY AGREE), UPON WRITTEN NOTICE BY THE COMPANY, THE PROCEEDS OF THE PLACEMENT OF THE SHARES SHALL BE DELIVERED TO THE DEPOSITARY AND FROM THE TIME OF ITS RECEIPT OF SUCH PROCEEDS THIS REGULATION S GDR CERTIFICATE WILL REPRESENT THE RIGHT TO RECEIVE A PROPORTIONAL INTEREST IN THE FUNDS SO RECEIVED.  THE FUNDS SO RECEIVED BY THE DEPOSITARY IN ANY CURRENCY OTHER THAN U.S. DOLLARS WILL BE CONVERTED INTO U.S. DOLLARS (AT MARKET RATES THEN AVAILABLE) AND DISTRIBUTED TO HOLDERS OF REGULATION S GDRS, IN EACH CASE ON THE TERMS OF THE REGULATION S DEPOSIT AGREEMENT.  THE REGULATION S GDRS WILL BE CANCELLED BY THE DEPOSITARY UPON DISTRIBUTION OF THE PROPORTIONAL INTERESTS IN THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO THE HOLDER OF THIS REGULATION S GDR CERTIFICATE.  THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO HOLDERS OF REGULATION S GDRS MAY BE LESS THAN THE PRICE AT WHICH THE REGULATION S GDRS HAVE BEEN SOLD BY THE COMPANY OR THE SELLING SHAREHOLDERS (IF ANY) OR PURCHASED BY THE HOLDER THEREOF, AND SUCH DISTRIBUTION MAY BE SUBJECT TO WITHHOLDING TAXES OR DELAYS.

The Regulation S GDR Certificate shall bear the following legends (and such other legends as may be reasonably required by the Depositary):

EACH HOLDER AND BENEFICIAL OWNER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING REGULATION S GDRS

REPRESENTED BY THIS CERTIFICATE, AGREES, FOR THE BENEFIT OF JSC SITRONICS AND THE DEPOSITARY NAMED BELOW, THAT THE REGULATION S GDRS REPRESENTED BY THIS CERTIFICATE MAY NOT AT ANY TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON LOCATED IN RUSSIA, RESIDENTS OF RUSSIA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, SUCH PERSONS, UNLESS AND TO THE EXTENT OTHERWISE PERMITTED UNDER RUSSIAN LAW.

IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF THE COMPANY IN THE NAME OF DEUTSCHE BANK TRUST COMPANY AMERICAS, AS DEPOSITARY, OR ITS NOMINEE, OR OF THE CUSTODIAN, OR ITS NOMINEE.  HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA’S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS.  THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION ARE NOT REQUIRED TO RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

(d)           Title.  Subject to any limitations set forth in the Regulation S GDR Certificate or in this Regulation S Deposit Agreement, title to such Regulation S GDR Certificate (and to the Regulation S GDRs evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided, that the Regulation S GDR Certificate has been properly endorsed or is accompanied by proper instruments of transfer.  Notwithstanding any notice to the contrary, the Company and the Depositary may deem and treat the Holder of a Regulation S GDR Certificate as the absolute owner thereof for all purposes.  Neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Regulation S Deposit Agreement or any Regulation S GDR Certificate to any holder of a Regulation S GDR Certificate or any Beneficial Owner unless such holder is the registered Holder of such Regulation S GDR Certificate on the books of the Depositary, or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder of such Regulation S GDRs registered on the books of the Depositary.

SECTION 2.3         Deposit of Shares.

(a)           Subject to the terms and conditions of this Regulation S Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares may be deposited, after the Initial Deposit, by (A) the Company or its Affiliates in the case of a subsequent offering or any distribution of Shares, but in such case subject to the terms of Sections 4.2, 4.3, 4.4, 4.11 and 5.8 hereof, (B) any persons (other than the Company and its Affiliates), subject, however, prior to the Effective Time, to prior delivery to the Depositary by or on behalf of the person acquiring beneficial ownership of the Regulation S GDRs to be issued in respect of such Shares of a duly completed and signed certification and agreement substantially in the form of Exhibit D-1 attached hereto, (C) any persons (other than the Company and its Affiliates) after the Effective Time, so long as such Shares when such deposit is made (or the Regulation S GDRs, issued in respect thereof) are not restricted securities within the meaning of Rule 144 under the Securities Act, and (D) any Affiliate of the Company, subject, however, to the prior delivery to the Depositary by or on behalf of the Affiliate depositing such Shares in connection with a sale of the Shares in the form of Regulation S GDRs on a Designated Offshore Securities Market (as defined in Regulation S) of a duly completed and signed certification and agreement substantially in the form of Exhibit D-2 or D-3 attached hereto, in each case by book-entry transfer to the Custodian accompanied by any appropriate instrument or instruments of transfer or endorsement which will consist of (x) extracts from the Share Register and, if applicable, certificates evidencing ownership of the Shares, (y) a transfer deed or other similar document authorizing registration of the Shares in the name of the Depositary, the Custodian or their respective nominees, or endorsement, in form satisfactory to the Custodian, and (z) where applicable, a purchase/sale contract or other similar document relating to the transfer of the Shares, in each case in form satisfactory to the Custodian, and delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to such account, in any case accompanied by delivery to the Custodian or the Depositary, as the case may be, of (x) a written order, from the person depositing such Shares or on whose behalf such Shares are deposited, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Regulation S GDR Certificate (if certificated Regulation S GDR Certificates are then available pursuant to Section 2.2 hereof), or make such adjustment to its records, as contemplated by Section 2.2 hereof, for the number of Regulation S GDRS representing such deposited Shares, (y) any payments, including the charges of the Depositary for the making of deposits and the issuance of Regulation S GDRS (as set forth in Exhibit B hereto), and documents required under this Regulation S Deposit Agreement and (z) such other documentation as the Depositary and the Company may reasonably require.

Notwithstanding anything to the contrary in this Section 2.3, neither the Custodian nor the Depositary, nor any nominee or person acting on their behalf, shall accept Rule 144A GDR Certificates or the Rule 144A GDRs evidenced thereby, issued pursuant to the Rule 144A Deposit Agreement or Shares represented thereby and withdrawn from deposit under the Rule 144A Deposit Agreement for deposit hereunder or issue Regulation S GDRs or Regulation S GDR Certificates (or adjust the records of the Depositary) against delivery thereof; provided that Shares so withdrawn may be deposited pursuant to this Section 2.3 so long as such Rule 144A GDRs, Rule 144A GDR Certificates or Shares are not, and may not be deemed to be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act.

The Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified, as hereinafter provided, that the Company has restricted transfer of such Shares to comply with any ownership restrictions referred to in Sections 3.4 and 3.5 hereof or under applicable laws.  The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder or transfer of Regulation S GDR Certificates to any Holder.

As a condition of accepting Shares for deposit, the Depositary may require that the person making such deposit furnish, whether or not any register of shareholders of the Company is closed, (a) an agreement, assignment, or other instrument satisfactory to the Depositary or the Custodian, that provides for the prompt transfer by the person in whose name the Shares are registered to the Custodian or its nominee of any distribution or right to subscribe for additional Shares or to receive other property in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be reasonably satisfactory to the Depositary or the Custodian, and (b) if the Shares are registered in the name of the person presenting them, or on whose behalf they are presented, for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares so deposited are registered in the name of the Custodian or its nominee.

The Depositary agrees to instruct the Custodian to place all Shares and any other securities that are Regulation S Deposited Securities accepted for deposit under this Regulation S Deposit Agreement into an account or accounts that are segregated and separate from the account in which any Shares and such other securities of the Company may be held by such Custodian under any other depositary receipt facility pursuant to which depositary receipt certificates evidencing depositary receipts representing Shares are issued.

Upon each delivery to the Custodian of an extract or extracts from the Share Register evidencing ownership of the Shares by any person presenting Shares for deposit hereunder and, as applicable, a certificate for, or other documents evidencing title to, Shares to be deposited hereunder, together with the other documents specified in this Regulation S Deposit Agreement, the Custodian or its agents, promptly after receipt of evidence that such transfer has been accomplished, shall present such extract or extracts, certificate or certificates or other documents as above specified to the Russian Share Registrar for the transfer and recording of the Shares being deposited in the name of the Depositary or its nominee or the Custodian or its nominee, and, upon the request of the Depositary, the Company shall use its reasonable efforts to assist the Depositary in ensuring that such transfer and recording is promptly effected by the Russian Share Registrar.  Records of ownership of Regulation S Deposited Securities (including extracts from the Share Register) shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine.

Notwithstanding anything else contained in this Regulation S Deposit Agreement to the contrary, the Depositary shall not be required to accept for deposit or maintain on deposit with the Custodian (a) any fractional Shares or fractional Regulation S Deposited Securities, or (b) any number of Shares or Regulation S Deposited Securities which, upon application of the ratio of Regulation S GDRs to Regulation S Deposited Securities, would give rise to fractional Regulation S GDRs.

No Share shall be accepted for deposit unless accompanied by certifications and agreements and other evidence, if and to the extent required by the Depositary, that is reasonably satisfactory to the Depositary and the Custodian in their discretion that all conditions to the making and acceptance (as the case may be) of such deposit and the issuance of Regulation S GDRs against such deposit have been satisfied under the laws and regulations of Russia and any necessary registration, filing, notification, permit, license and approval has been made with or granted by any state authority in Russia.  The Depositary may issue Regulation S GDRs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Regulation S Deposit Agreement any Shares or other Regulation S Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Shares or other Regulation S Deposited Securities, or any Shares or Regulation S Deposited Securities the deposit of which would violate any provisions of the Charter.  For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to this Regulation S Deposit Agreement and shall not be required to make any further investigation.  The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the U.S.

(b)           (i) The Depositary shall accept the Initial Deposit by the Company and/or one or more shareholders (who may but need not be Affiliates) of the Company in connection with the Initial Offering in accordance with the provisions of Section 2.3(a) hereof; provided that, solely in connection therewith, any such shareholders or Affiliate(s) of the Company shall not be required to comply with the terms of Sections 4.2, 4.3, 4.4, 4.11 and 5.8 hereof or to deliver the certification and agreement in the form of Exhibit D-2 or Exhibit D-3 hereto.  The Company and the Depositary agree that neither the Depositary nor the Custodian assumes any obligation or responsibility to make any payments for, nor shall either of them be subject to any liability under this Regulation S Deposit Agreement or otherwise for nonpayment for, any Shares newly issued and placed by the Company or sold by any selling shareholders in the Initial Offering.

(ii)  If the Company makes an Initial Deposit of newly issued Shares through a closed subscription in which the Depositary subscribes to all or any portion of such newly issued Shares, the Depositary shall accept such Shares for deposit under Section 2.3(a) prior to registration with the Russian Federal Service of a report on the results of the issue of such Shares, provided that the Regulation S GDRs issued in respect of all such Shares, as well as any Shares deposited by any shareholder(s) (who may but need not be Affiliates) of the Company in the Initial Deposit, shall be issued on a provisional basis until the Company delivers written notice to the Depositary that a report on the results of the issue of the newly issued Shares has been registered with the Russian Federal Service, at which time all such Regulation S GDRs shall no longer be deemed to be issued on a provisional basis.  Prior to receiving such notice, notwithstanding anything in this Regulation S Deposit Agreement to the contrary: (i) the Depositary shall not, except as specifically described in the next succeeding paragraph,  deliver any Shares pursuant to Section 2.7 hereof and shall not vote, or cause to be voted, Regulation S Deposited Securities; (ii) Holders shall not be entitled to give voting instructions, as contemplated by Section 4.10 hereof; and (iii) the only Regulation

S GDR Certificates issued hereunder shall be the Master Regulation S GDR Certificate registered in the name of the nominee of Euroclear or Clearstream.

If a report on the results of issue of the Shares newly issued and placed by the Company in the Initial Offering through a closed subscription in which the Depositary subscribes to all or any portion of such newly issued Shares has not been registered with the Russian Federal Service on or before the date which is 60 days after the closing date for the Initial Offering (or such later date as the Company, the selling shareholders (if any) and the underwriters participating in the Initial Offering may agree), then upon written notice by the Company, the proceeds of the placement of the Shares shall be delivered to the Depositary and from the time of its receipt of such proceeds the Regulation S GDRs will represent the right to receive a proportional interest in the funds so received.  The funds so received by the Depositary in any currency other than Dollars will be converted into Dollars (at the market rates then available) and distributed to Holders of Regulation S GDRs in each case on the terms of the Regulation S Deposit Agreement.  The Regulation S GDRs will be cancelled by the Depositary upon distribution of the proportional interests in the funds so received, converted (if necessary), and distributed to the Holders of the Regulation S GDRs.  The funds so received, converted (if necessary) and distributed to Holders of Regulation S GDRs may be less than the price at which the Regulation S GDRs have been sold by the Company or the selling shareholders or purchased by the Holders thereof, and such distribution may be subject to withholding taxes or delays.

(c)           Notwithstanding anything herein to the contrary, if at any time the Company shall have obtained a listing of the GDRs on the Official List of the UK Financial Services Authority and admission to trading of the GDRs on the Regulated Market of the London Stock Exchange, the Depositary may close its books to the deposit of Shares if at any time the aggregate number of GDRs in issue would, if additional GDRs were to be issued against the deposit of additional Shares, exceed the number of GDRs for which a listing and admission to trading has been obtained, and may keep its books closed to the deposit of Shares unless and until the Company shall have produced a prospectus in accordance with the Prospectus Rules under the UK Financial Services & Markets Act 2000, as amended, and obtained a block listing on the Official List of the UK Financial Services Authority and admission to trading on the Regulated Market of the London Stock Exchange of such number of additional GDRs as the Depositary may, in its reasonable discretion, request after consultation with the Company.  The Depositary will notify the Company, and the Company will notify the London Stock Exchange, promptly after the Depositary shall have closed its books to deposits of Shares in accordance with the immediately preceding sentence.

(d)           Notwithstanding anything herein to the contrary, the Depositary shall be entitled to close its books to the issuance of GDRs against new deposits of Shares if: (i) in the absence of any necessary approval from the Federal Antimonopoly Service or such other state authority as shall at the relevant time carry out functions in relation to the regulation of competition and anti-monopoly policy in Russia (“FAS”) or an exemption, exemptive interpretation or waiver from FAS of a requirement to obtain such an approval, at any time the Depositary believes that the Shares deposited with it against issuance of GDRs together with any other securities of the Company which shall have been deposited with the Depositary against issuance of depositary receipts, represent (or, upon accepting any additional Shares for deposit, would represent) in the aggregate twenty-four and ninety-nine hundredths of one percent (24.99%) or more of either (a) the issued and outstanding equity securities of the Company of all classes or types or (b) the voting rights of all holders of securities of the Company, or any other percentage as shall at the relevant time require an approval from FAS; or (ii) at any time the Depositary believes that the Shares deposited with it against issuance of Regulation S GDRs together with any other securities of the Company which shall have been deposited with the Depositary against issuance of depositary receipts, represent (or, upon accepting any additional Shares for deposit, would represent) in the aggregate twenty-nine and ninety-nine hundredths of one percent (29.99%) of the Shares or any other percentage as shall at the relevant time require a shareholder of a Russian open joint stock company to make a mandatory tender offer; and each of the conditions set out in clauses (i) and (ii) of this paragraph, may hereinafter be referred to as a “Condition”.

Holders and Beneficial Owners shall make all necessary notifications or filings and shall obtain, maintain, extend or renew all necessary approvals to, with or from FAS or other relevant Russian state authorities of competent jurisdiction, and shall take such other actions as may be necessary to satisfy the applicable requirements of Russian law or regulation.”

Notwithstanding anything herein to the contrary, if at any time the Depositary believes that the Shares deposited with it against issuance of GDRs, together with any other securities of the Company which shall have been deposited with the Depositary against issuance of depositary receipts, represent (or, upon accepting any additional Shares for deposit, would represent) such percentage as exceeds any threshold or limit established by any applicable law, directive, regulation or permit, or satisfies any condition for making any filing, application, notification or registration or obtaining any approval, license or permit or taking any other action required by any applicable law, directive or regulation, including without limitation any of the Conditions (as the same may be amended from time to time), the Depositary may (i) close its books to deposits of additional Shares in order to prevent such thresholds or limits being exceeded or conditions being satisfied, or (ii) take such steps as are, in its opinion, necessary or desirable to remedy the consequences of such thresholds or limits being exceeded or conditions being satisfied and to comply with any such law, directive or regulation, including without limitation causing pro rata cancellation of GDRs and withdrawal of Shares or other Regulation S Deposited Securities to the extent necessary or desirable to so comply.

In considering whether any Condition or any other threshold has been reached or exceeded or condition has been satisfied for purposes of this Section 2.3(d), the Depositary may, in addition to Shares deposited with it against the issuance of GDRs and other securities deposited with it against issuance of depositary receipts, take into consideration Shares or other securities of the Company (if any) held by itself and its affiliates  for its or their proprietary account(s) or as to which it or they exercise voting or investment power.

SECTION 2.4         Registration of Shares.  The Depositary shall instruct the Custodian upon each delivery of registered Shares being deposited hereunder with the Custodian (or other Regulation S Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such Shares, together with the appropriate instrument(s) of transfer or endorsement, duly stamped, to the Russian Share Registrar for transfer and registration of the Shares (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or its nominee of either Regulation S Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the

Depositary or a nominee in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

SECTION 2.5         Execution and Delivery of Regulation S GDR Certificates.  The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a deposit of Shares has been made pursuant to Section 2.3 hereof, (ii) receipt in a form satisfactory to the Depositary of a proper acknowledgement or other evidence from the Company or the Russian Share Registrar (including extracts from the Share Register) that any Regulation S Deposited Securities have been recorded on the Share Register maintained by the Russian Share Registrar in the name of the Depositary or its nominee or the Custodian or its nominee, and (iii) the person or persons to whom or upon whose written order the Regulation S GDR Certificate(s) are deliverable in respect thereof and the number of Regulation S GDRs to be evidenced thereby or, if the book-entry settlement system is available for Regulation S GDRs, whose Euroclear or Clearstream Participant account should be credited with Regulation S GDRs and the number of Regulation S GDRs to be evidenced on the records of Euroclear or Clearstream and in the records of the Depositary with respect to the Master Regulation S GDR Certificate.  Such notification shall be made by letter, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile transmission or other means of electronic transmission.  Upon receiving such notice from the Custodian and the certificate and agreement described in the next paragraph, the Depositary shall, subject to this Regulation S Deposit Agreement, (i) if the book-entry settlement system is not available for Regulation S GDRs pursuant to Section 2.2 hereof, execute and deliver at its Principal New York Office or Principal London Office, to or upon the order of the person(s) named in the notice delivered to the Depositary, a Regulation S GDR Certificate(s), registered in the name(s) requested by such person(s), and evidencing the aggregate number of Regulation S GDRs to which such person(s) are entitled, or (ii) if the book-entry settlement system for Regulation S GDRs is then so available (x) adjust its records to reflect such deposit to evidence the aggregate number of Regulation S GDRs then outstanding and (y) instruct Euroclear or Clearstream, as the case may be, to adjust its records to reflect such increase and any change in such allocation in respect of its Participant account to be credited with such increase, but, in either case, (A) only upon payment to the Depositary of all fees, charges, expenses, taxes and governmental charges (as are set forth in Section 5.5 hereof and Exhibit B hereto) payable in connection with such deposit and the transfer of the deposited Shares, and (B) subject to applicable laws and the other terms of this Regulation S Deposit Agreement and the terms of the Charter and of the Regulation S Deposited Securities.

Nothing in this Section shall be interpreted to prohibit any transaction contemplated in Section 5.10 or 2.3 hereof.

SECTION 2.6         Transfer, Combination and Split-up of Regulation S GDR Certificates.

(a)           Transfer.  The Registrar shall register the transfer of Regulation S GDR Certificates (and of the Regulation S GDRs represented thereby) on the books maintained for such purpose and the Depositary shall cancel such Regulation S GDR Certificates and execute new Regulation S GDR Certificates evidencing the same aggregate number of Regulation S GDRs as those evidenced by the Regulation S GDR Certificates canceled by the Depositary, shall cause the Registrar to countersign such new Regulation S GDR Certificates, and shall Deliver such new Regulation S GDR Certificates to or upon the order of the person entitled thereto if each of the following conditions has been satisfied: (i) the Regulation S GDR Certificates have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal New York Office or its Principal London Office for the purpose of effecting a transfer thereof, (ii) the surrendered Regulation S GDR Certificates have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Regulation S GDR Certificates have been duly stamped (if required by applicable law), (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as set forth in Section 5.5 hereof and Exhibit B hereto) have been paid, and (v) the Depositary has received such certifications and agreements as the Depositary and the Company may require in order to comply with applicable laws, subject, however, in each case, to the terms and conditions of the applicable Regulation S GDR Certificates, of this Regulation S Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(b)           Combination & Split-Up.  The Registrar shall register the split-up or combination of Regulation S GDR Certificates (and of the Regulation S GDRs represented thereby) on the books maintained for such purpose and the Depositary shall cancel Regulation S GDR Certificates and execute new Regulation S GDR Certificates for the number of Regulation S GDRs requested, but in the aggregate not exceeding the number of Regulation S GDRs evidenced by the Regulation S GDR Certificates canceled by the Depositary, shall cause the Registrar to countersign such new Regulation S GDR Certificates, and shall Deliver such new Regulation S GDR Certificates to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied:  (i) the Regulation S GDR Certificates have been duly Delivered by the Holder (or by a duly-authorized attorney of the Holder) to the Depositary at the Principal New York Office or Principal London Office of the Depositary for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as set forth in Section 5.5 hereof and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Regulation S GDR Certificates, of this Regulation S Deposit Agreement and of applicable law, in each case, as in effect at the time thereof.

(c)           Legends and Certifications.  The Regulation S GDR Certificates executed and delivered upon any such transfer, split-up or combination shall bear the Securities Act Legend if at the time of delivery the restrictions contained therein are applicable, as determined by the Company and the Depositary from time to time.  In connection with any split—up or combination of Regulation S GDR Certificates pursuant to this paragraph not involving a transfer of beneficial ownership, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Regulation S Deposit Agreement.

SECTION 2.7         Surrender of Regulation S GDR Certificates and Withdrawal of Regulation S Deposited Securities.  Upon (i) surrender of a Regulation S GDR Certificate at the Principal New York Office or the Principal London Office of the Depositary if the book-entry settlement system is not then available for Regulation S GDRs, or (ii) receipt by the Depositary at the Principal New York Office or Principal London Office of instructions from a Participant in Euroclear or Clearstream or its nominee, as the case may be, on behalf of any Beneficial Owner together with a corresponding credit to the Depositary’s account at

Euroclear or Clearstream for the Regulation S GDRs so surrendered, if the book-entry settlement system is then available for Regulation S GDRs, in either case for the purpose of withdrawal of the Regulation S Deposited Securities represented thereby, and upon receipt of (x) payment of all fees and charges, including the fees and charges of the Depositary for the making of withdrawals of Regulation S Deposited Securities and cancellation of Regulation S GDRs taxes and governmental charges (as set forth in Section 5.5 hereof and Exhibit B hereto) payable in connection with such surrender and withdrawal, (y) instructions of the Holder or Participant and (z) the written certification and agreement hereinafter referred to, subject to the terms and conditions of this Regulation S Deposit Agreement, the Charter and to the provisions of or governing the Regulation S Deposited Securities and applicable laws, the Holder of such Regulation S GDR Certificate acting for itself or on behalf of the Beneficial Owner or Participant, as the case may be, shall be entitled to book-entry delivery, to him or upon his order, of the amount of Regulation S Deposited Securities at the time represented by the Regulation S GDRs surrendered to the Depositary for such purpose.  Such delivery of Regulation S Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

Delivery of Regulation S Deposited Securities upon surrender of Regulation S GDRs as provided herein may also be subject to delivery to the Depositary of such written certifications and agreements as the Company and the Depositary may require.  A Regulation S GDR Certificate surrendered may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank.

No surrender of Regulation S GDR Certificates for the purpose of withdrawal of Regulation S Deposited Securities shall be accepted unless accompanied by evidence satisfactory to the Depositary that all necessary filings applicable to the Holder(s) or Beneficial Owner(s) of the Regulation S GDRs surrendered (if any) have been made and approvals have been obtained (or in each case, have been properly waived) under the laws of Russia.

Upon satisfaction of each of the conditions above specified, the Depositary (i) shall cancel the Regulation S GDRs Delivered to it (and, if applicable, the Regulation S GDR Certificates evidencing the Regulation S GDRs so Delivered), (ii) shall direct the Registrar to record the cancellation of the Regulation S GDRs so Delivered on the books maintained by the Registrar for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Regulation S Deposited Securities represented by the Regulation S GDRs so canceled together with any certificate or other document of or relating to title for the Regulation S Deposited Securities, or evidence of the book-entry transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of this Regulation S Deposit Agreement, of the Regulation S GDR Certificates evidencing the Regulation S GDRs so canceled, of the Charter, of applicable laws, and to the terms and conditions of or governing the Regulation S Deposited Securities, in each case as in effect at the time thereof.  Upon the request of the Depositary, the Company shall use its reasonable efforts to assist the Depositary in ensuring that transfer and recording of the Regulation S Deposited Securities into the name of the Holder or as directed by such Holder is effected within three (3) business days in Moscow, Russia of the Russian Share Registrar’s receipt of such documentation as may be required by applicable law and regulation and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as possible thereafter.

Notwithstanding anything else contained in any Regulation S GDR Certificate or this Regulation S Deposit Agreement to the contrary, the Depositary may make delivery at the Principal New York Office or the Principal London Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Regulation S Deposited Securities represented by the Regulation S GDRs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering Regulation S GDRs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Regulation S Deposited Securities represented by such Regulation S GDRs to the Depositary for delivery at the Principal New York Office or the Principal London Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by facsimile transmission.

If any Regulation S GDRs surrendered and the Regulation S GDR Certificates canceled represent fractional entitlements in Regulation S Deposited Securities, the Depositary shall cause the appropriate whole number of Regulation S Deposited Securities to be withdrawn and delivered in accordance with the preceding terms of this Section 2.7 and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Regulation S GDR Certificate a new Regulation S GDR Certificate evidencing Regulation S GDRs representing any remaining fractional Share or (ii) sell or cause to be sold the fractional Share represented by the Regulation S GDR Certificate surrendered and remit proceeds of such sale (net of (a) fees and charges of, and expenses incurred by, the Depositary, and (b) taxes withheld) to the person surrendering the Regulation S GDR Certificate.

SECTION 2.8         Limitations on Execution and Delivery, Transfer, Etc. of Regulation S GDR Certificates; Suspension of Delivery, Transfer, Etc.  As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender of any Regulation S GDR Certificate, the delivery of any distribution thereon or withdrawal of any Regulation S Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Regulation S GDR Certificate, the Beneficial Owner, the depositor of Shares or the presenter of written instructions to adjust the Depositary’s records (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of the fees and charges of the Depositary set forth in Exhibit B to this Regulation S Deposit Agreement; (ii) evidence reasonably satisfactory to the Depositary of compliance with (a) any laws or governmental regulations relating to Regulation S GDR Certificates or Regulation S GDRs or to the withdrawal of Regulation S Deposited Securities and (b) such reasonable procedures as the Depositary and the Company may establish consistent with the provisions of this Regulation S Deposit Agreement; (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Regulation S Deposit Agreement, including but not limited to, in the case of Regulation S GDR Certificates, a signature guarantee in accordance with industry practice; and (iv) proof of compliance with (a) any applicable notice, consent or other requirements relating to the acquisition of securities of companies organized in Russia, and (b) the provisions of the Company’s Charter in effect from time to time and resolutions and regulations of the Company’s Board of Directors adopted pursuant to such Charter.

Notwithstanding anything herein to the contrary, a Holder is entitled to withdraw Regulation S Deposited Securities represented by Regulation S GDRs (other than Regulation S GDRs issued on a provisional basis) subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges to the Depositary, and (iii) compliance with any laws or governmental regulations relating to Regulation S GDR Certificates or to the withdrawal of Regulation S Deposited Securities.

The issuance and delivery of Regulation S GDRs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or deposits of particular Shares may be suspended or withheld, or the registration of transfer of Regulation S GDR Certificates in particular instances may be refused, or the registration of transfers generally may be suspended, or the surrender of outstanding Regulation S GDR Certificates, or the receipt of written instructions from any person having a beneficial interest in any Regulation S GDR Certificate for the purpose of withdrawal of Regulation S Deposited Securities may be suspended or refused, during any period when the transfer books of the Depositary, the Company, a Registrar or the Russian Share Registrar are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Regulation S GDRs or Shares are listed, or under any provision of this Regulation S Deposit Agreement or provisions of, or governing, the Regulation S Deposited Securities, or any meeting of shareholders of the Company or for any other reason.

SECTION 2.9         Lost Regulation S GDR Certificates, Etc.  In case any Regulation S GDR Certificate shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Regulation S GDR Certificate of like tenor at the expense of the Holder (a) in the case of a mutilated Regulation S GDR Certificate, in exchange of and substitution for such mutilated Regulation S GDR Certificate upon cancellation thereof, or (b) in lieu of and in substitution for such destroyed, lost or stolen Regulation S GDR Certificate, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Regulation S GDR Certificate has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Regulation S GDR Certificate, the authenticity thereof and the Holder’s ownership thereof.

SECTION 2.10       Cancellation and Destruction of Surrendered Regulation S GDR Certificates; Maintenance of Records.  All Regulation S GDR Certificates surrendered to the Depositary shall be canceled by the Depositary.  Canceled Regulation S GDR Certificates shall not be entitled to any benefits under this Regulation S Deposit

Agreement or be valid or enforceable against the Depositary for any purpose.  The Depositary is authorized to destroy Regulation S GDR Certificates so canceled, provided the Depositary maintains a record of all destroyed Regulation S GDR Certificates.  Any Regulation S GDRs held in book-entry form shall be deemed canceled when the Depositary causes the number of Regulation S GDRs evidenced by the Master Regulation S GDR Certificate to be reduced by the number of Regulation S GDRs surrendered (without the need to physically destroy the Master Regulation S GDR Certificate).

SECTION 2.11       Partial Entitlement Regulation S GDRs.  In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit (the Shares then on deposit collectively, “Full Entitlement Shares” and the Shares with different entitlement, “Partial Entitlement Shares”), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of this Regulation S Deposit Agreement, issue Regulation S GDRs and deliver Regulation S GDR Certificates representing Partial Entitlement Shares which are separate and distinct from the Regulation S GDRs and Regulation S GDR Certificates representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) (“Partial Entitlement Regulation S GDRs/GDR Certificates” and “Full Entitlement Regulation S GDRs/GDR Certificates”, respectively).  When Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, (b) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement Regulation S GDRs/GDR Certificates, on the one hand, and (ii) the Full Entitlement Regulation S GDRs/GDR Certificates on the other, and (c) give notice thereof to the Holders of Partial Entitlement Regulation S GDRs and give Holders of Partial Entitlement Regulation S GDRs the opportunity to exchange such Partial Entitlement Regulation S GDRs for Full Entitlement Regulation S GDRs.  Holders and Beneficial Owners of Partial Entitlement Regulation S GDRs shall be entitled only to the entitlements of Partial Entitlement Shares.  Holders and Beneficial Owners of Full Entitlement Regulation S GDRs shall be entitled only to the entitlements of Full Entitlement Shares.  All provisions and conditions of this Regulation S Deposit Agreement shall apply to Partial Entitlement Regulation S GDRs/GDR Certificates to the same extent as Full Entitlement Regulation S GDRs/GDR Certificates, except as contemplated by this Section 2.11.  The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, by making the necessary notations on Regulation S GDR Certificates) to give effect to the terms of this Section 2.11.  The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon delivery to the Custodian.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS AND
BENEFICIAL OWNERS OF REGULATION S GDR(S)

SECTION 3.1         Proofs, Certificates and Other Information.  Any person presenting Shares for deposit, any Holder or any Beneficial Owner may be required and every Holder and Beneficial Owner agrees, from time to time (a) to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approvals, legal or beneficial ownership of Regulation S GDRs or Regulation S Deposited Securities, compliance with all applicable laws and the terms of this Regulation S Deposit Agreement, and the provisions of, or governing, the Regulation S Deposited Securities, and (b) to execute such certifications and to make such representations and warranties and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of all or part of any Regulation S GDR Certificate, or the distribution or sale of any dividend or distribution of rights or of the net proceeds of the sale thereof or the delivery of any Regulation S Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information is provided, in each case to the Depositary’s, the Registrar’s and the Company’s reasonable satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or Regulation S GDRs for cancellation and withdrawal.  Nothing in this Regulation S Deposit Agreement shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

The Depositary shall be entitled to provide to the Russian Federal Service or other relevant Russian state authorities of competent jurisdiction, to the extent reasonably necessary to satisfy the requirements of Russian law, information or documents (in the form of copies or originals) concerning Holders and Beneficial Owners, it being understood that the Depositary accepts no responsibility for or liability arising out of or in connection with any inaccuracies or misstatements in or misleading omissions from any information or documents furnished to it directly or indirectly by or on behalf of the Holders and Beneficial Owners.

SECTION 3.2         Liability of Holders and Beneficial Owners for Taxes and Other Charges.  If any tax or other governmental charge shall become payable with respect to any Regulation S GDR Certificates or any Regulation S Deposited Securities or Regulation S GDRs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary.  The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Regulation S Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Regulation S Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency.  The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue Regulation S GDRs, to deliver Regulation S GDR

Certificates, register the transfer, split- up or combination of Regulation S GDR Certificates and the withdrawal of Regulation S Deposited Securities until payment in full of such tax, charge, penalty or interest is received.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

SECTION 3.3         Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Shares or Regulation S GDR Certificates.  Each person depositing Shares under this Regulation S Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable, and legally obtained by such person, (ii) all pre-emptive (and similar) rights with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and has fulfilled all requirements of applicable law or regulation with respect to the Shares or the deposit thereof against the issuance of Regulation S GDRs, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit have not been stripped of any rights or entitlements and are not “restricted securities” (within the meaning of Rule 144) except, in the case of a deposit of Shares by Affiliates contemplated by the terms of Section 2.3(a)(D) hereof, and the Regulation S GDRs delivered upon issuance will not be “Restricted Securities” (within the meaning of Rule 144), (vi) such Shares are not subject to any unfulfilled requirements of applicable law or regulation, and (vii) except with respect to any deposit by an Affiliate permitted in this Regulation S Deposit Agreement, such person is not and shall not become at any time while such person holds Regulation S GDRs or any beneficial interest therein an Affiliate of the Company.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Regulation S GDRs in respect thereof and the transfer of such Regulation S GDRs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Each person depositing Shares, taking delivery of or transferring Regulation S GDRs or any beneficial interest therein, or surrendering Regulation S GDRs or any beneficial interest therein and withdrawing Shares under this Regulation S Deposit Agreement shall be deemed thereby to acknowledge that the Regulation S GDR Certificates, the Regulation S GDRs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except in accordance with the restrictions on transfer set forth in the Securities Act Legend, and such person shall be deemed thereby to represent and warrant that such deposit, transfer or surrender or withdrawal complies with the foregoing restrictions.  Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Shares or the Regulation S GDR Certificates or any beneficial interest therein.

SECTION 3.4         Compliance with Information Requests.  Notwithstanding any other provision of this Regulation S Deposit Agreement to the contrary, each Holder and Beneficial Owner agrees to comply with requests from the Company or the Depositary pursuant to

Russian law, the rules and requirements of the Russian Stock Exchanges, any other stock exchange on which the Shares or Regulation S GDRs are, or may be, registered, traded or listed, or the Charter, to provide information, inter alia, regarding (i) name, state registration details (including, with respect to legal entities only, country of registration, registration number, date of registration or formation and registered and(or) principal business address) and (with respect to individuals only) citizenship; (ii) the capacity in which such Holder or Beneficial Owner holds or owns Regulation S GDRs (and Shares, as the case may be) and (iii) the identity of any other person interested in such Regulation S GDRs, the nature of such interest and various related matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the Company may, in the Company’s sole discretion, result in the withholding of certain rights in respect of such Holder or Beneficial Owner’s Regulation S GDRs (including voting rights and certain rights as to dividends in respect of the Shares represented by such Regulation S GDRs).  The Depositary agrees to use its commercially reasonable efforts to comply with any reasonable instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

In the event that the Company determines that there has been a failure to comply with the applicable reporting requirements with respect to any Regulation S Deposited Securities and that sanctions are to be imposed against such Regulation S Deposited Securities pursuant to Russian law by a court of competent jurisdiction or the Company’s Charter, the Company shall notify the Depositary, giving details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Regulation S Deposited Securities.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

SECTION 3.5         Ownership Restrictions.  Notwithstanding any other provision in this Regulation S Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits applicable to the Shares under applicable law or the Charter.  The Company may also restrict, in such manner as it deems appropriate, transfers of the Regulation S GDRs where such transfer may result in the total number of Shares represented by the Regulation S GDRs owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits referenced in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of Regulation S GDRs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the Regulation S GDRs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Charter.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

ARTICLE IV

THE REGULATION S DEPOSITED SECURITIES

SECTION 4.1         Cash Distributions.  Whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Regulation S Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in Foreign Currency can, in the reasonable judgment of the Depositary (pursuant to Section 4.8 hereof) be converted on a practical basis into Dollars, promptly convert, or cause to be converted, in each case using the then-prevailing market exchange rate available to the Depositary, such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8 hereof) and will promptly distribute the amount thus received (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) to the Holders entitled thereto.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary for its own account.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Regulation S Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to the Holders in respect of Regulation S GDRs representing such Regulation S Deposited Securities shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

SECTION 4.2         Distributions in Shares.  If any distribution upon any Regulation S Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and, if applicable, registered in the name of the Depositary, the Custodian or any of their nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the Regulation S GDR Record Date upon the terms described in Section 4.9 hereof and shall (in any case, after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) either (i) distribute to the Holders as of the Regulation S GDR Record Date in proportion to the number of Regulation S GDRs held as of the Regulation S GDR Record Date, additional Regulation S GDRs, which represent the aggregate number of Shares received as such dividend or free distribution, subject to the other terms of this Regulation S Deposit Agreement by either (x) if Regulation S GDRs are not available in book-entry form, issuing additional Regulation S GDR Certificates for an aggregate number of Regulation S GDRs representing the number of Shares received as such dividend or free distribution, or (y) if Regulation S GDRs are available in book—entry form, reflecting on the records of the Depositary such increase in the aggregate number of Regulation S GDRs representing such Shares and give notice to Euroclear or Clearstream, as applicable, of the related increase in the number of Regulation S GDRs evidenced by the Master Regulation S GDR Certificate, or (ii) if additional Regulation S GDRs are not so distributed, each Regulation S GDR issued and outstanding after the Regulation S GDR Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Regulation S Deposited Securities represented thereby.  In lieu of delivering fractional Regulation S GDRs, the Depositary shall sell the number of Shares or Regulation S GDRs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1 hereof.  In the event that the Depositary determines that any distribution in Shares is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligation under Section 5.8 hereof, has furnished an opinion of U.S. counsel determining that the distribution to Holders of the Shares, and the Regulation S GDRs representing such Shares, must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such Shares in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) to Holders entitled thereto upon the terms described in Section 4.1 hereof.  Each Beneficial Owner of Regulation S GDRs or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer contained in the Securities Legend. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of this Regulation S Deposit Agreement.

SECTION 4.3         Elective Distributions.  Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give timely prior notice thereof to the Depositary stating whether or not it wishes such elective distribution to be made available to Holders of Regulation S GDRs.  Upon timely receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of Regulation S GDRs, the Depositary shall determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of Regulation S GDRs.  The Depositary shall make such elective distribution available to Holders only if the Depositary shall have (i) received timely prior written notice from the Company of the elective distribution, (ii) determined that such distribution is reasonably practicable, and (iii) received satisfactory documentation within the terms of Section 5.8 hereof.  If the above conditions are not satisfied or if the Company requests that such elective distribution not be made available to Holders of Regulation S GDRs, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Russia in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 hereof or (Y) additional Regulation S GDRs representing such additional Shares upon the terms described in Section 4.2 hereof.  If the above conditions are satisfied, the Depositary shall establish a Regulation S GDR Record Date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional Regulation S GDRs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1 hereof, or (Y) in Regulation S GDRs, the dividend shall be distributed upon the terms described in Section 4.2 hereof.  Nothing in this Regulation S Deposit Agreement shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than Regulation S GDRs).  There can be no assurance that Holders and Beneficial Owners generally, or any Holder or Beneficial Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of the Regulation S Deposited Securities.

SECTION 4.4         Distributions of Rights to Purchase Additional Regulation S GDRs.

(a)           Distribution to Regulation S GDR Holders.  Whenever the Company intends to distribute to the holders of Shares rights to subscribe for additional Shares, the Company shall give timely prior notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of Regulation S GDRs.  Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of Regulation S GDRs, the Depositary shall determine whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company shall have requested that such rights be made available to Holders in a timely manner, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.8 hereof, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable.  In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of Regulation S GDRs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below.  In the event all conditions set forth above are satisfied, the Depositary shall (x) establish a Regulation S GDR Record Date (upon the terms described in Section 4.9 hereof), (y) establish procedures to distribute such rights (by means of warrants or otherwise) and to enable the Holders to exercise the rights (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges), and (z) issue and deliver Regulation S GDRs upon the valid exercise of such rights.  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than Regulation S GDRs).

(b)           Sale of Rights.  If (i) the Company does not in a timely manner request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.8 hereof or determines that it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, (i) cause the proceeds of such sale, if any, to be converted into Dollars upon the terms described in Section 4.8 hereof, and (ii) distribute the proceeds of such sale (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) upon the terms set forth in Section 4.1 hereof.

(c)           Lapse of Rights.  If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) hereof or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with any sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act covering such offering is in effect.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of rights an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Regulation S GDRs shall be reduced accordingly.  In the event that the Depositary determines that any distribution of Shares or rights to subscribe therefor is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Shares or rights to subscribe therefor in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

SECTION 4.5         Distributions Other Than Cash, Shares or Rights to Purchase Shares.

(a)           Whenever the Company intends to distribute to the holders of Regulation S Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made available to Holders of Regulation S GDRs.  Upon receipt of a notice indicating that the Company wishes such distribution to be made available to Holders of Regulation S GDRs, the Depositary shall determine whether such distribution is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.8 hereof, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

(b)           Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of Regulation S GDRs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record as of the Regulation S GDR Record Date, in proportion to the number of Regulation S GDRs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges).  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any such fees, charges and expenses of the Depositary and taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.  Each Beneficial Owner of Regulation S GDRs or Shares shall be deemed to have acknowledged that the property so distributed has not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer contained in the Securities Legend.

(c)           If (i) the Company does not request the Depositary to make such distribution to the Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.8 hereof, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) to the Holders as of the Regulation S GDR Record Date upon the terms of Section 4.1 hereof.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

SECTION 4.6         Intentionally Omitted.

SECTION 4.7         Redemption.  If the Company intends to exercise any right of redemption in respect of any of the Regulation S Deposited Securities, the Company shall give timely prior notice thereof to the Depositary which notice shall set forth the particulars of the proposed redemption.  Upon receipt of such (i) notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.8 hereof, and only if the Depositary shall have received timely prior written notice from the Company of its intent to exercise its redemption right and determined that such proposed redemption is practicable, the Depositary shall send to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary.  The Depositary shall instruct the Custodian to present to the Company the Regulation S Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price.  Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges), retire Regulation S GDRs and cancel Regulation S GDR Certificates upon delivery of such Regulation S GDRs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 hereof.  If less than all outstanding Regulation S Deposited Securities are redeemed, the Regulation S GDRs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary.  The redemption price per Regulation S GDR shall be the per share amount received by the Depositary upon the redemption of the Regulation S

Deposited Securities represented by Regulation S GDRs (subject to the terms of Section 4.8 hereof, and after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) multiplied by the number of Regulation S Deposited Securities represented by each Regulation S GDR redeemed.

SECTION 4.8         Conversion of Foreign Currency.  Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the reasonable judgment of the Depositary can at such time be converted on a practicable basis into Dollars transferable to the U.S. and distributable to Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, in each case using the then-prevailing market exchange rate available to the Depositary, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements) in accordance with the terms of the applicable sections of this Regulation S Deposit Agreement.  If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon.  Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable.  In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its reasonable judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer or distribution is denied or, in the reasonable opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable, and (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same.

SECTION 4.9         Fixing of Regulation S GDR Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Regulation S Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each Regulation S GDR, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Regulation S Deposited Securities, or whenever the Depositary finds it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the “Regulation S GDR Record Date”) for the determination of the Holders of Regulation S GDRs who shall be entitled to receive such dividend or distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each Regulation S GDR hereof or for the determination of responsibility for the fee assessed by the Depositary for inspection of the Share Register maintained by the Russian Share Registrar. The Depositary shall make reasonable efforts to establish the Regulation S GDR Record Date on the same date as (or, if that is not reasonably practicable, then as closely as possible to) the applicable record date for the Regulation S Deposited Securities (if any) set by the Company in Russia. In addition, the Company shall give the Depositary at least five (5) days prior written notice of any meeting of the board of directors of the Company that is to consider the recommendation of dividends or other distributions to be voted upon by a shareholders’ meeting, in which case the Depositary may elect to exercise its discretion under Section 2.8 hereof and suspend the delivery and registration of transfers of Regulation S GDRs, and the Depositary shall fix a Regulation S GDR Record Date for the determination of the Holders who shall be solely entitled to receive such dividend or other distribution (if it is approved by the shareholders’ meeting). The Company shall not fix a record date with respect to the payment of dividends or other distributions that is prior to the date the Company has delivered to the Depositary such notice of the meeting of the board of directors. Subject to applicable law and the provisions of Sections 4.1 through 4.8 hereof and to the other terms and conditions of this Regulation S Deposit Agreement, only the Holders of Regulation S GDRs at the close of business in New York on such Regulation S GDR Record Date shall be entitled to receive such dividend or other distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

SECTION 4.10       Voting of Regulation S Deposited Securities.  As soon as practicable after receipt from the Company of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Regulation S Deposited Securities, the Depositary shall fix the Regulation S GDR Record Date in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been timely received by the Depositary prior to the date of such vote or meeting) and at the Company’s expense and provided no U.S. legal prohibitions, English legal prohibitions (including, without limitation, the listing rules and prospectus rules of the UK Financial Services Authority and the admission and disclosure standards of the London Stock Exchange) or Russian legal prohibitions (including without limitation the rules of Russian Stock Exchanges on which the Shares are listed) against such action exist, distribute to Holders as of the Regulation S GDR Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business in New York on the Regulation S GDR Record Date will be entitled, subject to any applicable law, the provisions of this Regulation S Deposit Agreement, the Charter and the provisions of or governing the Regulation S Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Regulation S Deposited Securities represented by such Holder’s Regulation S

GDRs, and (c) a brief statement as to the manner in which such voting instructions may be given. Voting instructions may be given only in respect of a number of Regulation S GDRs representing an integral number of Shares or other Regulation S Deposited Securities. Upon the timely receipt from a Holder of Regulation S GDRs as of the Regulation S GDR Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of this Regulation S Deposit Agreement, the Charter and the provisions of the Regulation S Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Regulation S Deposited Securities (in person or by proxy) represented by such Holder’s of Regulation S GDRs in accordance with such instructions.

Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting, vote any number of Shares other than an integral number thereof or vote Shares in a manner that would be inconsistent with any applicable law, and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote, the Shares or other Regulation S Deposited Securities represented by Regulation S GDRs except pursuant to and in accordance with instructions from Holders.  If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Regulation S Deposited Securities represented by such Holder’s Regulation S GDRs, the Depositary will deem such Holder to have instructed the Depositary not to vote the Regulation S Deposited Securities with respect to the items for which the Holder has failed to specify the manner in which the Depositary is to vote.  Regulation S Deposited Securities represented by Regulation S GDRs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.  The Company agrees to provide timely notice to the Depositary which will enable the timely notification of Holders as to any change in its Charter resulting in limitations on the ability of the Depositary to vote a particular Regulation S GDR according to the voting instructions received in regard to such Regulation S GDR.

Notwithstanding anything else contained in this Regulation S Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Regulation S Deposited Securities if the taking of such action would violate U.S. legal prohibitions, English legal prohibitions (including, without limitation, the listing rules and prospectus rules of the UK Financial Services Authority and the admission and disclosure standards of the London Stock Exchange) or Russian legal prohibitions (including without limitation the rules of Russian Stock Exchanges on which the Shares are listed).  The Company agrees that it shall not establish internal procedures that would prevent the Depositary from complying with, or that are inconsistent with, the terms and conditions of this Section 4.10.

SECTION 4.11       Changes Affecting Regulation S Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Regulation S Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, such Regulation S Deposited Securities shall, to the extent permitted by law, be treated as new Regulation S Deposited Securities under this Regulation S Deposit Agreement, and the Regulation S GDR Certificates shall, subject to the terms of this Regulation S Deposit Agreement and applicable law, evidence Regulation S GDRs representing the right to receive such replacement securities.  The Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of this Regulation S Deposit Agreement and receipt of an opinion of counsel reasonably satisfactory to the Depositary and paid for by the Company that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Regulation S GDR Certificates or make appropriate adjustments in its records, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Regulation S GDR Certificates to be exchanged for new Regulation S GDR Certificates, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Regulation S GDR Certificate contained in Exhibit A hereto, specifically describing such new Regulation S Deposited Securities or corporate change.

Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary and paid for by the Company that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received pursuant to Section 4.1 hereof. The Depositary shall not be responsible for (i) any failure to determine that it is lawful or practicable to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

SECTION 4.12       Transmittal by the Depositary of Company Notices, Reports and Communications.  The Depositary shall make available for inspection during business hours by Holders at its Principal New York Office and Principal London Office copies of this Regulation S Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian, or the nominee of either of them, as the holder of the Regulation S Deposited Securities, and (b) made generally available to the holders of such Regulation S Deposited Securities by the Company. The Depositary shall also distribute to Holders, at the Company’s request and expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.7 hereof.

SECTION 4.13       Taxation.  The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably and timely request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. Neither the Depositary, nor the Custodian nor the Company or its agents shall have any obligation to take any action to file any reports to reduce or eliminate applicable taxes on dividends or other distributions in respect of Regulation S Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the Regulation S GDRs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Foreign Personal Holding Company,” or as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder) or otherwise.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1         Maintenance of Depositary’s Office and Register.  Until the termination of this Regulation S Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, as well as in London, England, facilities for the execution and delivery, registration, registration of transfers and surrender of Regulation S GDR Certificates in accordance with the provisions of this Regulation S Deposit Agreement.

The Depositary shall keep books, if the book-entry settlement system is available for Regulation S GDRs, at its Principal New York Office and if the book-entry settlement system is not available for Regulation S GDRs, in its Principal New York Office and Principal London Office for the registration of Regulation S GDR Certificates and transfers of Regulation S GDR Certificates, which office or offices, as the case may be, shall be open at all reasonable times for inspection by Holders and by the Company, provided that such transfers shall only be effected by the Registrar, and provided further that such inspection shall not, to the Depositary’s knowledge, be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Regulation S Deposit Agreement, the Regulation S GDRs or the Regulation S GDR Certificates.

The Depositary may close the transfer books with respect to Regulation S GDR Certificates, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable request of the Company.

If the Regulation S GDRs are listed on one or more stock exchanges or automated quotation systems in the U.S., the Depositary shall act as Registrar or appoint a Registrar or one or more co—registrars for registration of Regulation S GDR Certificates and transfers, combinations and split—ups, and to countersign such Regulation S GDR Certificates in accordance with any requirements of such exchanges or systems.  Such Registrar or co—registrars may be removed and successors may be appointed by the Depositary.

The Depositary may appoint one or more co—transfer agents for the purpose of effecting transfers, combinations and split—ups of Regulation S GDR Certificates at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed and substitutes may be appointed by the Depositary.

SECTION 5.2         Exoneration.  Neither the Depositary nor the Company nor any of their respective Affiliates, nor any of the officers, directors, employees, agents or advisors of any of the foregoing, shall be obligated to do or perform any act which is inconsistent with the provisions of this Regulation S Deposit Agreement or incur any liability (i) if and to the extent that the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Regulation S Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, England, Russia or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Charter or any provision of or governing any Regulation S Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Regulation S Deposit Agreement or in the Charter or provisions of or governing Regulation S Deposited Securities, (iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, provided, however, that advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Shares but is not, under the terms of this Regulation S Deposit Agreement, made available to Holders of Regulation S GDRs, or (v) for any indirect, special, consequential or punitive damages for any breach of the terms of this Regulation S Deposit Agreement. The Depositary and the Custodian disclaim any liability with respect to Russia’s system of share registration and custody, including any liability in respect of the unavailability of Regulation S Deposited Securities (or any distribution in respect thereof). The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

No disclaimer of liability under the Securities Act is intended by any provision of this Regulation S Deposit Agreement.

SECTION 5.3         Standard of Care.  Notwithstanding anything contained herein to the contrary, the Company and the Depositary assume no obligation and shall not be subject to any liability under this Regulation S Deposit Agreement or any Regulation S GDR Certificates to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in this Regulation S Deposit Agreement or the applicable Regulation S GDR Certificates without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Regulation S Deposited Securities or in respect of the Regulation S GDR Certificates, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Regulation S Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is without negligence and in good faith and in accordance with the terms of this Regulation S Deposit Agreement.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Regulation S Deposited Securities, for the validity or worth of the Regulation S Deposited Securities, for the credit-worthiness of any third party, or for any tax consequences that may result from the ownership of Regulation S GDRs, Shares or Regulation S Deposited Securities, for allowing any rights to lapse upon the terms of this Regulation S Deposit Agreement or for the failure or timeliness of any notice from the Company.

SECTION 5.4         Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to take effect upon the earlier to occur of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof) or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of removal delivered to the Depositary, which notice of removal shall be effective upon the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary.  Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.5 and 5.9 hereof).  The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.5 and 5.9 hereof), (ii) duly assign, transfer and deliver all right, title and interest in the Regulation S Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Regulation S GDR Certificates and such other information relating to Regulation S GDR Certificates and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be considered a successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5         Fees and Charges of Depositary.  The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering Regulation S GDRs for cancellation and withdrawal of Regulation S Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1 hereof. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree to in writing from time to time.  Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three (3) months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Regulation S Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section

5.4 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 5.6         The Custodian.  The Depositary has initially appointed Deutsche Bank Ltd., as custodian of the Depositary for the purpose of this Regulation S Deposit Agreement. The Depositary may appoint one or more additional or substitute Custodians hereunder. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares for which the Custodian acts as custodian and shall be responsible solely to it. If the Custodian resigns or is discharged from its duties hereunder with respect to any Regulation S Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian that is authorized to act as custodian under the laws of Russia. The Depositary shall require such resigning or discharged Custodian to deliver all Regulation S Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Regulation S Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Regulation S Deposited Securities, or discharge the Custodian with respect to any Regulation S Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Regulation S Deposited Securities. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Regulation S GDR Certificates, each other Custodian and the Company.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Regulation S Deposited Securities without any further act or writing, and shall be subject to the direction of the successor depositary.  The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

SECTION 5.7         Notices and Reports.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of any Shares or other Regulation S Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distribution or offering of any rights in respect of the Shares and the Regulation S Deposited Securities, the Company shall transmit to the Depositary and to the Custodian a copy of the notice thereof in the English language, but otherwise in the form given or to be given to holders of Shares or other Regulation S Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Charter that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

In addition, the Company will transmit to the Depositary English-language versions of the other notices, reports and communications which are generally made available by the Company to holders of Shares or other Regulation S Deposited Securities.  The Depositary shall arrange, at the request of the Company and at the Company’s expense, for the mailing of copies thereof to all Holders on a basis similar to that for holders of Shares or other

Regulation S Deposited Securities or on such other basis as the Company may advise the Depositary.

SECTION 5.8         Issuance of Additional Shares, Etc.  The Company agrees that in the event it or any of its Affiliates proposes (i) a distribution of additional Shares or property pursuant to Sections 4.2 or 4.5 hereof, (ii) an offering of rights to subscribe for Shares or a sale thereof pursuant to Section 4.4 hereof, (iii) an issuance of securities convertible or exchangeable into Regulation S GDRs, (iv) an issuance of rights to subscribe for securities convertible or exchangeable into Regulation S GDRs, (v) an elective dividend of cash or Shares pursuant to Section 4.3 hereof, (vi) a redemption of Regulation S Deposited Securities pursuant to Section 4.7 hereof, or (vii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Regulation S Deposited Securities, it will obtain legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Securities Exchange Act or the securities laws of the States of the United States). In support of the foregoing and at the reasonable request of the Depositary, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act, (b) an opinion of Russian counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Russia and (2) all requisite regulatory consents and approvals have been obtained in Russia, and (c) an opinion of English counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of England and (2) all requisite regulatory consents and approvals have been obtained in England. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. Notwithstanding anything else contained in this Regulation S Deposit Agreement, nothing in this Regulation S Deposit Agreement shall be deemed to obligate the Company to file a registration statement in respect of any proposed transaction. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Regulation S Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. If, being advised by counsel, the Company determines that a transaction, when applied in respect of Holders and Beneficial Owners of Regulation S GDRs, would violate the laws or regulations of England or Russia, or that all requisite regulatory approvals have not been obtained in England and Russia, the Company will either (i) alter the terms of the transaction to ensure compliance with all applicable English and Russian laws, or (ii) direct the Depositary to take specific measures, in each case as contemplated in this Regulation S Deposit Agreement, to prevent such transaction from violating any applicable English or Russian law.

The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Regulation S Deposited Securities,

either upon original issuance or upon a sale of Shares or other Regulation S Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from the registration requirements of the Securities Act and, if applicable, the Securities Exchange Act or have been registered under the Securities Act and, if applicable, the Securities Exchange Act (and such registration statement has been declared effective).

SECTION 5.9         Indemnification.  The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or (if and only if the Custodian is a branch or subsidiary of Deutsche Bank AG at the time of such act or omission) the Custodian, under the terms hereof due to the negligence or bad faith of the Depositary or (if and only if the Custodian is a branch or subsidiary of Deutsche Bank AG at the time of such act or omission) the Custodian. If at any time after the date hereof the Custodian is not a branch or subsidiary of Deutsche Bank AG, the Depositary shall enter into a written custody agreement with such Custodian setting forth, inter alia, the standards of liability of, and indemnification by, such Custodian for any loss, liability, tax, charge or expense of any kind whatsoever arising out of acts to be performed or omitted by the Custodian, provided that such custody agreement shall be in customary form and the Depositary shall use reasonable efforts to require the Custodian to make the Company a third party beneficiary of such custody agreement.

The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of any issuance, offer or sale of Regulation S GDR Certificates, Regulation S GDRs, the Shares or other Regulation S Deposited Securities, as the case may be, (b) out of any offering documents in respect thereof, except to the extent contained under the caption “Information Relating to the Depositary” pursuant to UK Listing Authority Prospectus Rules, Annex X, item 26, or (c) out of acts performed or omitted in accordance with the provisions of this Regulation S Deposit Agreement, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Regulation S Deposit Agreement, the Regulation S GDR Certificates, the Regulation S GDRs, the Shares or any Regulation S Deposited Securities, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates, or (d) out of the unavailability of Regulation S Deposited Securities or the failure to make any distribution which would be covered by Article IV hereof with respect thereto as a result of (i) any act or failure to act of the Company or its agents, the Russian Share Registrar (other than such act or failure to act on the part of the Russian Share Registrar arising in connection with any act or failure to act of the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates), or their respective directors, employees, agents or Affiliates, (ii) any provision of any present or future Charter or any other instrument of the Company governing Regulation S

Deposited Securities or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

The obligations set forth in this Section shall survive the termination of this Regulation S Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

SECTION 5.10       Pre-Release Transactions.  Subject to the further terms and provisions of this Section 5.10, the Depositary, its agents and Affiliates may own and deal in any class of securities of the Company and its Affiliates and in Regulation S GDRs. In its capacity as Depositary, the Depositary shall not lend Shares or Regulation S GDRs; provided, however, that the Depositary may (i) issue Regulation S GDRs prior to evidence of the receipt of Shares pursuant to Section 2.3 hereof (including extracts from the Share Register) and (ii) deliver Shares prior to the receipt and cancellation of Regulation S GDRs pursuant to Section 2.7 hereof, including Regulation S GDRs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”). The Depositary may receive Regulation S GDRs in lieu of Shares under (i) above and receive Shares in lieu of Regulation S GDRs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom Regulation S GDRs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Regulation S GDRs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Regulation S GDRs in its records and to hold such Shares or Regulation S GDRs in trust for the Depositary until such Shares or Regulation S GDRs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Regulation S GDRs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Regulation S GDRs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Regulation S GDRs outstanding (without giving effect to Regulation S GDRs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Regulation S GDRs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).  Prior to the Effective Time, the Depositary may require that the person to whom any Pre-Release Transaction is to be made pursuant to this Section 5.10 deliver to the Depositary a duly completed and executed certificate and agreement in substantially the form attached hereto as Exhibit D-1.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1         Amendment/Supplement.  Subject to the terms and conditions of this Section 6.1 and applicable law, the Regulation S GDR Certificates outstanding at any time, the provisions of this Regulation S Deposit Agreement and the form of Regulation S GDR Certificate attached hereto may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations and taxes and other governmental charges, delivery expenses and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Regulation S GDRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding Regulation S GDRs. The parties hereto agree that substantial rights of Holders and Beneficial Owners shall not be deemed materially prejudiced by any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the Regulation S GDRs to be registered on Form F-6 under the Securities Act or (b) the Regulation S GDRs or Shares to be settled solely in electronic book-entry form and (ii) do not, in either such case, impose or increase any fees or charges to be borne by Holders. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such Regulation S GDRs or any beneficial interest therein to consent and agree to such amendment or supplement and to be bound by the terms of this Regulation S Deposit Agreement and the Regulation S GDR Certificates as amended and supplemented thereby.

In no event shall any amendment or supplement impair the right of the Holder to surrender such Regulation S GDR Certificate and receive therefor the Regulation S Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of this Regulation S Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Regulation S Deposit Agreement and the Regulation S GDR Certificates, at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to this Regulation S Deposit Agreement and the Regulation S GDR Certificates in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.2         Termination.  The Depositary shall, at any time at the written direction of the Company, terminate this Regulation S Deposit Agreement by providing notice of such termination to the Holders of all Regulation S GDR Certificates then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 hereof, the Depositary may terminate this Regulation S Deposit Agreement by providing notice of termination to the Holders of all Regulation S GDR Certificates then outstanding at least thirty (30) days prior to the date fixed for such termination.

On and after the date of termination of this Regulation S Deposit Agreement, the Holder of a Regulation S GDR Certificate will, upon surrender of such Regulation S GDR Certificate at the Principal New York Office or the Principal London Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Regulation S GDR Certificates referred to in Section 5.5 hereof and Exhibit B hereto and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the Regulation S Deposited Securities represented by such Regulation S GDR Certificate.  If any Regulation S GDR Certificates shall remain outstanding after the date of termination of this Regulation S Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Regulation S GDR Certificates, and the Depositary shall suspend the distribution of dividends and the making of any other distributions to the Holders thereof, and shall not give any further notices or perform any further acts under this Regulation S Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Regulation S Deposited Securities, shall sell rights as provided in this Regulation S Deposit Agreement, and shall continue to deliver Regulation S Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7 hereof, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Regulation S GDR Certificates surrendered to the Depositary (after deducting or charging, as the case may be, in each case, the charges of the Depositary for the surrender of Regulation S GDR Certificates and the withdrawal of Regulation S Deposited Securities, any expenses for the account of the Holder in accordance with the terms and conditions of this Regulation S Deposit Agreement and any applicable taxes or governmental charges or assessments).  At any time after the expiration of six (6) months from the date of termination of this Regulation S Deposit Agreement, the Depositary may sell the Regulation S Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest, for the pro rata benefit of the Holders of Regulation S GDR Certificates whose Regulation S GDR Certificates have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under this Regulation S Deposit Agreement with respect to the Regulation S GDR Certificates, the Regulation S GDRs and the Regulation S Deposited Securities, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Regulation S GDR Certificate any expenses for the account of the Holder in accordance with the terms and conditions of this Regulation S Deposit Agreement and any applicable taxes or governmental charges or assessments).  Upon the termination of this Regulation S

Deposit Agreement, the Company shall be discharged from all obligations under this Regulation S Deposit Agreement except for its obligations to the Depositary under Sections 5.5, 5.9, 7.6 and 7.12 hereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1         Counterparts.  This Regulation S Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of this Regulation S Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

SECTION 7.2         No Third Party Beneficiaries.  This Regulation S Deposit Agreement is for the exclusive benefit of the parties hereto (and their respective successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Regulation S Deposit Agreement (including in Section 4.14 hereof with respect to the right to receive upon request certain information with respect to the Company). Nothing in this Regulation S Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Regulation S Deposit Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

SECTION 7.3         Severability.  In case any one or more of the provisions contained in this Regulation S Deposit Agreement or in the Regulation S GDR Certificates should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4         Holders and Beneficial Owners as Parties; Binding Effect.  The Holders and Beneficial Owners from time to time of Regulation S GDRs shall be parties to this Regulation S Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Regulation S GDR Certificates by acceptance thereof or any beneficial interest therein.

SECTION 7.5         Notices.  Any and all notices to the Company shall be deemed received by the Company if personally delivered or sent by mail, air courier, or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to JSC Sitronics, 39/5 3rd Tverskaya-Yamskaya St., Building 1, Moscow 125047, Russia, attention: Dmitry Ivanov, telephone number: +7 (495) 225-0030, facsimile number: +7 (495) 225-0036 or to any other address which the Company may specify in writing to the Depositary in the manner set out in this Section 7.5.

Any and all notices to the Depositary shall be deemed received by the Depositary if personally delivered or sent by mail, air courier, facsimile transmission or electronic messaging, confirmed by letter personally delivered or sent by mail or air courier, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street New York, New York 10005, United States, Attention:  Depositary Receipts Department, telephone number: +1(212) 250-1905, facsimile number: +1(732) 544-6346, e-mail: adr@db.com, or to any other address which the Depositary may specify in writing to the Company in the manner set out in this Section 7.5.

Any and all notices to be given to any Holder shall be deemed to have been duly given to the Holder if (a) personally delivered or sent by mail, air courier or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of this Regulation S Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose.  Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Regulation S Deposit Agreement.  Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of Regulation S GDRs held by such other Holders.

Delivery of a notice to the Company or the Depositary shall be deemed to be effective when actually received, including by facsimile transmission.  Delivery of a notice to Holders sent by mail, air courier or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder.

The Depositary or the Company may, however, act upon any facsimile transmission received by it from any Holder, the Custodian, the Depositary or the Company, notwithstanding that such facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

SECTION 7.6         Governing Law and Jurisdiction.  This Regulation S Deposit Agreement and the Regulation S GDRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.

Notwithstanding anything contained in this Regulation S Deposit Agreement, any Regulation S GDR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Regulation S Deposited Securities and the obligations and duties of the Company in respect of the Holders of Shares and other Regulation S Deposited Securities, as such, shall be governed by the laws of Russia (or, if applicable, such other laws as may govern the Regulation S Deposited Securities).

Notwithstanding the terms of Section 7.12 hereof, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner or any regulatory authority brings a suit, action or proceeding in respect of the Regulation S GDRs, this Regulation S Deposit Agreement or any transaction contemplated herein, against (a) the Company, (b) the Depositary, in its capacity as Depositary under this Regulation S Deposit Agreement, or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States or any court in England, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States or the court in England (as the case may be) in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.  Nothing contained in this paragraph shall constitute a waiver by either the Depositary or the Company of any defenses available to the Depositary or the Company in respect of any such claim made in any such court, including without limitation, the defense that all actions against the Depositary and the Company shall be arbitrated in accordance with Section 7.12 hereof.

The Company hereby irrevocably designates, appoints and empowers Law Debenture Corporate Services Inc. (the “Agent”) now at 767 Third Avenue, 31st Floor, New York, NY 10017, United States of America, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail by the Depositary of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company by the Depositary in any  U.S. federal or state court as described in the preceding paragraph of this Section 7.6.  The Company agrees to deliver, upon the Initial Deposit, a written acceptance by such Agent of its appointment.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary.  The Company further hereby irrevocably consents and agrees to the service by the Depositary of any and all legal process, summons, notices and documents in any suit, action or proceeding by the Depositary against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any Regulation S GDRs remain outstanding or this Regulation S Deposit Agreement remains in force.  The Company further agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

EACH PARTY TO THIS REGULATION S DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REGULATION S DEPOSIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTIONS, SUITS OR PROCEEDINGS BROUGHT IN ANY ARBITRATION OR COURT AS PROVIDED IN THIS SECTION 7.6 OR IN SECTION 7.12 HEREOF, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ARBITRATION OR COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH ARBITRATION OR COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding brought by (i) the Depositary in any court specifically consented to herein or (ii) by any party hereto in any arbitration tribunal specifically consented to herein (each as to such designated parties, a “Consented Tribunal”), from setoff or counterclaim brought in any Consented Tribunal, from the jurisdiction of any Consented Tribunal, from service of process in respect of a claim brought in a Consented Tribunal, from attachment upon or prior to a judgment issued by a Consented Tribunal, from attachment in aid of execution of a judgment issued by a Consented Tribunal, from execution of a judgment issued by a Consented Tribunal, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment issued by a Consented Tribunal, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this Regulation S Deposit Agreement, any Regulation S GDR or the Regulation S Deposited Securities.

No disclaimer of liability under the Securities Act is intended by any provision of this Regulation S Deposit Agreement.  The provisions of this Section 7.6 shall survive any termination of this Regulation S Deposit Agreement, in whole or in part.

SECTION 7.7         Assignment.  Subject to the provisions of Section 5.4 hereof, this Regulation S Deposit Agreement may not be assigned by either the Company or the Depositary.

SECTION 7.8         Intentionally Omitted.

SECTION 7.9         Titles.  All references in this Regulation S Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Regulation S Deposit Agreement unless expressly provided otherwise. The words “this Regulation S Deposit Agreement”, “herein”, “hereof,” “hereby”, “hereunder”, and words of similar import refer to this Regulation S

Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of Regulation S GDRs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this Regulation S Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Regulation S Deposit Agreement.

SECTION 7.10       Language.  Although this Regulation S Deposit Agreement may be translated into the Russian language, the Russian version of this Regulation S Deposit Agreement is for informational purposes only. In the event of any discrepancies between the English and the Russian versions of this Regulation S Deposit Agreement or any dispute regarding the interpretation of any provision in the English or Russian versions of this Regulation S Deposit Agreement, the English version of this Regulation S Deposit Agreement shall prevail and questions of interpretation shall be addressed solely in the English language.

SECTION 7.11       Registration of Shares; Russian Share Register.

(a)           The Company agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue the appointment of OJSC Reestr as its Russian Share Registrar, in full force and effect for so long as any Regulation S GDRs remain outstanding hereunder or this Regulation S Deposit Agreement remains in force.

The Company agrees that it shall, at any time and from time to time:  (i) take any and all action reasonably necessary to ensure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Regulation S Deposited Securities; (ii) provide or use its reasonable efforts to cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register during ordinary business hours in Moscow, Russia, in such manner and upon such terms and conditions as the Depositary, in its reasonable discretion, may deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) reconcile the number of Regulation S Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Regulation S Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicate extract from the Share Register duly certified by the Russian Share Registrar (or some other evidence of verification which the Depositary, in its reasonable discretion, deems sufficient); (iii) use its reasonable efforts to cause the Russian Share Registrar promptly (and, in any event, within three (3) business days in Moscow, Russia, of the Russian Share Registrar’s receipt of such documentation as may be required by applicable law and regulation and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as practicable thereafter) to effect the re-registration of ownership of Regulation S Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or other Regulation S Deposited Securities under this Regulation S Deposit Agreement; (iv) permit and use its reasonable efforts to cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Regulation S Deposited Securities held hereunder in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of Russia); and (v) use its reasonable efforts to cause the Russian Share Registrar promptly to notify the Depositary in writing at any time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder’s interest in the Shares and such shareholder alleges to the Company or the Russian Share Registrar or publicly that such elimination or alternation is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of this Regulation S Deposit Agreement relating to it (including, without limitation, this Section 7.11); (C) refuses to re-register shares in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such material is unlawful; (D) holds Shares of the Company for its own account; or (E) has materially breached the provisions of this Regulation S Deposit Agreement relating to it (including, without limitation, this Section 7.11) and has failed to cure such breach within a reasonable time.

(b)           In connection with this Regulation S Deposit Agreement, the Company agrees that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar (other than such act or failure to act on the part of the Russian Share Registrar arising in connection with any act or failure to act of the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates) and that the Company shall be solely liable for the unavailability of Regulation S Deposited Securities or for the failure of the Depositary to make any distribution of cash or other distributions with respect thereto as a result of any one or more of the following: (i) any act or failure to act of the Company or its agents, the Russian Share Registrar (other than such act or failure to act on the part of the Russian Share Registrar arising in connection with any act or failure to act of the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates), or their respective directors, employees, agents or Affiliates, (ii) any provision of any present or future Charter or any other instrument of the Company governing the Regulation S Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company or any offering or distribution thereof.

(c)           The Depositary agrees for the benefit of Holders and Beneficial Owners that the Depositary or the Custodian shall reconcile regularly (and in any event not less than monthly) the number of Regulation S Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Regulation S Deposit Agreement.  The Company and the Depositary agree that, for the purposes of the rights and obligations under this Regulation S Deposit Agreement of the parties hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Regulation S Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Regulation S Deposit Agreement; provided, however, that the Depositary agrees that it shall, and shall cause the Custodian to, at any time and from time to time take any and all action necessary to ensure the accuracy and completeness of all information set forth in the records of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to this Regulation S Deposit Agreement with respect to Shares or other Regulation S Deposited Securities registered in the name of any of them.  The Depositary agrees that it will instruct the Custodian to maintain custody of all duplicate share extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents.  In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if the Depositary has knowledge of such discrepancy, the Depositary shall notify the Company promptly.  In event of discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company agrees that (whether or not it has received any notification from the Depositary) it will (i) use its reasonable efforts to cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so reconcile such records, and the number of Shares reflected in the records of the Russian Share Registrar differs by more than one-half of one percent from the number of Shares reflected in the records of the Depositary or the Custodian, promptly instruct the Depositary to notify the Holders of the existence of such discrepancy.  Upon receipt of the Company’s instruction to notify the Holders of such discrepancy, the Depositary shall give such notification promptly to the Holders pursuant to Section 7.5 hereof (it being understood that the Depositary at any time may give such notification to the Holders, whether or not it has received instructions from the Company) and shall promptly cease issuing Regulation S GDRs until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.

(d)           Notwithstanding anything herein to the contrary the provisions of this Section 7.11 shall survive any termination of this Regulation S Deposit Agreement, in whole or in part.

SECTION 7.12       Arbitration; Settlement of Disputes.  Any dispute, controversy or cause of action brought by any party hereto (including, for the avoidance of doubt, any former and current Holders and Beneficial Owners of Regulation S GDRs evidenced by Regulation S GDR Certificates issued hereunder) against the Company and/or the Depositary arising out of or relating to the Shares or other Regulation S Deposited Securities, the Regulation S GDRs or this Regulation S Deposit Agreement, or any transaction contemplated therein, or the breach hereof or thereof, including without limitation any question regarding existence, validity or termination, and any counterclaims that may be related thereto, shall be referred to, and finally resolved by, binding arbitration in accordance with the rules of the London Court of International Arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction, provided, that, as contemplated by Section 7.6 hereof, in the event of any third party litigation to which (x) the Depositary is a party and to which the Company may be properly joined, the Company may be so joined by the Depositary in any court in which such litigation is pending, and (y) to which the Company is a party and to which the Depositary may be properly joined, the Depositary may be so joined by the Company in any court in which such litigation is pending. Notwithstanding anything contained in this Regulation S Deposit Agreement to the contrary, the parties hereto agree that the High Court of Justice in England shall have jurisdiction to hear and determine proceedings related to the enforcement of this arbitration provision and any arbitration award by the arbitrators contemplated in this Section 7.12, and, for such purposes, each party hereto irrevocably submits to the non-exclusive jurisdiction of such courts.

Each of the parties hereto agrees not to challenge the terms and enforceability of this arbitration clause, including, but not limited to, any challenge based on lack of mutuality, and each such party hereby irrevocably waives any such challenge.

The arbitration may be commenced by service of a written request for arbitration in accordance with the rules of the London Court of International Arbitration together with a Statement of Case (as defined therein) setting out in detail the facts and any contentions of law on which the party relies, and the relief claimed against the respondent (with copies of such documents delivered to the Company and the Depositary, as provided for in Section 7.5 hereof, and the London Court of International Arbitration and all the parties to such arbitration).  Any response served by the Company or the Depositary under the London Court of International Arbitration Rules shall set out in detail the facts and any contentions of law on which the Company or the Depositary relies.

The place of the arbitration shall be London, England and the language of the arbitration shall be English.

The number of arbitrators shall be three, each of whom shall be neutral and disinterested in such dispute, controversy or cause of action, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions.

In the absence of agreement between the parties as to the appointment of arbitrators, the arbitrators shall be appointed by the London Court of International Arbitration from a list prepared by the London Court of International Arbitration containing not less than seven (7) potential arbitrators, the individuals in such list having been ranked by the parties in order of their preference with each party having the right to reject on a peremptory basis two proposed selections in the list.  If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which sides shall have the right to rank lists of arbitrators and exercise peremptory rejections as if there were only two parties to such dispute, controversy or cause of action.  If such alignment and appointment shall not have occurred within thirty (30) calendar days after the initiating party serves the arbitration request, the London Court of International Arbitration shall determine the alignment of the parties for purposes of appointment of the arbitrators.  The parties may nominate, and the London Court of International Arbitration may appoint, from among the nationals of any country, whether or not a party is a national of that country.

The arbitrators shall decide the dispute by applying the applicable law as would a United States District Court sitting in the case, whether under either its diversity or federal question jurisdiction.  The arbitrators shall have no power or authority to award damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Regulation S Deposit Agreement; provided that nothing in this sentence shall be construed to authorize any party to seek in any court any damages that the arbitrators are not empowered to award hereunder.

The arbitrators’ award shall be final and binding upon the parties and their respective successors, heirs, executors and assigns.

The provisions of this Section 7.12 shall survive any termination of this Regulation S Deposit Agreement, in whole or in part.

SECTION 7.13       Effectiveness.  This Regulation S Deposit Agreement shall become effective upon (i) the receipt by the Depositary from the Company of a Ratio

Designation Notice and (ii) the execution of the underwriting agreement in connection with the Initial Offering, and delivery of a copy thereof by the Company to the Depositary.

IN WITNESS WHEREOF, JSC SITRONICS and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Regulation S Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of Regulation S GDRs evidenced by Regulation S GDR Certificates issued in accordance with the terms hereof.

JSC SITRONICS

By:	/s/ Evgeni Utkin
Name: Evgeni Utkin
Title:President

By:	/s/ Dmitry Kudryashov
Name: Dmitry Kudryashov
Title:Chief Accountant

DEUTSCHE BANK TRUST COMPANY AMERICAS as Depositary

By:	/s/ Tom Murphy
Name: Tom Murphy
Title:Vice-President

By:	/s/ Jeff Margolick
Name: Jeff Margolick
Title:Director

EXHIBIT A

Number [•]	CUSIP Number:	[•]

	ISIN Number:	[•]

	Common Code:	[•]

Each Regulation S Global
Depositary Receipt representing
[•] Fully Paid Shares

[FORM OF FACE OF]

[MASTER] REGULATION S GLOBAL DEPOSITARY RECEIPT CERTIFICATE

evidencing

REGULATION S GLOBAL DEPOSITARY RECEIPTS

representing

DEPOSITED FULLY PAID SHARES

of

JSC SITRONICS

(Incorporated as an open joint stock company under the laws of the
Russian Federation)

DEUTSCHE BANK TRUST COMPANY AMERICAS, A BANKING CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AS DEPOSITARY, HEREBY CERTIFIES THAT BT GLOBENET NOMINEES LIMITED, AS NOMINEE OF DEUTSCHE BANK AG, LONDON BRANCH, AS COMMON DEPOSITARY FOR EUROCLEAR AND CLEARSTREAM, IS THE RECORD OWNER OF THE NUMBER OF REGULATION S GDRS INDICATED ON THE RECORDS OF THE DEPOSITARY, REPRESENTING DEPOSITED VALIDLY ISSUED AND FULLY PAID SHARES, OR EVIDENCE OF RIGHTS TO RECEIVE SUCH SHARES, OF JSC SITRONICS, AN OPEN JOINT STOCK COMPANY ORGANIZED UNDER THE LAWS OF THE RUSSIAN FEDERATION. AT THE DATE HEREOF, EACH REGULATION S GDR SHALL REPRESENT [•] SUCH SHARES DEPOSITED UNDER THE REGULATION S DEPOSIT AGREEMENT WITH THE CUSTODIAN, WHICH AT THE DATE OF THE EXECUTION OF THE REGULATION S DEPOSIT AGREEMENT IS DEUTSCHE BANK LTD.

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NEITHER THIS REGULATION S GDR CERTIFICATE, NOR THE REGULATION S GDRS EVIDENCED HEREBY, NOR THE SHARES REPRESENTED THEREBY HAVE BEEN OR WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.  THE HOLDERS AND THE BENEFICIAL OWNERS HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS REGULATION S GDR CERTIFICATE AND THE REGULATION S GDRS EVIDENCED HEREBY, ACKNOWLEDGE THAT SUCH REGULATION S GDR CERTIFICATE, THE REGULATION S GDRS EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREE FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY THAT THIS REGULATION S GDR CERTIFICATE, THE REGULATION S GDRS EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS REGULATION S GDR CERTIFICATE OR A BENEFICIAL INTEREST IN THE REGULATION S GDRS EVIDENCED HEREBY, AS THE CASE MAY BE, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING.

[INSERT IF THE COMPANY OFFERS AND PLACES NEWLY ISSUED SHARES IN THE INITIAL OFFERING THROUGH A CLOSED SUBSCRIPTION IN WHICH THE DEPOSITARY SUBSCRIBES TO ALL OR ANY PORTION OF SUCH NEWLY ISSUED SHARES:

THE COMPANY AND THE DEPOSITARY HAVE AGREED IN THE REGULATION S DEPOSIT AGREEMENT THAT NEITHER THE DEPOSITARY NOR THE CUSTODIAN ASSUMES ANY OBLIGATION OR RESPONSIBILITY TO MAKE ANY PAYMENTS FOR, NOR SHALL EITHER OF THEM BE SUBJECT TO ANY LIABILITY UNDER THIS REGULATION S DEPOSIT AGREEMENT OR OTHERWISE FOR NONPAYMENT FOR, THE SHARES ISSUED BY THE COMPANY AND PLACED IN THE INITIAL OFFERING OF SUCH SHARES BY THE COMPANY AND THE SELLING SHAREHOLDERS (INCLUDING ANY EXERCISE BY THE UNDERWRITERS OF AN OVER-ALLOTMENT OPTION IN CONNECTION THEREWITH).

THE COMPANY AND THE DEPOSITARY HAVE AGREED IN THE REGULATION S DEPOSIT AGREEMENT THAT NEITHER THE DEPOSITARY NOR THE CUSTODIAN ASSUMES ANY OBLIGATION OR RESPONSIBILITY TO MAKE ANY PAYMENTS FOR, NOR SHALL EITHER OF THEM BE SUBJECT TO ANY LIABILITY UNDER THE REGULATION S DEPOSIT AGREEMENT OR OTHERWISE FOR NONPAYMENT FOR, ANY SHARES NEWLY ISSUED AND PLACED BY THE COMPANY OR SOLD BY ANY SELLING SHAREHOLDERS IN THE INITIAL OFFERING.

PRIOR TO RECEIPT BY THE DEPOSITARY OF WRITTEN NOTICE FROM THE COMPANY THAT A REPORT ON THE RESULTS OF THE ISSUE OF THE SHARES NEWLY ISSUED AND PLACED BY THE COMPANY IN THE INITIAL OFFERING

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HAS BEEN REGISTERED WITH THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS, THE REGULATION S GDRS EVIDENCED HEREBY ARE ISSUED ON A PROVISIONAL BASIS.  PRIOR TO RECEIPT OF SUCH NOTICE, NOTWITHSTANDING ANYTHING IN THIS REGULATION S GDR CERTIFICATE OR THE REGULATION S DEPOSIT AGREEMENT TO THE CONTRARY, THE DEPOSITARY SHALL NOT, EXCEPT AS SPECIFICALLY DESCRIBED BELOW, DELIVER ANY SHARES PURSUANT TO PARAGRAPH 2 OF THIS CERTIFICATE OR SECTION 2.7 OF THE REGULATION S DEPOSIT AGREEMENT AND THE DEPOSITARY SHALL NOT VOTE, OR CAUSE TO BE VOTED, SECURITIES DEPOSITED THEREUNDER, AND HOLDERS SHALL NOT BE ENTITLED TO GIVE VOTING INSTRUCTIONS, AS CONTEMPLATED BY PARAGRAPH 19 OF THIS REGULATION S GDR CERTIFICATE OR SECTION 4.10 OF THE REGULATION S DEPOSIT AGREEMENT.

IF A REPORT ON THE RESULTS OF ISSUE OF THE SHARES NEWLY ISSUED AND PLACED BY THE COMPANY IN THE INITIAL OFFERING HAS NOT BEEN REGISTERED WITH THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS ON OR BEFORE THE DATE WHICH IS 60 DAYS AFTER THE CLOSING DATE FOR SUCH OFFERING (OR SUCH LATER DATE AS THE COMPANY, THE SELLING SHAREHOLDERS (IF ANY) AND THE UNDERWRITERS PARTICIPATING IN THE OFFERING MAY AGREE), UPON WRITTEN NOTICE BY THE COMPANY, THE PROCEEDS OF THE PLACEMENT OF THE SHARES SHALL BE DELIVERED TO THE DEPOSITARY AND FROM THE TIME OF ITS RECEIPT OF SUCH PROCEEDS THIS REGULATION S GDR CERTIFICATE WILL REPRESENT THE RIGHT TO RECEIVE A PROPORTIONAL INTEREST IN THE FUNDS SO RECEIVED.  THE FUNDS SO RECEIVED BY THE DEPOSITARY IN ANY CURRENCY OTHER THAN U.S. DOLLARS WILL BE CONVERTED INTO U.S. DOLLARS (AT MARKET RATES THEN AVAILABLE) AND DISTRIBUTED TO HOLDERS OF REGULATION S GDRS, IN EACH CASE ON THE TERMS OF THE REGULATION S DEPOSIT AGREEMENT.  THE REGULATION S GDRS WILL BE CANCELLED BY THE DEPOSITARY UPON DISTRIBUTION OF THE PROPORTIONAL INTERESTS IN THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO THE HOLDER OF THIS REGULATION S GDR CERTIFICATE.  THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO HOLDERS OF REGULATION S GDRS MAY BE LESS THAN THE PRICE AT WHICH THE REGULATION S GDRS HAVE BEEN SOLD BY THE COMPANY OR THE SELLING SHAREHOLDERS OR PURCHASED BY THE HOLDER THEREOF, AND SUCH DISTRIBUTION  MAY BE SUBJECT TO WITHHOLDING TAXES OR DELAYS.]

EACH HOLDER AND BENEFICIAL OWNER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING REGULATION S GDRS REPRESENTED BY THIS CERTIFICATE, AGREES, FOR THE BENEFIT OF JSC SITRONICS AND THE DEPOSITARY NAMED BELOW, THAT THE REGULATION S GDRS REPRESENTED BY THIS CERTIFICATE MAY NOT AT ANY TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON LOCATED IN RUSSIA, RESIDENTS OF RUSSIA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, SUCH PERSONS, UNLESS AND TO THE EXTENT OTHERWISE PERMITTED UNDER RUSSIAN LAW.

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IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF THE COMPANY IN THE NAME OF DEUTSCHE BANK TRUST COMPANY AMERICAS, AS DEPOSITARY, OR ITS NOMINEE, OR OF THE CUSTODIAN, OR ITS NOMINEE.  HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA’S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS.  THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION ARE NOT REQUIRED TO RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

(1)           The Regulation S Deposit Agreement.  This Regulation S Global Depositary Receipt Certificate is one of the receipts (the “Regulation S GDR Certificates”) executed and delivered pursuant to the Regulation S Deposit Agreement, dated as of December 14, 2006 (as amended from time to time, the “Regulation S Deposit Agreement”), by and among the Company, the Depositary and all registered Holders and Beneficial Owners of Regulation S GDRs (the “Regulation S GDRs”) from time to time, each of whom by accepting a Regulation S GDR Certificate or acquiring any beneficial interest therein, including any beneficial interest in the Master Regulation S GDR Certificate, agrees to become a party thereto and becomes bound by all terms and provisions thereof and hereof.  The Regulation S Deposit Agreement sets forth the rights of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the “Regulation S Deposited Securities”).  Copies of the Regulation S Deposit Agreement are on file at the Depositary’s Principal New York Office and Principal London Office, at the principal office of the Custodian and at any other designated transfer office.  The statements made in this Regulation S GDR Certificate are summaries of certain provisions of the Regulation S Deposit Agreement and are qualified by, and subject to, the detailed provisions of the Regulation S Deposit Agreement, to which reference is hereby made.  The Depositary makes no representation or warranty as to the validity or worth of the Regulation S Deposited Securities. Capitalized terms defined in the Regulation S Deposit Agreement and not otherwise defined herein have the same defined meanings ascribed to them in the Regulation S Deposit Agreement.

(2)           Withdrawal of Regulation S Deposited Securities.  Upon (i) surrender of a Regulation S GDR Certificate at the Principal New York Office or the Principal London Office of the Depositary if the book-entry settlement system is not then available for Regulation S GDRs, or (ii) receipt by the Depositary at the Principal New York Office or Principal London Office of instructions from a Participant in Euroclear or Clearstream or its nominee, as the case may be, on behalf of any Beneficial Owner together with a corresponding credit to the Depositary’s account at Euroclear or Clearstream, for the Regulation S GDRs so surrendered, if the book-entry settlement system is then available for

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Regulation S GDRs, in either case for the purpose of withdrawal of the Regulation S Deposited Securities represented thereby, and upon receipt of (x) payment of all fees and charges, including the fees and charges of the Depositary for the making of withdrawals of Regulation S Deposited Securities and cancellation of Regulation S GDRs governmental charges and taxes (all as set forth in paragraph (8) of this Regulation S GDR Certificate), payable in connection with such surrender and withdrawal, (y) instructions of the Holder or Participant, and (z) the written certification and agreement hereinafter referred to, subject to the terms and conditions of the Regulation S Deposit Agreement, the Charter, and to the provisions of or governing the Regulation S Deposited Securities and applicable laws, the Holder of this Regulation S GDR Certificate acting for itself or on behalf of the Beneficial Owner or Participant, as the case may be, shall be entitled to book-entry delivery, to him or upon his order, of the amount of Regulation S Deposited Securities at the time represented by the Regulation S GDRs surrendered to the Depositary for such purpose.  Such delivery of such Regulation S Deposited Securities shall be made, as provided in the Regulation S Deposit Agreement and hereafter, without unreasonable delay.

If the Company deposits newly issued Shares in the Initial Deposit through a closed subscription in which the Depositary subscribes to all or any portion of such newly issued Shares, the Regulation S GDRs issued in respect of such Shares, as well as any Shares deposited by any shareholder(s) (who may but need not be Affiliates) of the Company in the Initial Deposit, shall be issued on a provisional basis until the Company delivers written notice to the Depositary that a report on the results of the issue of the newly issued Shares has been registered with the Russian Federal Service, at which time all such Regulation S GDRs shall no longer be deemed to be issued on a provisional basis.  Prior to receipt of such notice, notwithstanding anything in the Regulation S GDR Certificate or the Regulation S Deposit Agreement to the contrary, the Depositary shall not, except as specifically described below, honor any cancellation request from any Holder of Regulation S GDRs or deliver any Shares pursuant to Section 2.7 of the Regulation S Deposit Agreement.  If a report on the results of issue of the Shares issued by the Company and placed in the Initial Offering has not been registered with the Russian Federal Service on or before the date which is 60 days after the closing date for such offering (or such later date as the Company, the selling shareholders and the underwriters participating in the offering may agree), upon written notice by the Company, the proceeds of the placement of the Shares shall be returned to the Depositary and from the time of receipt of such proceeds the Regulation S GDR Certificate will represent the right to receive a proportional interest in the funds so received.  The funds so received by the Depositary in any currency other than Dollars will be converted into Dollars (at market rates then available) and distributed to Holders of Regulation S GDRs, in each case on the terms of the Regulation S Deposit Agreement.  The Regulation S GDRs will be cancelled by the Depositary upon distribution of the proportional interests in the funds so received, converted (if necessary), and distributed to the Holders of the Regulation S GDRs.  The funds so received, converted (if necessary) and distributed to Holders of Regulation S GDRs may be less than the price at which the Regulation S GDRs have been sold by the Company or the selling shareholders or purchased by the Holders thereof, and such distribution may be subject to withholding taxes or delays.

Delivery of Regulation S Deposited Securities upon surrender of Regulation S GDRs as provided herein may also be subject to delivery to the Depositary of such written certifications and agreements as the Company and the Depositary may require.  A Regulation

A-5

S GDR Certificate surrendered may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank.

Upon satisfaction of each of the conditions above specified, the Depositary (i) shall cancel the Regulation S GDRs Delivered to it (and, if applicable, the Regulation S GDR Certificates evidencing the Regulation S GDRs so Delivered), (ii) shall direct the Registrar to record the cancellation of the Regulation S GDRs so Delivered on the books maintained by the Registrar for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Regulation S Deposited Securities represented by the Regulation S GDRs so canceled together with any certificate or other document of or relating to title for the Regulation S Deposited Securities, or evidence of the book-entry transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Regulation S Deposit Agreement, of this Regulation S GDR Certificate evidencing the Regulation S GDRs so canceled, of the Charter, of applicable laws, and to the terms and conditions of or governing the Regulation S Deposited Securities, in each case as in effect at the time thereof.  Upon the request of the Depositary, the Company shall use its reasonable efforts to assist the Depositary in ensuring that transfer and recording of the Regulation S Deposited Securities into the name of the Holder or as directed by such Holder is effected within three (3) business days in Moscow, Russia of the Russian Share Registrar’s receipt of such documentation as may be required by applicable law and regulation and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as possible thereafter.

Notwithstanding anything else contained in this Regulation S GDR Certificate or the Regulation S Deposit Agreement to the contrary, the Depositary may make delivery at the Principal New York Office or the Principal London Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Regulation S Deposited Securities represented by the Regulation S GDRs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering Regulation S GDRs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Regulation S Deposited Securities represented by such Regulation S GDRs to the Depositary for delivery at the Principal New York Office or the Principal London Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by facsimile transmission.

If any Regulation S GDRs surrendered and the Regulation S GDR Certificates canceled represent fractional entitlements in Regulation S Deposited Securities, the Depositary shall cause the appropriate whole number of Regulation S Deposited Securities to be withdrawn and delivered in accordance with the terms of the Regulation S Deposit Agreement and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Regulation S GDR Certificate a new Regulation S GDR Certificate evidencing Regulation S GDRs representing any remaining fractional Share or (ii) sell or cause to be sold the fractional Share represented by the Regulation S GDR Certificate surrendered and remit proceeds of such sale (net of (a) fees and charges of, and expenses incurred by, the Depositary, and (b) taxes withheld) to the person surrendering the Regulation S GDR Certificate.

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No surrender of Regulation S GDR Certificates for the purpose of withdrawal of Regulation S Deposited Securities shall be accepted unless accompanied by evidence satisfactory to the Depositary that all necessary filings applicable to the Holder(s) or Beneficial Owner(s) of the Regulation S GDRs surrendered (if any) have been made and approvals have been obtained (or in each case, have been properly waived) under the laws of Russia.

(3)           Transfer, Combination and Split-up of Regulation S GDR Certificates.

(a)           Transfer.  The Registrar shall register the transfer of this Regulation S GDR Certificate (and of the Regulation S GDRs evidenced hereby) on the books maintained for such purpose and the Depositary shall cancel this Regulation S GDR Certificate and execute a new Regulation S GDR Certificate evidencing the same aggregate number of Regulation S GDRs as those evidenced by the Regulation S GDR Certificates canceled by the Depositary, shall cause the Registrar to countersign such new Regulation S GDR Certificates, and shall Deliver such new Regulation S GDR Certificates to or upon the order of the person entitled thereto if each of the following conditions has been satisfied:  (i) the Regulation S GDR Certificate has been duly Delivered by the Holder (or by a duly- authorized attorney of the Holder) to the Depositary at its Principal New York Office or Principal London Office for the purpose of effecting a transfer thereof, (ii) the surrendered Regulation S GDR Certificate has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Regulation S GDR Certificate has been duly stamped (if required by applicable law), (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as set forth in paragraph (8) of this Regulation S GDR Certificate) have been paid, and (v) the Depositary has received such certifications and agreements as the Depositary and the Company may require in order to comply with applicable laws, subject, however, in each case, to the terms and conditions of the applicable Regulation S GDR Certificates, of the Regulation S Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(b)           Combination & Split-Up.  The Registrar shall register the split-up or combination of this Regulation S GDR Certificate (and of the Regulation S GDRs evidenced hereby) on the books maintained for such purpose and the Depositary shall cancel this Regulation S GDR Certificate and execute new Regulation S GDR Certificates for the number of Regulation S GDRs requested, but in the aggregate not exceeding the number of Regulation S GDRs evidenced by this Regulation S GDR Certificate canceled by the Depositary, shall cause the Registrar to countersign such new Regulation S GDR Certificates, and shall Deliver such new Regulation S GDR Certificates to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied:  (i) this Regulation S GDR Certificate has been duly Delivered by the Holder (or by a duly- authorized attorney of the Holder) to the Depositary at the Principal New York Office or Principal London Office of the Depositary for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as set forth in paragraph (8) of this Regulation S GDR Certificate) have been paid, subject, however, in each case, to the terms and conditions of the applicable Regulation S GDR Certificates, of the Regulation S Deposit Agreement and of applicable law, in each case, as in effect at the time thereof.

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(c)           Legends and Certifications.  The Regulation S GDR Certificates executed and delivered upon any such transfer, split-up or combination shall bear the Securities Act Legend if at the time of delivery the restrictions contained therein are applicable, as determined by the Company and the Depositary from time to time.  In connection with any split-up or combination of this Regulation S GDR Certificate pursuant to this paragraph not involving a transfer of beneficial ownership, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of the Regulation S Deposit Agreement.

(4)           Limitations on Execution and Delivery, Transfer, Etc. of Regulation S GDR Certificates; Suspension of Delivery, Transfer Etc.  As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender of any Regulation S GDR Certificate, the delivery of any distribution thereon or withdrawal of any Regulation S Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Regulation S GDR Certificate, the Beneficial Owner, the depositor of Shares or the presenter of written instructions to adjust the Depositary’s records (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of the fees and charges of the Depositary as set forth in paragraph (8) of this Regulation S GDR Certificate; (ii) evidence reasonably satisfactory to the Depositary of compliance with (a) any laws or governmental regulations relating to Regulation S GDR Certificates or Regulation S GDRs or to the withdrawal of Regulation S Deposited Securities and (b) such reasonable procedures, if any, as the Depositary and the Company may establish consistent with the provisions of the Regulation S Deposit Agreement; (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Regulation S Deposit Agreement, including but not limited to, in the case of Regulation S GDR Certificates, a signature guarantee in accordance with industry practice; and (iv) proof of compliance with (a) any applicable notice, consent or other requirements relating to the acquisition of securities of companies organized in Russia, and (b) the provisions of the Company’s Charter in effect from time to time and resolutions and regulations of the Company’s Board of Directors adopted pursuant to such Charter.

Notwithstanding anything herein or in the Regulation S Deposit Agreement to the contrary, a Holder is entitled to withdraw Regulation S Deposited Securities represented by Regulation S GDRs (other than Regulation S GDRs issued on a provisional basis) subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges to the Depositary, and (iii) compliance with any laws or governmental regulations relating to Regulation S GDR Certificates or to the withdrawal of Regulation S Deposited Securities.

The issuance and delivery of Regulation S GDRs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or deposits of particular Shares may be suspended or withheld, or the registration of transfer of Regulation S GDR Certificates in particular instances may be refused, or the registration of transfers generally may be suspended, or the surrender of outstanding Regulation S GDR Certificates or the receipt of written instructions from any person having a beneficial interest in any Regulation

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S GDR Certificate for the purpose of withdrawal of Regulation S Deposited Securities may be suspended or refused, during any period when the transfer books of the Depositary, the Company, a Registrar or the Russian Share Registrar are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Regulation S GDRs or Shares are listed, or under any provision of the Regulation S Deposit Agreement or provisions of, or governing, the Regulation S Deposited Securities, or any meeting of shareholders of the Company or for any other reason.

(5)           Liability of Holders and Beneficial Owners for Taxes and Other Charges.  If any tax or other governmental charge shall become payable with respect to any Regulation S GDR Certificates or any Regulation S Deposited Securities or the Regulation S GDRs evidenced by this Regulation S GDR Certificate, such tax or other governmental charge shall be payable by the Holders and the Beneficial Owners to the Depositary.  The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Regulation S Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Regulation S Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency.  The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue Regulation S GDRs, to deliver Regulation S GDR Certificates, register the transfer, split-up or combination of Regulation S GDR Certificates and the withdrawal of Regulation S Deposited Securities until payment in full of such tax, charge, penalty or interest is received.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

(6)           Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Shares or Regulation S GDR Certificates.  Each person depositing Shares under the Regulation S Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, nonassessable, and legally obtained by such person, (ii) all pre-emptive (and similar) rights with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and has fulfilled all requirements of applicable law or regulation with respect to the Shares or the deposit thereof against the issuance of Regulation S GDRs, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit have not been stripped of any rights or entitlements and are not “Restricted Securities” (under the Securities Act) except, in the case of a deposit of Shares by Affiliates contemplated by the terms of Section 2.3(a)(D) of the Regulation S Deposit Agreement, and the Regulation S GDRs delivered upon issuance will not be “Restricted Securities” (under the Securities Act), (vi) such Shares are not subject to any unfulfilled requirements of applicable law or regulation, and (vii) except with respect to any deposit by an Affiliate permitted in the Regulation S Deposit Agreement, such person is not and shall not become at any time while such person holds Regulation S GDRs or any beneficial interest therein an Affiliate of the Company.  Such representations and warranties shall survive the

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deposit and withdrawal of Shares and the issuance and cancellation of Regulation S GDRs in respect thereof and the transfer of such Regulation S GDRs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.  Each person depositing Shares, taking delivery of or transferring Regulation S GDRs or any beneficial interest therein, or surrendering Regulation S GDRs or any beneficial interest therein and withdrawing Shares under the Regulation S Deposit Agreement shall be deemed thereby to acknowledge that the Regulation S GDR Certificates, the Regulation S GDRs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except in accordance with the restrictions on transfer set forth in the Securities Act Legend, and such person shall be deemed thereby to represent and warrant that such deposit, transfer or surrender and withdrawal complies with the foregoing restrictions.  Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Shares or the Regulation S GDR Certificates or any beneficial interest therein.

(7)           Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit, any Holder or any Beneficial Owner may, in addition to the requirement of paragraph (11) of this Regulation S GDR Certificate, be required from time to time (a) to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approvals, legal or beneficial ownership of Regulation S GDRs or Regulation S Deposited Securities, compliance with all applicable laws and the terms of the Regulation S Deposit Agreement, and the provisions of, or governing, the Regulation S Deposited Securities, and (b) to execute such certifications and to make such representations and warranties and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Regulation S Deposit Agreement.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of all or part of any Regulation S GDR Certificate, or the distribution or sale of any dividend or distribution of rights or of the net proceeds of the sale thereof or the delivery of any Regulation S Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information is provided, in each case to the Depositary’s, the Registrar’s and the Company’s reasonable satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or Regulation S GDRs for cancellation and withdrawal.  Nothing herein or in the Regulation S Deposit Agreement shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

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The Depositary shall be entitled to provide to the Russian Federal Service or other relevant Russian state authorities of competent jurisdiction, to the extent reasonably necessary to satisfy the requirements of Russian law, information or documents (in the form of copies or originals) concerning Holders and Beneficial Owners, it being understood that the Depositary accepts no responsibility for or liability arising out of or in connection with any inaccuracies or misstatements in or misleading omissions from any information or documents furnished to it directly or indirectly by or on behalf of the Holders and Beneficial Owners.

(8)           Fees and Charges of Depositary.

The Depositary shall be entitled to charge the following remuneration and receive the following remuneration and reimbursement (such remuneration and reimbursement being payable on demand) from the Holders, Beneficial Owners and persons depositing Shares or surrendering Regulation S GDRs for cancellation in respect of its services under the Regulation S Deposit Agreement:

(i)           for the issue of Regulation S GDRs (other than upon the issue of Regulation S GDRs pursuant to the Initial Offering) or the cancellation of Regulation S GDRs upon the withdrawal of Regulation S Deposited Securities: U.S.$0.05 or less per Regulation S GDR issued or cancelled (except for issuances and cancellations covered by clause (ix));

(ii)          for issuing Regulation S GDR Certificates in definitive registered form in replacement for mutilated, defaced, lost, stolen or destroyed Regulation S GDR Certificates: a sum per Regulation S GDR Certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs and expenses involved;

(iii)         for issuing Regulation S GDR Certificates in definitive registered form (other than pursuant to clause (ii)): a sum per Regulation S GDR Certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs (including, but not limited to, printing costs) and expenses involved;

(iv)         for receiving and paying any cash dividend or other cash distribution on or in respect of the Regulation S Deposited Securities: a fee of U.S.$0.02 or less per Regulation S GDR for each such dividend or distribution;

(v)          in respect of any issue of rights or distribution of Shares (whether or not evidenced by Regulation S GDRs) or other securities or other property (other than cash) upon exercise of any rights, any free distribution, stock dividend or other distribution (except where converted to cash): U.S.$0.05 or less per outstanding Regulation S GDR for each such issue of rights, dividend or distribution;

(vi)         for the operation and maintenance costs associated with the administration of the Regulation S GDRs: an annual fee of U.S.$0.02 or

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less per Regulation S GDR; provided however, that if the Depositary imposes a fee under this clause (vi), then the total of fees assessed under this clause (vi), combined with the total of fees assessed under clause (iv), shall not exceed U.S.$0.02 per Regulation S GDR in any calendar year;

(vii)       for the expenses incurred by the Depositary, the Custodian or their respective agents in connection with inspections of the relevant share register maintained by the local registrar or for performing due diligence on the central depository for the Russian Federation, if applicable: an annual fee of U.S.$0.01 or less per Regulation S GDR (such fee to be assessed against Holders of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions);

(viii)       for the issue of Regulation S GDRs pursuant to a change for any reason in the number of Shares represented by each Regulation S GDR, regardless of whether or not there has been a deposit of Shares to the Custodian or the Depositary for such issuance: a fee of U.S.$0.05 or less per Regulation S GDR (or portion thereof); and

(ix)         for transferring interests from and between the Regulation S GDRs and the Rule 144A GDRs: a fee of U.S.$0.05 or less per GDR.

In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering Regulation S GDRs for cancellation and for the purpose of withdrawing Regulation S Deposited Securities shall be responsible for the following charges:

(i)                                  taxes (including applicable interest and penalties) and other governmental charges;

(ii)          such registration fees as may from time to time be in effect for the registration of Shares or other Regulation S Deposited Securities on the share register and applicable to transfers of Shares or other Regulation S Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)         such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Regulation S Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of Regulation S GDRs;

(iv)         the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)          such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations applicable to Shares,

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Regulation S Deposited Securities, Regulation S GDRs and Regulation S GDR Certificates; and

(vi)                           the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the delivery or servicing of Regulation S Deposited Securities.

Any other charges and expenses of the Depositary under the Regulation S Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (25) of this Regulation S GDR Certificate.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.  The charges and expenses of the Custodian are for the sole account of the Depositary.

(9)           Title to Regulation S GDR Certificates.  Subject to any limitations set forth herein and in the Regulation S Deposit Agreement, title to this Regulation S GDR Certificate (and to the Regulation S GDRs evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that this Regulation S GDR Certificate has been properly endorsed or is accompanied by proper instruments of transfer.

Notwithstanding any notice to the contrary, the Company and the Depositary may deem and treat the Holder of this Regulation S GDR Certificate (that is, the person in whose name this Regulation S GDR Certificate is registered on the books of the Depositary) as the absolute owner thereof for all purposes.  The Depositary shall not have any obligation or be subject to any liability under the Regulation S Deposit Agreement or this Regulation S GDR Certificate to any holder of this Regulation S GDR Certificate or any Beneficial Owner unless such holder is the registered Holder of this Regulation S GDR Certificate on the books of the Depositary, or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder of such Regulation S GDRs registered on the books of the Depositary.

(10)         Validity of Regulation S GDR Certificates.  This Regulation S GDR Certificate shall not be entitled to any benefits under the Regulation S Deposit Agreement or be valid or enforceable for any purpose unless it has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Regulation S GDR Certificates.

(11)         Disclosure of Beneficial Ownership.  The Company and the Depositary may from time to time request Holders, former Holders, Beneficial Owners or former Beneficial Owners to provide information as to the capacity in which such Holder or Beneficial Owner holds or owns Regulation S GDRs (and Shares, as the case may be) and regarding the identity of any other person interested in such Regulation S GDRs, the nature of such interest and various related matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward upon the

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request of the Company, at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(12)         Ownership Restrictions.  Notwithstanding any provision of the Regulation S Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits applicable to the Shares under applicable law or the Charter.  The Company may also restrict, in such manner as it deems appropriate, transfers of the Regulation S GDRs where such transfer may result in the total number of Shares represented by the Regulation S GDRs owned by a single Holder or Beneficial Owner to exceed such limits.  The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits referenced in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of Regulation S GDRs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the Regulation S GDRs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Charter  The Depositary shall have no liability for any actions taken in accordance with such instructions.

(13)         Compliance with Information Requests.  Notwithstanding any other provision of the Regulation S Deposit Agreement to the contrary, each Holder and Beneficial Owner agrees to comply with requests from the Company or the Depositary pursuant to Russian law, the rules and requirements of the of the Russian Stock Exchanges, any other stock exchange on which the Shares or Regulation S GDRs are, or may be, registered, traded or listed, or the Charter, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner holds or owns Regulation S GDRs (and Shares, as the case may be) and regarding the identity of any other person interested in such Regulation S GDRs, the nature of such interest and various related matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the Company may, in the Company’s sole discretion, result in the withholding of certain rights in respect of such Holder or Beneficial Owner’s Regulation S GDRs (including voting rights and certain rights as to dividends in respect of the Shares represented by such Regulation S GDRs).  The Depositary agrees to use its commercially reasonable efforts to comply with any reasonable instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

In the event that the Company determines that there has been a failure to comply with the applicable reporting requirements with respect to any Regulation S Deposited Securities and that sanctions are to be imposed against such Regulation S Deposited Securities pursuant to Russian law by a court of competent jurisdiction or the Company’s Charter, the Company shall notify the Depositary, giving details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Regulation S Deposited Securities.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

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(14)         Intentionally Omitted.

(15)         Intentionally Omitted.

(16)         Distributions Upon Regulation S Deposited Securities. Whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Regulation S Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms of the Regulation S Deposit Agreement, the Depositary will, if at the time of receipt thereof any amounts received in Foreign Currency can in the reasonable judgment of the Depositary (pursuant to Section 4.8 of the Regulation S Deposit Agreement) be converted on a practical basis into Dollars promptly convert, or cause to be converted, in each case using the then-prevailing market exchange rate available to the Depositary, such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8 of the Regulation S Deposit Agreement) and will promptly distribute the amount thus received (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) to the Holders entitled thereto.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary for its own account.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Regulation S Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to the Holders in respect of Regulation S GDRs representing such Regulation S Deposited Securities shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

If any distribution upon any Regulation S Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and, if applicable, registered in the name of the Depositary, the Custodian or any of their nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the Regulation S GDR Record Date upon the terms described in Section 4.9 of the Regulation S Deposit Agreement and this Regulation S GDR Certificate and shall (in any case, after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) either (i) distribute to the Holders as of the Regulation S GDR Record Date in proportion to the number of Regulation S GDRs held as of the Regulation S GDR Record Date, additional Regulation S GDRs, which represent the aggregate number of Shares received as such dividend or free distribution, subject to the other terms of the Regulation S Deposit Agreement by either (x) if Regulation S GDRs are not available in book-entry form, issuing additional Regulation S GDR Certificates for an aggregate number of Regulation S GDRs representing the number of Shares received as such dividend or free distribution, or (y) if Regulation S GDRs are available in book-entry form, reflecting on the records of the Depositary such increase in the aggregate number of Regulation S GDRs representing such Shares and give notice to Euroclear or Clearstream, as applicable, of the related increase in the number of Regulation S GDRs evidenced by the Master Regulation S GDR Certificate, or (ii) if additional Regulation S GDRs are not so distributed, each Regulation S GDR issued and outstanding after the Regulation S GDR Record Date shall, to the extent permissible by

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law, thenceforth also represent rights and interests in the additional Shares distributed upon the Regulation S Deposited Securities represented thereby.  In lieu of delivering fractional Regulation S GDRs, the Depositary shall sell the number of Shares or Regulation S GDRs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds of such sale upon the terms described in Section 4.1 of the Regulation S Deposit Agreement.  In the event that the Depositary determines that any distribution in Shares is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligation under Section 5.8 of the Regulation S Deposit Agreement, has furnished an opinion of U.S. counsel determining that the distribution to Holders of the Shares, and the Regulation S GDRs representing such Shares, must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such Shares in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) to Holders entitled thereto upon the terms described in Section 4.1 of the Regulation S Deposit Agreement.  Each Beneficial Owner of Regulation S GDRs or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer contained in the Securities Legend.  The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Regulation S Deposit Agreement.

Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give timely prior notice thereof to the Depositary stating whether or not it wishes such elective distribution to be made available to Holders of Regulation S GDRs.  Upon timely receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of Regulation S GDRs, the Depositary shall determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of Regulation S GDRs.  The Depositary shall make such elective distribution available to Holders only if the Depositary shall have (i) received timely prior written notice from the Company of the elective distribution, (ii) determined that such distribution is reasonably practicable, and (iii) received satisfactory documentation within the terms of Section 5.8 of the Regulation S Deposit Agreement.  If the above conditions are not satisfied or if the Company requests that such elective distribution not be made available to Holders of Regulation S GDRs, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Russia in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 of the Regulation S Deposit Agreement, or (Y) additional Regulation S GDRs representing such additional Shares upon the terms described in Section 4.2 of the Regulation S Deposit Agreement.  If the above conditions are satisfied, the Depositary shall establish a Regulation S GDR Record Date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional Regulation S GDRs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Regulation S Deposit Agreement, or (Y) in Regulation S GDRs, the dividend shall be

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distributed upon the terms described in Section 4.2 of the Regulation S Deposit Agreement.  Nothing herein or in the Regulation S Deposit Agreement shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than Regulation S GDRs).  There can be no assurance that Holders and Beneficial Owners generally, or any Holder or Beneficial Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of the Regulation S Deposited Securities.

Whenever the Company intends to distribute to the holders of Shares rights to subscribe for additional Shares, the Company shall give timely prior notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of Regulation S GDRs.  Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of Regulation S GDRs, the Depositary shall determine whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company shall have requested that such rights be made available to Holders in a timely manner, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.8 of the Regulation S Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable.  In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of Regulation S GDRs, the Depositary shall proceed with the sale of the rights as contemplated hereinafter and in the Regulation S Deposit Agreement.  In the event all conditions set forth above are satisfied, the Depositary shall (x) establish a Regulation S GDR Record Date (upon the terms described in Section 4.9 of the Regulation S Deposit Agreement), (y) establish procedures to distribute such rights (by means of warrants or otherwise) and to enable the Holders to exercise the rights (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges), and (z) issue and deliver Regulation S GDRs upon the valid exercise of such rights.  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein or in the Regulation S Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than for Regulation S GDRs).  If (i) the Company does not in a timely manner request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.8 of the Regulation S Deposit Agreement or determines that it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, (i) cause the proceeds of such sale, if any, to be converted into Dollars upon the terms described in Section 4.8 of the Regulation S Deposit Agreement, and (ii) distribute the proceeds of such sale (net of (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) upon the terms set forth in Section 4.1 of the Regulation S Deposit Agreement.  If the Depositary is unable to make any rights available to Holders upon the terms described in the Regulation S Deposit Agreement or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse.  The

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Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with any sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary herein or in Section 4.4 of the Regulation S Deposit Agreement, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act covering such offering is in effect.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of rights an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Regulation S GDRs shall be reduced accordingly.  In the event that the Depositary determines that any distribution of Shares or rights to subscribe therefor is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Shares or rights to subscribe therefor in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.  Nothing herein or in the Regulation S Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Whenever the Company intends to distribute to the holders of Regulation S Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made available to Holders of Regulation S GDRs.  Upon receipt of a notice indicating that the Company wishes such distribution to be made available to Holders of Regulation S GDRs, the Depositary shall determine whether such distribution is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.8 of the Regulation S Deposit Agreement and (iii) the Depositary shall have determined that such distribution is reasonably practicable.  Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of Regulation S GDRs and after making the requisite determinations set forth above, the Depositary shall distribute the property so received to the Holders of record as of the Regulation S GDR Record Date, in proportion to the number of Regulation S GDRs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges).  Each Beneficial Owner of Regulation S GDRs or Shares shall be deemed to have acknowledged that the property so distributed has not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer contained in the Securities Legend.  The Depositary may

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dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any such fees, charges and expenses of the Depositary and taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.  If (i) the Company does not request the Depositary to make such distribution to the Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.8 of the Regulation S Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) to the Holders as of the Regulation S GDR Record Date upon the terms of Section 4.1 of the Regulation S Deposit Agreement.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

(17)         Redemption.  If the Company intends to exercise any right of redemption in respect of any of the Regulation S Deposited Securities, the Company shall give timely prior notice thereof to the Depositary which notice shall set forth the particulars of the proposed redemption.  Upon receipt of such (i) notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.8 of the Regulation S Deposit Agreement, and only if the Depositary shall have received timely prior written notice from the Company of its intent to exercise its redemption rights and determined that such proposed redemption is practicable, the Depositary shall send to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary.  The Depositary shall instruct the Custodian to present to the Company the Regulation S Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price.  Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges), retire Regulation S GDRs and cancel Regulation S GDR Certificates upon delivery of such Regulation S GDRs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Regulation S Deposit Agreement.  If less than all outstanding Regulation S Deposited Securities are redeemed, the Regulation S GDRs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary.  The redemption price per Regulation S GDR shall be the per share amount received by the Depositary upon the redemption of the Deposited Securities represented by Regulation S GDRs (subject to the terms of Section 4.8 of the Regulation S Deposit Agreement and after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) multiplied by the number of Regulation S Deposited Securities represented by each Regulation S GDR redeemed.

(18)         Regulation S GDR Record Dates.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Regulation S Deposited Securities entitled to receive any distribution (whether in cash,

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Shares, rights or other distribution), or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each Regulation S GDR, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Regulation S Deposited Securities, or whenever the Depositary finds it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the “Regulation S GDR Record Date”) for the determination of the Holders of Regulation S GDRs who shall be entitled to receive such dividend or distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each Regulation S GDR or for the determination of responsibility for the fee assessed by the Depositary for inspection of the Share Register maintained by the Russian Share Registrar.  The Depositary shall make reasonable efforts to establish the Regulation S GDR Record Date on the same date as (or, if that is not reasonably practicable, then as closely as possible to) the applicable record date for the Regulation S Deposited Securities (if any) set by the Company in Russia.  In addition, the Company shall give the Depositary at least five (5) days prior written notice of any meeting of the board of directors of the Company that is to consider the recommendation of dividends to be voted upon by a shareholders’ meeting, in which case the Depositary may elect to exercise its discretion under Section 2.8 of the Regulation S Deposit Agreement and suspend the delivery and registration of transfers of Regulation S GDRs, and the Depositary shall fix a Regulation S GDR Record Date for the determination of the Holders who shall be solely entitled to receive such dividend (if such dividend is approved by the shareholders’ meeting).  The Company shall not fix a record date with respect to the payment of dividends that is prior to the date the Company has delivered to the Depositary such notice of the meeting of the board of directors.  Subject to applicable law and the provisions of Sections 4.1 through 4.8 of the Regulation S Deposit Agreement and to the other terms and conditions of the Regulation S Deposit Agreement, only the Holders of Regulation S GDRs at the close of business in New York on such Regulation S GDR Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(19)         Voting of Regulation S Deposited Securities.  As soon as practicable after receipt from the Company of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Regulation S Deposited Securities, the Depositary shall fix the Regulation S GDR Record Date in respect of such meeting or solicitation of consent or proxy.  The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been timely received by the Depositary prior to the date of such vote or meeting) and at the Company’s expense and provided no U.S. legal prohibitions, English legal prohibitions (including, without limitation, the listing rules and prospectus rules of the UK Financial Services Authority and the admission and disclosure standards of the London Stock Exchange) or Russian legal prohibitions (including without limitation the rules of Russian Stock Exchanges on which the Shares are listed) against such action exist, distribute to Holders as of the Regulation S GDR Record Date:  (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business in New York on the Regulation S GDR Record Date will be entitled, subject to any applicable law, the provisions of the Regulation S Deposit Agreement, the Charter and the provisions of or governing the Regulation S Deposited Securities (which provisions, if any,

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shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Regulation S Deposited Securities represented by such Holder’s Regulation S GDRs, and (c) a brief statement as to the manner in which such voting instructions may be given.  Voting instructions may be given only in respect of a number of Regulation S GDRs representing an integral number of Shares or other Regulation S Deposited Securities.  Upon the timely receipt from a Holder of Regulation S GDRs as of the Regulation S GDR Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Regulation S Deposit Agreement, the Charter and the provisions of the Regulation S Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Regulation S Deposited Securities (in person or by proxy) represented by such Holder’s of Regulation S GDRs in accordance with such instructions.  Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting, vote any number of Shares other than an integral number thereof or vote Shares in a manner that would be inconsistent with any applicable law, and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote, the Shares or other Regulation S Deposited Securities represented by Regulation S GDRs except pursuant to and in accordance with instructions from Holders.  If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Regulation S Deposited Securities represented by such Holder’s Regulation S GDRs, the Depositary will deem such Holder to have instructed the Depositary not to vote the Regulation S Deposited Securities with respect to the items for which the Holder has failed to specify the manner in which the Depositary is to vote.  Regulation S Deposited Securities represented by Regulation S GDRs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.  The Company agrees to provide timely notice to the Depositary which will enable the timely notification of Holders as to any change in its Charter resulting in limitations on the ability of the Depositary to vote a particular Regulation S GDR according to the voting instructions received in regard to such Regulation S GDR.  Notwithstanding anything else contained in the Regulation S Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Regulation S Deposited Securities if the taking of such action would violate U.S. legal prohibitions, English legal prohibitions (including, without limitation, the listing rules and prospectus rules of the UK Financial Services Authority and the admission and disclosure standards of the London Stock Exchange) or Russian legal prohibitions (including without limitation the rules of Russian Stock Exchanges on which the Shares are listed).  The Company agrees that it shall not establish internal procedures that would prevent the Depositary from complying with, or that are inconsistent with, the terms and conditions of Section 4.10 of the Regulation S Deposit Agreement.

(20)         Changes Affecting Regulation S Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Regulation S Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, such Regulation S Deposited Securities shall, to the extent permitted by law, be treated as new Regulation S Deposited Securities under the Regulation S Deposit Agreement, and the Regulation S GDR Certificates shall, subject to the terms of the Regulation S Deposit Agreement and applicable law, evidence Regulation S

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GDRs representing the right to receive such replacement securities.  The Depositary may, with the Company’s approval, and shall, at the Company’s request, subject to the terms of the Regulation S Deposit Agreement and receipt of an opinion of counsel reasonably satisfactory to the Depositary and paid for by the Company that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Regulation S GDR Certificates or make appropriate adjustments in its records, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Regulation S GDR Certificates to be exchanged for new Regulation S GDR Certificates, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Regulation S GDR Certificate attached to the Regulation S Deposit Agreement, specifically describing such new Regulation S Deposited Securities or corporate change.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received pursuant to Section 4.1 of the Regulation S Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it is lawful or practicable to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(21)         Reports; Inspection of Register.  The Depositary shall make available for inspection during business hours by Holders at its Principal New York Office and Principal London Office copies of the Regulation S Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian, or the nominee of either of them, as the holder of the Regulation S Deposited Securities, and (b) made generally available to the holders of such Regulation S Deposited Securities by the Company.  The Depositary shall also distribute to Holders, at the Company’s request and expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.7 of the Regulation S Deposit Agreement.

The Depositary shall keep books, if the book-entry settlement system is available for Regulation S GDRs, at its Principal New York Office and if the book-entry settlement system is not available for Regulation S GDRs, in its Principal New York Office or Principal London Office for the registration of Regulation S GDR Certificates and transfers of Regulation S GDR Certificates, which office or offices, as the case may be, shall be open at all reasonable times for inspection by Holders and by the Company, provided that such transfers shall only be effected by the Registrar and provided further, that such inspection shall not, to the Depositary’s knowledge, be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Regulation S Deposit Agreement, the Regulation S GDRs or the Regulation S GDR Certificates.

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The Depositary may close the transfer books with respect to Regulation S GDR Certificates, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties under the Regulation S Deposit Agreement, or at the reasonable request of the Company.

(22)         Taxation.  The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably and timely request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies.  The Depositary, the Custodian or the Company and its agents shall not have any obligation to take any action to file any reports to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Regulation S Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the Regulation S GDRs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Foreign Personal Holding Company,” or as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder) or otherwise.

(23)         Liability of the Company and the Depositary.  Neither the Depositary nor the Company nor any of their respective Affiliates, nor any of the officers, directors, employees, agents or advisors of any of the foregoing, shall be obligated to do or perform any act which is inconsistent with the provisions of the Regulation S Deposit Agreement or incur any liability (i) if and to the extent that the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Regulation S Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, England, Russia or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or

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future, of the Charter or any provision of or governing any Regulation S Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Regulation S Deposit Agreement or in the Charter or provisions of or governing Regulation S Deposited Securities, (iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, provided, however, that advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Shares but is not, under the terms of the Regulation S Deposit Agreement, made available to Holders of Regulation S GDRs, or (v) for any indirect, special, consequential or punitive damages for any breach of the terms of the Regulation S Deposit Agreement. The Depositary and the Custodian disclaim any liability with respect to Russia’s system of share registration and custody, including any liability in respect of the unavailability of Regulation S Deposited Securities (or any distribution in respect thereof).

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Regulation S Deposit Agreement.

Notwithstanding anything contained herein or in the Regulation S Deposit Agreement to the contrary, the Company and the Depositary assume no obligation and shall not be subject to any liability under this Regulation S GDR Certificate or the Regulation S Deposit Agreement to Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Regulation S Deposit Agreement or the applicable Regulation S GDR Certificates without negligence or bad faith.  Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Regulation S Deposited Securities or in respect of the Regulation S GDR Certificates, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary). The

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Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Regulation S Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is without negligence and in good faith and in accordance with the terms of the Regulation S Deposit Agreement.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Regulation S Deposited Securities, for the validity or worth of the Regulation S Deposited Securities, for the credit—worthiness of any third party or for any tax consequences that may result from the ownership of Regulation S GDRs, Shares or Regulation S Deposited Securities, for allowing any rights to lapse upon the terms of the Regulation S Deposit Agreement or for the failure or timeliness of any notice from the Company.

(24)         Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary under the Regulation S Deposit Agreement by written notice of resignation delivered to the Company, such resignation to take effect upon  the earlier to occur of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Regulation S Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided hereinafter and in the Regulation S Deposit Agreement.

The Depositary may at any time be removed by the Company by written notice of removal delivered to the Depositary, which notice of removal shall be effective upon the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Regulation S Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided hereinafter and in the Regulation S Deposit Agreement.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary.  Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.5 and 5.9 of the Regulation S Deposit Agreement).  The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Regulation S Deposit Agreement (other than as contemplated in Sections 5.5 and 5.9 of the Regulation S Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest in the Regulation S Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Regulation S GDR Certificates and such other information relating to Regulation S GDR Certificates and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

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Any corporation into or with which the Depositary may be merged or consolidated shall be the considered a successor of the Depositary without the execution or filing of any document or any further act.

(25)         Amendment of Regulation S Deposit Agreement and Regulation S GDR Certificates.  Subject to the terms and conditions of Section 6.1 of the Regulation S Deposit Agreement and applicable law, the Regulation S GDR Certificates outstanding at any time, the provisions of the Regulation S Deposit Agreement and the form of Regulation S GDR Certificate attached thereto may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior consent of the Holders or Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery expenses and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Regulation S GDRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding Regulation S GDRs.  The parties hereto agree that substantial rights of Holders and Beneficial Owners shall not be deemed materially prejudiced by any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the Regulation S GDRs to be registered on Form F-6 under the Securities Act or (b) the Regulation S GDRs or Shares to be settled solely in electronic book-entry form and (ii) do not, in either such case, impose or increase any fees or charges to be borne by Holders.  Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed by continuing to hold such Regulation S GDRs or any beneficial interest therein to consent and agree to such amendment or supplement and to be bound by the terms of the Regulation S Deposit Agreement and the Regulation S GDR Certificates as amended and supplemented thereby.

In no event shall any amendment or supplement impair the right of the Holder to surrender this Regulation S GDR Certificate and receive therefor the Regulation S Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Regulation S Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Regulation S Deposit Agreement and this Regulation S GDR Certificates at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Regulation S Deposit Agreement or this Regulation S GDR Certificate in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

(26)         Termination of Regulation S Deposit Agreement. The Depositary shall, at any time, at the written direction of the Company, terminate the Regulation S Deposit Agreement by providing notice of such termination to the Holders of all Regulation S GDR Certificates then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in

A-26

either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Regulation S Deposit Agreement, the Depositary may terminate the Regulation S Deposit Agreement by providing notice of termination to the Holders of all Regulation S GDR Certificates then outstanding at least thirty (30) days prior to the date fixed for such termination.  On and after the date of termination of the Regulation S Deposit Agreement, the Holder of a Regulation S GDR Certificate will, upon surrender of such Regulation S GDR Certificate at the Principal New York Office or the Principal London Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of the Regulation S GDR Certificates referred to in paragraph (8) hereof and in the Regulation S Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the Regulation S Deposited Securities represented by such Regulation S GDR Certificate.  If any Regulation S GDR Certificates shall remain outstanding after the date of termination of the Regulation S Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Regulation S GDR Certificates, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Regulation S Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Regulation S Deposited Securities, shall sell rights as provided in the Regulation S Deposit Agreement, and shall continue to deliver Regulation S Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7 of the Regulation S Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Regulation S GDR Certificates surrendered to the Depositary (after deducting or charging, as the case may be, in each case, the charges of the Depositary for the surrender of Regulation S GDR Certificates and the withdrawal of Regulation S Deposited Securities, any expenses for the account of the Holder in accordance with the terms and conditions of the Regulation S Deposit Agreement and any applicable taxes or governmental charges or assessments).  At any time after the expiration of six (6) months from the date of termination of the Regulation S Deposit Agreement, the Depositary may sell the Regulation S Deposited Securities then held under the terms of the Regulation S Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, in an unsegregated account, without liability for interest, for the pro rata benefit of the Holders of Regulation S GDR Certificates whose Regulation S GDR Certificates have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Regulation S Deposit Agreement with respect to the Regulation S GDR Certificates, the Regulation S Deposited Securities and the Regulation S GDRs, except to account for such net proceeds and other cash (after deducting or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Regulation S GDR Certificate, any expenses for the account of the Holder in accordance with the terms and conditions of the Regulation S Deposit Agreement and any applicable taxes or governmental charges or assessments).  Upon the termination of the Regulation S Deposit Agreement, the Company shall be discharged from all obligations under the Regulation S Deposit Agreement except for its obligations to the Depositary under Sections 5.5, 5.9, 7.6 and 7.12 of the Regulation S Deposit Agreement.

(27)         Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this paragraph (27) and of the Regulation S Deposit Agreement, Deutsche Bank Trust Company Americas, its agents and Affiliates may own and deal in any class of

A-27

securities of the Company and its Affiliates and in Regulation S GDRs.  In its capacity as Depositary, the Depositary shall not lend Shares or Regulation S GDRs; provided, however, that the Depositary may (i) issue Regulation S GDRs prior to evidence of the receipt of Shares pursuant to Section 2.3 of the Regulation S Deposit Agreement (including extracts from the Share Register) and (ii) deliver Shares prior to the receipt and cancellation of Regulation S GDRs for withdrawal of Regulation S Deposited Securities pursuant to Section 2.7 of the Regulation S Deposit Agreement, including Regulation S GDRs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”).  The Depositary may receive Regulation S GDRs in lieu of Shares under (i) above and receive Shares in lieu of Regulation S GDRs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom Regulation S GDRs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Regulation S GDRs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Regulation S GDRs in its records and to hold such Shares or Regulation S GDRs in trust for the Depositary until such Shares or Regulation S GDRs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Regulation S GDRs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Regulation S GDRs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Regulation S GDRs outstanding (without giving effect to Regulation S GDRs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of Regulation S GDRs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holder (other than the Applicant).

Prior to the Effective Time, the Depositary may require that the person to whom any Pre-Release Transaction is made pursuant to this paragraph deliver to the Depositary a duly completed and executed certificate and agreement in substantially the form of Exhibit D-1 to the Regulation S Deposit Agreement.

(28)         Arbitration; Settlement of Disputes.  Any dispute, controversy or cause of action brought by any party to the Regulation S Deposit Agreement (including, for the avoidance of doubt, any former and current Holders and Beneficial Owners of Regulation S GDRs evidenced by Regulation S GDR Certificates issued pursuant to the Regulation S Deposit Agreement) against the Company and/or the Depositary arising out of or relating to the Shares or other Regulation S Deposited Securities, the Regulation S GDRs or the Regulation S Deposit Agreement, or any transaction contemplated therein or the breach hereof or thereof, including without limitation any question regarding existence, validity or termination, and any counterclaims that may be related thereto, shall be referred to, and

A-28

finally resolved by, binding arbitration in accordance with the rules of the London Court of International Arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction, provided, that, as contemplated by Section 7.6 of the Regulation S Deposit Agreement, in the event of any third party litigation to which (x) the Depositary is a party and to which the Company may be properly be joined, the Company may be so joined by the Depositary in any court in which such litigation is pending, and (y) to which the Company is a party and to which the Depositary may be properly joined, the Depositary may be so joined by the Company in any court in which such litigation is pending.  Notwithstanding anything contained in the Regulation S Deposit Agreement to the contrary, the parties thereto agree that the High Court of Justice in England shall have jurisdiction to hear and determine proceedings related to the enforcement of this arbitration provision and any arbitration award by the arbitrators contemplated in Section 7.12 of the Regulation S Deposit Agreement, and, for such purposes, each party thereto irrevocably submits to the non-exclusive jurisdiction of such courts.  Each of the parties thereto has agreed not to challenge the terms and enforceability of this arbitration clause, including, but not limited to, any challenge based on lack of mutuality, and each such party has irrevocably waived any such challenge.  The arbitration may be commenced by service of a written request for arbitration in accordance with the rules of the London Court of International Arbitration together with a Statement of Case (as defined therein) setting out in detail the facts and any contentions of law on which the party relies, and the relief claimed against the respondent (with copies of such documents delivered to the Company and the Depositary, as provided for in Section 7.5 of the Regulation S Deposit Agreement, and the London Court of International Arbitration and all the parties to such arbitration)  Any response served by the Company or the Depositary under the London Court of International Arbitration Rules shall set out in detail the facts and any contentions of law on which the Company or the Depositary relies.  The place of the arbitration shall be London, England and the language of the arbitration shall be English.  The number of arbitrators shall be three, each of whom shall be neutral and disinterested in such dispute, controversy or cause of action, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions.  In the absence of agreement between the parties as to the arbitrators, the arbitrators shall be appointed by the London Court of International Arbitration from a list prepared by the London Court of International Arbitration containing not less than seven (7) potential arbitrators, the individuals in such list having been ranked by the parties in order of their preference with each party having the right to reject on a peremptory basis two proposed selections in the list.  If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which sides shall have the right to rank lists of arbitrators and exercise peremptory rejections as if there were only two parties to such dispute, controversy or cause of action.  If such alignment and appointment shall not have occurred within thirty (30) calendar days after the initiating party serves the arbitration request, the London Court of International Arbitration shall determine the alignment of the parties for purposes of appointment of the arbitrators.  The parties may nominate, and the London Court of International Arbitration may appoint, from among the nationals of any country, whether or not a party is a national of that country.  The arbitrators shall decide the dispute by applying the applicable law as would a United States District Court sitting in the case, whether under either its diversity or federal question jurisdiction.  The arbitrators shall have no power or authority to award damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Regulation S Deposit Agreement; provided that nothing in this sentence

A-29

shall be construed to authorize any party to seek in any court any damages that the arbitrators are not empowered to award under the Regulation S Deposit Agreement.  The arbitrators’ award shall be final and binding upon the parties and their respective successors, heirs, executors and assigns.  The provisions of Section 7.12 of the Regulation S Deposit Agreement shall survive any termination of the Regulation S Deposit Agreement, in whole or in part.

(29)         Governing Law and Jurisdiction.  The Regulation S Deposit Agreement and the Regulation S GDRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.  Notwithstanding anything contained in the Regulation S Deposit Agreement, any Regulation S GDR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Regulation S Deposited Securities and the obligations and duties of the Company in respect of the Holders of Shares and other Regulation S Deposited Securities, as such, shall be governed by the laws of Russia (or, if applicable, such other laws as may govern the Regulation S Deposited Securities).  Notwithstanding the terms of Section 7.12 of the Regulation S Deposit Agreement and paragraph (28) hereof, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner or any regulatory authority brings a suit, action or proceeding in respect of the Regulation S GDRs, the Regulation S Deposit Agreement or any transaction contemplated therein, against (a) the Company, (b) the Depositary, in its capacity as Depositary under the Regulation S Deposit Agreement, or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States or any court in England, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States or the court in England (as the case may be) in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.  Nothing contained in this paragraph shall constitute a waiver by either the Depositary or the Company of any defenses available to the Depositary or the Company in respect of any such claim made in any such court, including without limitation, the defense that all actions against the Depositary and the Company shall be arbitrated in accordance with Section 7.12 of the Regulation S Deposit Agreement and paragraph (28) hereof.

The Company has in the Regulation S Deposit Agreement irrevocably designated, appointed and empowered Law Debenture Corporate Services Inc. (the “Agent”) now at 767 Third Avenue, 31st Floor, New York, NY 10017, United States of America, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail by the Depositary of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company by the Depositary in any U.S. federal or state court as described in the preceding paragraph of this paragraph (29).  The Company agrees to deliver, upon the Initial Deposit, a written acceptance by such Agent of its appointment.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this paragraph (29) reasonably satisfactory to the Depositary.  The Company further has irrevocably consented and agreed to the service by the Depositary of any and all legal process, summons, notices and documents in any suit, action

A-30

or proceeding by the Depositary against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 of the Regulation S Deposit Agreement.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any Regulation S GDRs remain outstanding or this Regulation S Deposit Agreement remains in force.  The Company further agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

EACH PARTY TO THE REGULATION S DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REGULATION S DEPOSIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTIONS, SUITS OR PROCEEDINGS BROUGHT IN ANY ARBITRATION OR COURT AS PROVIDED IN THIS PARAGRAPH (29) OR IN SECTION 7.12 OF THE REGULATION S DEPOSIT AGREEMENT OR PARAGRAPH (28) HEREOF, AND FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ARBITRATION OR COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH ARBITRATION OR COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding brought by (i) the Depositary in any court specifically consented to in the Regulation S Deposit Agreement or (ii) by any party thereto in any arbitration tribunal specifically consented to therein (each as to such designated parties, a “Consented Tribunal”), from setoff or counterclaim brought in any Consented Tribunal, from the jurisdiction of any Consented Tribunal, from service of process in respect of a claim brought in a Consented Tribunal, from attachment upon or prior to a judgment issued by a Consented Tribunal, from attachment in aid of execution of a judgment issued by a Consented Tribunal, from execution of a judgment issued by a Consented Tribunal, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment issued by a Consented Tribunal, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Regulation S Deposit Agreement, any Regulation S GDR or the Regulation S Deposited Securities.

A-31

Dated:  [•]

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Depositary

By:
Name:
Title:

By:
Name:
Title:

The address of the principal New York Office of the Depositary is 60 Wall Street, New York, New York 10005, United States.

The address of the principal London Office of the Depositary is Winchester House, 1 Great Winchester Street, London EC2N 2EQ, United Kingdom.

A-32

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto [                   ] whose taxpayer identification number is [                   ] and whose address including postal zip code is [                                      ] the within Regulation S GDR Certificates and all rights thereunder, hereby irrevocably constituting and appointing [                                      ] as attorney-in-fact to transfer said Regulation S GDR Certificates on the books of the Depositary with full power of substitution in the premises.

Dated: [•]	Name:

By:
Title:

NOTICE:  The signature of the Holder to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

A-33

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Regulation S Deposit Agreement

I.              Depositary Fees

The Depositary shall be entitled to charge the following remuneration and receive the following remuneration and reimbursement (such remuneration and reimbursement being payable on demand) from the Holders, Beneficial Owners and persons depositing Shares or surrendering Regulation S GDRs for cancellation in respect of its services under the Regulation S Deposit Agreement:

(i)                                  for the issue of Regulation S GDRs (other than upon the issue of Regulation S GDRs pursuant to the Initial Offering) or the cancellation of Regulation S GDRs upon the withdrawal of Regulation S Deposited Securities: U.S.$0.05 or less per Regulation S GDR issued or cancelled (except for issuances and cancellations covered by clause (ix));

(ii)                               for issuing Regulation S GDR Certificates in definitive registered form in replacement for mutilated, defaced, lost, stolen or destroyed Regulation S GDR Certificates: a sum per Regulation S GDR Certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs and expenses involved;

(iii)                            for issuing Regulation S GDR Certificates in definitive registered form (other than pursuant to clause (ii)): a sum per Regulation S GDR Certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs (including, but not limited to, printing costs) and expenses involved;

(iv)                           for receiving and paying any cash dividend or other cash distribution on or in respect of the Regulation S Deposited Securities: a fee of U.S.$0.02 or less per Regulation S GDR for each such dividend or distribution;

(v)                              in respect of any issue of rights or distribution of Shares (whether or not evidenced by Regulation S GDRs) or other securities or other property (other than cash) upon exercise of any rights, any free distribution, stock dividend or other distribution (except where converted to cash): U.S.$0.05 or less per outstanding Regulation S GDR for each such issue of rights, dividend or distribution;

(vi)                           for the operation and maintenance costs associated with the administration of the Regulation S GDRs: an annual fee of U.S.$0.02 or

B-1

less per Regulation S GDR; provided however, that if the Depositary imposes a fee under this clause (vi), then the total of fees assessed under this clause (vi), combined with the total of fees assessed under clause (iv), shall not exceed U.S.$0.02 per Regulation S GDR in any calendar year;

(vii)                        for the expenses incurred by the Depositary, the Custodian or their respective agents in connection with inspections of the relevant share register maintained by the local registrar or for performing due diligence on the central depository for the Russian Federation, if applicable: an annual fee of U.S.$0.01 or less per Regulation S GDR (such fee to be assessed against Holders of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions);

(viii)                     for the issue of Regulation S GDRs pursuant to a change for any reason in the number of Shares represented by each Regulation S GDR, regardless of whether or not there has been a deposit of Shares to the Custodian or the Depositary for such issuance: a fee of U.S.$0.05 or less per Regulation S GDR (or portion thereof); and

(ix)                             for transferring interests from and between the Regulation S GDRs and the Rule 144A GDRs: a fee to U.S.$0.05 or less per GDR.

II.            Charges

Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering Regulation S GDRs for cancellation and for the purpose of withdrawing Regulation S Deposited Securities shall be responsible for the following charges:

(i)                                  taxes (including applicable interest and penalties) and other governmental charges;

(ii)                               such registration fees as may from time to time be in effect for the registration of Shares or other Regulation S Deposited Securities on the share register and applicable to transfers of Shares or other Regulation S Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)                            such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Regulation S Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of Regulation S GDRs;

(iv)                           the expenses and charges incurred by the Depositary in the conversion of foreign currency;

B-2

(v)                              such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations applicable to Shares, Regulation S Deposited Securities, Regulation S GDRs and Regulation S GDR Certificates; and

(vi)                           the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the delivery or servicing of Regulation S Deposited Securities.

B-3

EXHIBIT C

RESERVED

C-1

EXHIBIT D-1

Certification and Agreement of Persons (other than Affiliates) Acquiring

Regulation S GDRs Upon Deposit of Shares

Pursuant to Section 2.3 of the

Regulation S Deposit Agreement(1)

DEUTSCHE BANK TRUST

COMPANY AMERICAS, as Depositary

GDR Department,

60 Wall Street, New York, New York 10005, United States

Re:          JSC SITRONICS (incorporated as an open joint stock company under the laws of the Russian Federation)

We refer to the Regulation S Deposit Agreement, dated as of December 14, 2006 (the “Regulation S Deposit Agreement”), among JSC SITRONICS (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary (the “Depositary”), and Holders and Beneficial Owners from time to time of Regulation S Global Depositary Receipts (the “Regulation S GDRs”) evidenced by Regulation S Global Depositary Receipt Certificates (the “Regulation S GDR Certificates”) issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Regulation S Deposit Agreement.

1.             This Certification and Agreement is furnished in connection with the deposit of Shares and request for issuance of Regulation S GDRs pursuant to Section 2.3 of the Regulation S Deposit Agreement.

2.             We acknowledge (or if we are a broker-dealer, our customer has confirmed to us that it acknowledges) that the Regulation S GDR Certificates, the Regulation S GDRs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”) or with any securities regulatory authority in any state or other jurisdiction of the United States.

3.             We certify that either:

(a)           We are, or at the time the Shares are deposited and at the time the Regulation S GDR Certificates are issued will be, the beneficial owner of the Shares and of the Regulation S GDRs evidenced by such Regulation S GDR Certificates, and:

(i)            we are not a U.S. person (as defined in Regulation S) and we are located outside the United States (within the meaning of Regulation S under the Act) and acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S),

(ii)           we are not an Affiliate of the Company or a person acting on behalf of such an Affiliate, and

(1) To be used prior to effectiveness of a registration statement on Form F-6 under the Securities Act of 1933 relating to depositary receipts to be issued pursuant to the Deposit Agreement.

D-1-1

(iii)          we are not in the business of buying and selling securities or, if we are in such business, we did not acquire the securities to be deposited from the Company or any Affiliate thereof in the initial distribution of Regulation S GDRs, Shares and Rule 144A GDRs.

OR

(b)           We are a broker-dealer acting on behalf of our customer; our customer has confirmed to us that it is, or at the time the Shares are deposited and at the time the Regulation S GDR Certificates are issued will be, the beneficial owner of the Shares and of the Regulation S GDRs evidenced by such Regulation S GDR Certificates, and:

(i)            it is not a U.S. person and it is located outside the United States and acquired, or has agreed to acquire and will have acquired, the Shares to be deposited outside the United States,

(ii)           it is not an Affiliate of the Company or a person acting on behalf of such an Affiliate, and

(iii)          it is not in the business of buying and selling securities or, if it is in such business, it did not acquire the securities to be deposited from the Company or any Affiliate thereof in the initial distribution of Regulation S GDRs, Shares and Rule 144A GDRs.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name:
Title:
Date:

D-1-2

EXHIBIT D-2

Certification and Agreement of Affiliates

Upon Deposit of Shares

Pursuant to Section 2.3 of the

Regulation S Deposit Agreement(2)

DEUTSCHE BANK TRUST
COMPANY AMERICAS, as Depositary
GDR Department,
60 Wall Street, New York, New York 10005, United States

JSC SITRONICS

39/5 3rd Tverskaya-Yamskaya St.,

Building 1, Moscow 125047, Russia

Re:          JSC SITRONICS (incorporated as an open joint stock company under the laws of the Russian Federation)

We refer to the Regulation S Deposit Agreement, dated as of December 14, 2006 (the “Regulation S Deposit Agreement”), among JSC SITRONICS (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary (the “Depositary”), and Holders and Beneficial Owners from time to time of Regulation S Global Depositary Receipts evidenced by Regulation S Global Depositary Receipt Certificates (the “Regulation S GDR Certificates”) issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

1.             This Certification and Agreement is furnished in connection with the deposit of Shares and issuance of Regulation S Global Depositary Receipts (the “Regulation S GDRs”) to be evidenced by one or more Regulation S GDR Certificates pursuant to Section 2.3 of the Deposit Agreement and the immediate resale of the Regulation S GDRs on a Designated Offshore Securities Market (as defined in Regulation S under the Securities Act of 1933, as amended (the “Act”)).

2.             We acknowledge that the Regulation S GDR Certificates, the Regulation S GDRs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Act or with any securities regulatory authority in any state or jurisdiction of the United States.

3.             We certify that:

(i)            we are the beneficial owner of the Shares being deposited, we have sold, or irrevocably agreed to sell, the Regulation S GDRs issued in respect of the Shares so deposited outside the United States in an “offshore transaction” within the meaning of Regulation S under the Act on a Designated Offshore Securities Market (as defined in Regulation S under the Act) in a transaction otherwise satisfying all of the requirements of Regulation S under the Act, we have not engaged in any “directed selling efforts” (within the meaning given to

(2) To be used only upon deposit by Affiliates in connection with sales of Regulation S GDRs on the London Stock Exchange through a broker licensed to transact business on the London Stock Exchange.

D-2-1

such term under Regulation S under the Act) in the United States, and we are not aware of the Company having made, or being engaged in, “directed selling efforts” (within the meaning given to such term under Regulation S under the Act) in the United States; and

(ii)           we are not a U.S. person (as defined in Regulation S), we are located outside the United States (within the meaning of Regulation S under the Act), we acquired the Shares to be deposited outside the United States (within the meaning of Regulation S) from a person other than a U.S. person (as defined in Regulation S), and we are not in the business of buying and selling securities; and

(iii)          we are (or may be) an Affiliate of the Company, and as such we understand that the deposit of Shares, the issuance of the Regulation S GDRs and the sale of the Regulation S GDRs is subject to limitations under the Act and that we are providing this Certification and Agreement to provide comfort to the Depositary and the Company that such deposit, issuance and sale may occur without the need for registration under the Act; and

(iv)          we agree to indemnify the Depositary, the Company and any of their officers, directors, agents, employees, and affiliates for any and all liability incurred as a result of their reliance on our certifications herein or in connection with our deposit of Shares, the issuance of the Regulation S GDRs, and the sale of the Regulation S GDRs.

4.             We certify that we have confirmed with the Company that the deposit of Shares for the issuance and subsequent sale of Regulation S GDRs is not subject to any limitation or restriction thereon imposed by the Company.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name:
Title:
Date:

CONSENTED TO:

JSC SITRONICS

By:
Name:
Title:
Date:

D-2-2

EXHIBIT D-3

Certification and Agreement of Affiliates

Upon Exchange of Rule 144A GDRs for Regulation S GDRs

Pursuant to Section 2.3 of the

Regulation S Deposit Agreement

DEUTSCHE BANK TRUST
COMPANY AMERICAS, as Depositary
GDR Department,
60 Wall Street, New York, New York 10005, United States

JSC SITRONICS

39/5 3rd Tverskaya-Yamskaya St.,

Building 1, Moscow 125047, Russia

Re:          JSC SITRONICS (incorporated as an open joint stock company under the laws of the Russian Federation)

We refer to the Rule 144A Deposit Agreement, dated as of December 14, 2006 (the “Rule 144A Deposit Agreement”), among JSC SITRONICS (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary (the “Depositary”), and the Holders and Beneficial Owners from time to time of Rule 144A Global Depositary Receipts (the “Rule 144A GDRs”) evidenced by Rule 144A Global Depositary Receipt Certificates (the “Rule 144A GDR Certificates”) issued thereunder, and (ii) the Regulation S Deposit Agreement, dated as of December 14, 2006 (the “Regulation S Deposit Agreement”), among the Company, the Depositary, and the Holders and Beneficial Owners from time to time of Regulation S Global Depositary Receipts (the “Regulation S GDRs”) evidenced by Regulation S Global Depositary Receipt Certificates (the “Regulation S GDR Certificates”) issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Rule 144A Deposit Agreement or the Regulation S Deposit Agreement, as the context may require.

1.             We are surrendering Rule 144A GDRs pursuant to Section 2.7 of the Rule 144A Deposit Agreement through DTC for the purpose of exchanging the Rule 144A GDRs for the corresponding number of Regulation S GDRs that are to be issued under the terms of the Regulation S Deposit Agreement to a common depositary for Euroclear and Clearstream (each as defined in the Regulation S Deposit Agreement) for delivery to our broker in settlement of a sale of the Regulation S GDRs on a Designated Offshore Securities Market (as defined in Regulation S under the Securities Act of 1933, as amended (the “Act”).

2.             We acknowledge that the Regulation S GDRs and the Shares represented by Regulation S GDRs have not been and will not be registered under the Act, or with any securities regulatory authority in any state or other jurisdiction of the United States.

3.             We certify that:

(i)            we are the Beneficial Owner of the Rule 144A GDRs being surrendered, we have sold, or irrevocably agreed to sell, the Regulation S GDRs issued in exchange for the Rule 144A GDRs surrendered in an “offshore transaction” (within the meaning of Regulation S under the Act) on a Designated Offshore Securities Market (as defined in Regulation S under the Act) in a transaction otherwise satisfying all of the requirements of Regulation S under the Act, we have not engaged in any

D-3-1

directed selling efforts (within the meaning given to such term under Regulation S under the Act) in the United States (within the meaning of Regulation S under the Act), we are not aware of the Company having made, or being engaged in, directed selling efforts (within the meaning given to such term under Regulation S under the Act) in the United States (within the meaning of Regulation S under the Act); and

(ii)           we are not a U.S. person (as defined in Regulation S), we are located outside the United States (within the meaning of Regulation S under the Act), we acquired the Rule 144A GDRs surrendered herewith, or the Shares represented by the Rule 144A GDRs surrendered herewith, as applicable, outside the United States (within the meaning of Regulation S) from a person other than a U.S. person (as defined in Regulation S), and we are not in the business of buying and selling securities; and

(iii)          we are (or may be) an Affiliate of the Company, and as such we understand that the exchange of Rule 144A GDRs for Regulation S GDRs and the sale of the Regulation S GDRs is subject to limitations under the Act and that we are providing this Certification and Agreement to provide comfort to the Depositary and the Company that such exchange and sale may occur without the need for registration under the Act; and

(iv)          we agree to indemnify the Depositary, the Company and any of their officers, directors, agents, employees, and affiliates for any and all liability incurred as a result of their reliance on our certifications and agreements herein in connection with the exchange of Rule 144A GDRs for Regulation S GDRs, and the sale of the Regulation S GDRs so issued in exchange; and

4.             We agree to pay to the Depositary cancellation and issuance fees for the Rule 144A GDRs and the Regulation S GDRs, respectively, in connection with the exchange of Rule 144A GDRs for Regulation S GDRs contemplated herein in a total amount not exceeding US $0.05 per Rule 144A GDR cancelled in such exchange.

5.             We certify that we have confirmed with the Company that the exchange of Rule 144A GDRs for Regulation S GDRs and subsequent sale of Regulation S GDRs is not subject to any limitation or restriction thereon imposed by the Company.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name:
Title:
Date:

CONSENTED TO:

JSC SITRONICS

By:
Name:
Title:
Date:

D-3-2

RULE 144A DEPOSIT AGREEMENT

by and among

JSC SITRONICS

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF
RULE 144A GLOBAL DEPOSITARY RECEIPTS
EVIDENCED BY
RULE 144A GLOBAL DEPOSITARY RECEIPT CERTIFICATES
ISSUED HEREUNDER

DATED AS OF DECEMBER 14, 2006

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Section 1.39	“Russian Stock Exchanges”	5
Section 1.40	“Securities Act”	5
Section 1.41	“Securities Exchange Act”	6
Section 1.42	“Securities Act Legend”	6
Section 1.43	“Shares”	7
Section 1.44	“Share Register”	7
Section 1.45	“United States”	7

ARTICLE II	APPOINTMENT OF DEPOSITARY, BOOK-ENTRY SYSTEM, FORM OF RULE 144A GDR CERTIFICATE, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RULE 144A GDR(S)	7

Section 2.1	Appointment of Depositary	7
Section 2.2	Book-Entry System; Form and Transferability of Rule 144A GDR Certificates	8
Section 2.3	Deposit of Shares	12
Section 2.4	Registration of Shares	16
Section 2.5	Execution and Delivery of Rule 144A GDR Certificates	16
Section 2.6	Transfer, Combination and Split-up of Rule 144A GDR Certificates	17
Section 2.7	Surrender of Rule 144A GDR Certificates and Withdrawal of Rule 144A Deposited Securities	18
Section 2.8	Limitations on Execution and Delivery, Transfer, Etc. of Rule 144A GDR Certificates; Suspension of Delivery, Transfer, Etc.	20
Section 2.9	Lost Rule 144A GDR Certificates, Etc.	21
Section 2.10	Cancellation and Destruction of Surrendered Rule 144A GDR Certificates; Maintenance of Records	22
Section 2.11	Partial Entitlement Rule 144A GDRs	22

ARTICLE III	CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL OWNERS OF RULE 144A GDR(S)	23

Section 3.1	Proofs, Certificates and Other Information	23
Section 3.2	Liability of Holders and Beneficial Owners for Taxes and Other Charges	24
Section 3.3	Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Shares or Rule 144A GDR Certificates	24
Section 3.4	Compliance with Information Requests	25
Section 3.5	Ownership Restrictions	25

ARTICLE IV	THE RULE 144A DEPOSITED SECURITIES	26

Section 4.1	Cash Distributions	26
Section 4.2	Distributions in Shares	26
Section 4.3	Elective Distributions	27
Section 4.4	Distributions of Rights to Purchase Additional Rule 144A GDRs	28

ii

iii

RULE 144A DEPOSIT AGREEMENT

This RULE 144A DEPOSIT AGREEMENT, dated as of December 14 2006 is entered into by and among (i) JSC SITRONICS, an open joint stock company organized under the laws of the Russian Federation, (ii) DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York, United States of America, acting in its capacity as depositary hereunder, and any successor depositary hereunder and (iii) all Holders and Beneficial Owners from time to time of Rule 144A Global Depositary Receipts evidenced by Rule 144A Global Depositary Receipt Certificates issued hereunder.  All capitalized terms used herein have the meanings ascribed to them in Article 1 below, or elsewhere in this Rule 144A Deposit Agreement.

W I T N E S S E T H   T H A T:

WHEREAS, the Company has duly authorized and outstanding Shares which are or prior to the Initial Offering will be listed for trading on the Russian Stock Exchanges; and

WHEREAS, the Company desires to provide for the initial deposit of Shares and to establish a mechanism for the deposit of additional Shares from time to time thereafter with the Custodian, as agent for the Depositary for the purposes of this Rule 144A Deposit Agreement, in each case, for the creation of Rule 144A Global Depositary Receipts representing the Shares so deposited and for the execution and delivery of Rule 144A Global Depositary Receipt Certificates evidencing the Rule 144A Global Depositary Receipts so created; and

WHEREAS, such Rule 144A Global Depositary Receipts may be sold pursuant to an exemption from the registration requirements of the Securities Act and in compliance with other applicable laws and may be resold by the Beneficial Owners of such Rule 144A Global Depositary Receipts in accordance with the restrictions on resale set forth in the Securities Act Legend; and

WHEREAS, the Rule 144A Global Depositary Receipt Certificates are to be substantially in the form of Exhibit A annexed hereto with appropriate insertions, modifications and omissions, as hereinafter provided; and

WHEREAS, the Depositary is willing to act as Depositary for such Rule 144A Global Depositary Receipts facility upon the terms set forth in this Rule 144A Deposit Agreement; and

WHEREAS, the Company is authorized and desires to establish a Rule 144A Global Depositary Receipts facility and to enter into the transactions contemplated herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated.

SECTION 1.1         “Affiliate”  shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another entity, and, where the context relates to Rule 144, as defined thereunder.

SECTION 1.2         “Applicant”  shall have the meaning given to such term in Section 5.10 hereof.

SECTION 1.3         “Beneficial Owner”  shall mean, as to any Rule 144A GDR, any person or entity having from time to time a beneficial interest deriving from the ownership of such Rule 144A GDR evidenced by a Rule 144A GDR Certificate. A Beneficial Owner may or may not be the Holder of the Rule 144A GDR Certificate evidencing such Rule 144A GDR. A Beneficial Owner shall be able to exercise any right and receive any benefit hereunder solely through the person or entity who is the Holder of the Rule 144A GDR Certificate(s) evidencing the Rule 144A GDRs owned by such Beneficial Owner.

SECTION 1.4         “Charter”  shall mean the Charter of the Company, as in effect from time to time.

SECTION 1.5         “Commission”  shall mean the Securities and Exchange Commission of the United States and any successor governmental agency thereto in the United States.

SECTION 1.6         “Company”  shall mean JSC SITRONICS, an open joint stock company organized and existing under the laws of the Russian Federation, having its principal executive office at 39/5 3rd Tverskaya-Yamskaya St., Building 1, Moscow 125047, Russia, and its successors.

SECTION 1.7         “Custodian”  shall mean, as of the date hereof, Deutsche Bank Ltd., principal office located at: 4 Shepkina Street, 129090 Moscow, Russia, as custodian and agent for the Depositary for the purposes of this Rule 144A Deposit Agreement, and any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.6 hereof as a successor, substitute or additional custodian hereunder. The term “Custodian” shall mean any custodian individually or all custodians collectively, as the context requires.

SECTION 1.8         “Deliver” and “Delivery”  shall mean, when used in respect of Rule 144A Global Depositary Receipts, Rule 144A Global Depositary Receipt Certificates, Rule 144A Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, if available.

SECTION 1.9         “Depositary”  shall mean Deutsche Bank Trust Company Americas, a banking corporation organized under the laws of the State of New York, United States of

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America, in its capacity as depositary under the terms of this Rule 144A Deposit Agreement, and any successor depositary.

SECTION 1.10       “Dollars” or “$”  shall mean the lawful currency of the United States.

SECTION 1.11       “DTC”  shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

SECTION 1.12       “DTC Participant”  shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and funds held in DTC.

SECTION 1.13       “Foreign Currency”  shall mean any currency other than Dollars.

SECTION 1.14       “Full Entitlement Rule 144A GDR Certificate(s)”, “Full Entitlement Rule 144A GDR(s)” and “Full Entitlement Share(s)”  shall have the respective meanings set forth in Section 2.11 hereof.

SECTION 1.15       “Holder”  shall mean the person in whose name a Rule 144A GDR Certificate is registered on the books of the Depositary or the Registrar, if any, maintained for such purpose.  A Holder may or may not be a Beneficial Owner.  If a Holder is not the Beneficial Owner of the Rule 144A GDRs evidenced by the Rule 144A GDR Certificate registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of the Rule 144A GDRs evidenced by such Rule 144A GDR Certificate.

SECTION 1.16       “Initial Deposit”  shall mean the deposit(s) of Shares with the Depositary in connection with the Initial Offering.

SECTION 1.17       “Initial Offering”  shall mean the offering of Rule 144A GDRs by the Company and/or one or more shareholders (who may but need not be Affiliates) of the Company, pursuant to a prospectus for a global offering of the Shares, including any overallotment option granted to the underwriters thereof.

SECTION 1.18       “Master Rule 144A GDR Certificate”  shall have the meaning assigned to it in Section 2.2 hereof.

SECTION 1.19       “Partial Entitlement Rule 144A GDR Certificate(s)”, “Partial Entitlement Rule 144A GDR(s)” and “Partial Entitlement Share(s)”  shall have the respective meanings set forth in Section 2.11 hereof.

SECTION 1.20       “Pre-Release Transaction”  shall have the meaning assigned to it in Section 5.10 hereof.

SECTION 1.21       “PORTAL” shall mean the PORTAL Market operated by the NASDAQ Stock Market, Inc.

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SECTION 1.22       “Principal London Office”  when used with respect to the Depositary, shall be the principal office of the Depositary in London, England at which at any particular time its depositary receipts business shall be administered and which has been duly notified to the Company, which, at the date of this Rule 144A Deposit Agreement, is located at: Winchester House, 1 Great Winchester Street, London EC2N 2EQ, United Kingdom.

SECTION 1.23       “Principal New York Office”  when used with respect to the Depositary, shall be the principal office of the Depositary in New York at which at any particular time its depositary receipts business shall be administered and which has been duly notified to the Company, which, at the date of this Rule 144A Deposit Agreement, is located at 60 Wall Street, New York, New York 10005, United States.

SECTION 1.24       “Qualified Institutional Buyer”  shall have the meaning assigned to it under Rule 144A under the Securities Act.

SECTION 1.25       “Receipts”, “Rule 144A Global Depositary Receipt Certificates” or “Rule 144A GDR Certificates”  shall mean the certificates issued by the Depositary to evidence Rule 144A Global Depositary Receipts issued under the terms of this Rule 144A Deposit Agreement, as amended from time to time in accordance with the provisions of this Rule 144A Deposit Agreement.  A Rule 144A GDR Certificate may evidence any number of Rule 144A GDRs.  Where the context so requires, the term “Receipt” or “Rule 144A GDR Certificate” shall refer to the Master Rule 144A GDR Certificate.

SECTION 1.26       “Registrar”  shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register the ownership and transfers of Rule 144A GDR Certificates as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.  Registrars (other than the Depositary) may be removed and successors appointed by the Depositary.  Each Registrar (other than the Depositary) appointed pursuant to this Rule 144A Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Rule 144A Deposit Agreement.

SECTION 1.27       “Regulation S”  shall mean Regulation S promulgated by the Commission under the Securities Act, as amended from time to time.

SECTION 1.28       “Regulation S Deposit Agreement”  shall mean the Regulation S Deposit Agreement dated as of December 14, 2006 by and among the Company, the Depositary, and all “Holders” and “Beneficial Owners” (as therein defined) from time to time of the Regulation S GDRs evidenced by Regulation S GDR Certificates issued thereunder, as the same may be amended and supplemented from time to time in accordance with the provisions thereof.  The terms “Regulation S GDR” and “Regulation S GDR Certificate” shall be as defined in the Regulation S Deposit Agreement.  This Rule 144A Deposit Agreement and the Regulation S Deposit Agreement may be referred to herein collectively as the “Deposit Agreements”, and the Rule 144A GDRs and the Regulation S GDRs may be referred to herein collectively as the “GDRs”.

SECTION 1.29       “Ruble(s)” or “RUB”  shall mean the lawful currency of Russia.

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SECTION 1.30       “Rule 144”  shall mean Rule 144 promulgated by the Commission under the Securities Act, as amended from time to time.

SECTION 1.31       “Rule 144A”  shall mean Rule 144A promulgated by the Commission under the Securities Act, as amended from time to time.

SECTION 1.32       “Rule 144A Deposit Agreement”  shall mean this Rule 144A Deposit Agreement and all exhibits hereto, as the same may be amended and supplemented from time to time in accordance with the provisions hereof.

SECTION 1.33       “Rule 144A Deposited Securities”  shall mean Shares at any time deposited under this Rule 144A Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu thereof, subject, in the case of cash, to the provisions of Section 4.8 hereof.  The collateral received in connection with Pre-Release Transactions shall not constitute Rule 144A Deposited Securities.

SECTION 1.34       “Rule 144A Global Depositary Receipts” or “Rule 144A GDRs”  shall mean, with respect to any Rule 144A GDR Certificate, the rights and interests in the Rule 144A Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Rule 144A Deposit Agreement and the Rule 144A GDR Certificates issued hereunder.  Each Rule 144A GDR shall represent the number of Shares notified in writing to the Depositary by the Company prior to the date a copy of the underwriting agreement in connection with the Initial Offering is delivered by the Company to the Depositary (a “Ratio Designation Notice”), until there shall occur a distribution upon the Rule 144A Deposited Securities referred to in Section 4.2 hereof, or a change in the Rule 144A Deposited Securities referred to in Section 4.11 hereof, with respect to which additional Rule 144A GDRs are not issued, and thereafter each Rule 144A GDR shall represent the right to receive the Shares or Rule 144A Deposited Securities specified in such Sections.

SECTION 1.35       “Rule 144A GDR Record Date”  shall have the meaning given thereto in Section 4.9 hereof.

SECTION 1.36       “Russia”  shall mean the Russian Federation.

SECTION 1.37       “Russian Federal Service”  shall mean the Russian Federal Service for the Financial Markets, and any successor Russian governmental agency thereto.

SECTION 1.38       “Russian Share Registrar”  shall mean OJSC Reestr, the entity that maintains the Share Register for the Shares in Russia, or any successor thereto and any other appointed agent of the Company for the transfer and registration of the Shares in Russia.

SECTION 1.39       “Russian Stock Exchanges”  shall mean, collectively, Moscow Stock Exchange and any other Russian stock exchange(s) on which the Shares are listed from time to time.

Section 1.40       “Securities Act”  shall mean the United States Securities Act of 1933, as amended from time to time.

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SECTION 1.41       “Securities Exchange Act”  shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

SECTION 1.42       “Securities Act Legend”  shall mean the following statement:

NEITHER THIS RULE 144A GDR CERTIFICATE, NOR THE RULE 144A GDRs EVIDENCED HEREBY, NOR THE SHARES REPRESENTED THEREBY HAVE BEEN OR WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.  ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS RULE 144A GDR CERTIFICATE, THE RULE 144A GDRS EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS.  THE HOLDERS AND THE BENEFICIAL OWNERS HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS RULE 144A GDR CERTIFICATE AND THE RULE 144A GDRS EVIDENCED HEREBY, ACKNOWLEDGE THAT SUCH RULE 144A GDR CERTIFICATE, THE RULE 144A GDRS EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREE FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY THAT THIS RULE 144A GDR CERTIFICATE, THE RULE 144A GDRS EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES AND ONLY (1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) TO A PERSON WHOM THE HOLDER AND THE BENEFICIAL OWNER REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF SHARES RECEIVED UPON CANCELLATION OF ANY RULE 144A GDR MAY DEPOSIT OR CAUSE TO BE DEPOSITED SUCH SHARES INTO ANY DEPOSITARY RECEIPT FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, OTHER THAN A RULE 144A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SHARES OR THE RULE 144A GDRS.

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EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS RULE 144A GDR CERTIFICATE OR A BENEFICIAL INTEREST IN THE RULE 144A GDRS EVIDENCED HEREBY, AS THE CASE MAY BE, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING.

SECTION 1.43       “Shares”  shall mean uncertificated registered common shares of the Company, each with a par value of one (1) Ruble, validly issued and outstanding, fully paid, nonassessable and issued free of any preemptive rights and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided, however, that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided, further, that, if there shall occur any change in nominal or par value, split-up or consolidation, exchange, conversion or any other reclassification or event described in Section 4.11 hereof in respect of the Shares, the term “Shares” shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such change in nominal or par value, split-up or consolidation, exchange, conversion or any other such reclassification or event.

SECTION 1.44       “Share Register”  shall mean the shareholder register maintained by the Russian Share Registrar in accordance with Russian law, in which ownership and nominal holding of the Shares is registered.

SECTION 1.45       “United States”  shall have the meaning assigned to it under Regulation S promulgated under the Securities Act, and the term “U.S.” shall be construed accordingly.

ARTICLE II

APPOINTMENT OF DEPOSITARY, BOOK-ENTRY SYSTEM,
FORM OF RULE 144A GDR CERTIFICATE,
DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF RULE 144A GDR(S)

SECTION 2.1         Appointment of Depositary.  The Company hereby appoints the Depositary as depositary for the Rule 144A Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Rule 144A Deposit Agreement.  Each Holder and each Beneficial Owner, upon acceptance of any Rule 144A GDRs (or any interest therein) issued in accordance with the terms of this Rule 144A Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Rule 144A Deposit Agreement and (b) appoint the Depositary as its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Rule 144A Deposit Agreement, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Rule 144A Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).  The appointment of the Depositary under this Section 2.1 shall not be deemed the appointment of the Depositary as depositary  or registrar  for the purposes of Articles 7 or 8 of Russian Federal Law No. 39-FZ On the Securities Market dated 22 April 1996 (as amended) or other applicable Russian law.

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SECTION 2.2         Book-Entry System; Form and Transferability of Rule 144A GDR Certificates.

(a)           DTC Eligibility.  The Company and the Depositary will apply to DTC for acceptance of the Rule 144A GDRs into DTC’s book-entry settlement system and shall deliver to DTC a Blanket Letter of Representations in the form required by DTC.  So long as Rule 144A GDRs are eligible for book-entry settlement with DTC, unless otherwise required by law, Rule 144A GDRs will be evidenced by a single master Rule 144A GDR Certificate (the “Master Rule 144A GDR Certificate”) registered in the name of a nominee of DTC (initially “Cede & Co.”).  As such, the nominee of DTC will be the only “Holder” of the Rule 144A GDR Certificate evidencing all Rule 144A GDRs held through DTC.  Deutsche Bank Trust Company Americas or such other entity as is agreed with DTC may hold the Master Rule 144A GDR Certificate as custodian for DTC.  Each Beneficial Owner of Rule 144A GDRs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such Rule 144A GDRs.  DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the Rule 144A GDRs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of Rule 144A GDRs.  Ownership of beneficial interests in the Master Rule 144A GDR Certificate shall be shown on, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or its nominee or (ii) DTC Participants.

If, at any time when Rule 144A GDRs are evidenced by the Master Rule 144A GDR Certificate, DTC ceases to make its book-entry settlement system available for such Rule 144A GDRs, the Company shall consult with the Depositary regarding making other arrangements for book-entry settlement.  If it is impracticable without undue effort or expense to continue to have the Rule 144A GDRs available in book-entry form, the Company shall instruct the Depositary to make Rule 144A GDR Certificates available to the Beneficial Owners of Rule 144A GDRs in physical, certificated form, with such additions, deletions and modifications to this Rule 144A Deposit Agreement and the form of Rule 144A GDR Certificate attached hereto as Exhibit A and subject to the requirements of any other documents, statements or certifications in connection therewith as the Company and the Depositary may, from time to time, agree.  In the event of issuance of physical, certificated Rule 144A GDR Certificates, such Rule 144A GDR Certificates may evidence any whole number of Rule 144A GDRs.

(b)           Form of Rule 144A GDR Certificate.  The Rule 144A GDR Certificates shall be typewritten, in the case of the Master Rule 144A GDR Certificate, and otherwise shall be engraved, lithographed, printed, or produced in such other form as may be agreed upon by the Company and the Depositary.  Rule 144A GDR Certificates shall be issued only in denominations of any whole number of Rule 144A GDRs.  The Rule 144A GDR Certificates shall be substantially in the form set forth in Exhibit A attached hereto, with appropriate additions, deletions and modifications, in each case, as otherwise contemplated in this Rule 144A Deposit Agreement or as required by applicable law.  Rule 144A GDR Certificates shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Rule 144A GDR Certificates, provided that the Master Rule 144A GDR Certificate shall not be required to be

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so countersigned.  No Rule 144A GDR Certificate and no Rule 144A GDR evidenced thereby shall be entitled to any benefits under this Rule 144A Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Rule 144A GDR Certificate shall have been so dated, signed, countersigned and registered.  Rule 144A GDR Certificates bearing the facsimile signature of any duly authorized signatory of the Depositary or the Registrar, who was at the time of signature a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding that such signatory has ceased to be so authorized prior to the delivery of such Rule 144A GDR Certificate by the Depositary.  The Rule 144A GDR Certificates shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company (including, without limitation, depositary receipts issued under the terms of the Regulation S Deposit Agreement).

The Depositary shall maintain a register in which each Rule 144A GDR Certificate so executed and delivered and the transfer of each such Rule 144A GDR Certificate shall be registered.

(c)           Legends.  The Master Rule 144A GDR Certificate shall bear such legend(s) as may be required by DTC in order for the Rule 144A GDRs to be accepted in its book-entry settlement system and such other legends as the Company and the Depositary may agree from time to time.  The Master Rule 144A GDR Certificate shall represent the aggregate amount of Rule 144A GDRs from time to time indicated in the records of the Depositary as being issued hereunder, and the aggregate amount of Rule 144A GDRs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.

Rule 144A GDR Certificates will be endorsed with the Securities Act Legend unless otherwise determined by the Company and the Depositary from time to time.  Such legend may be amended from time to time in accordance with Section 6.1 hereof.  The Rule 144A GDR Certificates may be endorsed with or have incorporated in the text thereof such other legends or recitals or changes not inconsistent with this Rule 144A Deposit Agreement (i) as may be necessary to enable the Depositary to perform its obligations hereunder, (ii) as may be required to comply with any applicable law or regulations, or as may be required for the Rule 144A GDRs to trade in PORTAL or in another closed market available only to Qualified Institutional Buyers and to securities eligible for resale under Rule 144A, or to conform with any laws or regulations, with the rules of any securities exchange or market on which the Rule 144A GDRs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) as may be necessary to indicate any special limitations or restrictions to which any particular Rule 144A GDRs are subject by reason of the date or manner of issuance of the underlying Rule 144A Deposited Securities or otherwise, or (iv) as may be required by any book-entry system in which Rule 144A GDRs are held.

If the Company offers and places newly issued Shares in the Initial Offering through a closed subscription in which the Depositary subscribes to all or any portion of such newly issued Shares, the Rule 144A GDR Certificates shall bear the following legends:

THE COMPANY AND THE DEPOSITARY HAVE AGREED IN THE RULE 144A DEPOSIT AGREEMENT THAT NEITHER THE DEPOSITARY NOR

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THE CUSTODIAN ASSUMES ANY OBLIGATION OR RESPONSIBILITY TO MAKE ANY PAYMENTS FOR, NOR SHALL EITHER OF THEM BE SUBJECT TO ANY LIABILITY UNDER THIS RULE 144A DEPOSIT AGREEMENT OR OTHERWISE FOR NONPAYMENT FOR, THE SHARES ISSUED BY THE COMPANY AND PLACED IN THE INITIAL OFFERING OF SUCH SHARES BY THE COMPANY AND THE SELLING SHAREHOLDERS (INCLUDING ANY EXERCISE BY THE UNDERWRITERS OF AN OVER-ALLOTMENT OPTION IN CONNECTION THEREWITH).

PRIOR TO RECEIPT BY THE DEPOSITARY OF WRITTEN NOTICE FROM THE COMPANY THAT A REPORT ON THE RESULTS OF THE ISSUE OF THE SHARES NEWLY ISSUED AND PLACED BY THE COMPANY IN THE INITIAL OFFERING HAS BEEN REGISTERED WITH THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS, THE RULE 144A GDRS EVIDENCED HEREBY ARE ISSUED ON A PROVISIONAL BASIS.  PRIOR TO RECEIPT OF SUCH NOTICE, NOTWITHSTANDING ANYTHING IN THIS RULE 144A GDR CERTIFICATE OR THE RULE 144A DEPOSIT AGREEMENT TO THE CONTRARY, THE DEPOSITARY SHALL NOT, EXCEPT AS SPECIFICALLY DESCRIBED BELOW, DELIVER ANY SHARES PURSUANT TO PARAGRAPH 2 OF THIS RULE 144A GDR CERTIFICATE OR SECTION 2.7 OF THE RULE 144A DEPOSIT AGREEMENT AND THE DEPOSITARY SHALL NOT VOTE, OR CAUSE TO BE VOTED, SECURITIES DEPOSITED THEREUNDER, AND HOLDERS SHALL NOT BE ENTITLED TO GIVE VOTING INSTRUCTIONS, AS CONTEMPLATED BY PARAGRAPH 19 OF THIS RULE 144A GDR CERTIFICATE OR SECTION 4.10 OF THE RULE 144A DEPOSIT AGREEMENT.

IF A REPORT ON THE RESULTS OF THE ISSUE OF THE SHARES NEWLY ISSUED AND PLACED BY THE COMPANY IN THE INITIAL OFFERING HAS NOT BEEN REGISTERED WITH THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS ON OR BEFORE THE DATE WHICH IS 60 DAYS AFTER THE CLOSING DATE FOR SUCH OFFERING (OR SUCH LATER DATE AS THE COMPANY, THE SELLING SHAREHOLDERS (IF ANY) AND THE UNDERWRITERS PARTICIPATING IN THE OFFERING MAY AGREE), UPON WRITTEN NOTICE BY THE COMPANY, THE PROCEEDS OF THE PLACEMENT OF THE SHARES SHALL BE DELIVERED TO THE DEPOSITARY AND FROM THE TIME OF ITS RECEIPT OF SUCH PROCEEDS THIS RULE 144A GDR CERTIFICATE WILL REPRESENT THE RIGHT TO RECEIVE A PROPORTIONAL INTEREST IN THE FUNDS SO RECEIVED.  THE FUNDS SO RECEIVED BY THE DEPOSITARY IN ANY CURRENCY OTHER THAN U.S. DOLLARS WILL BE CONVERTED INTO U.S. DOLLARS (AT MARKET RATES THEN AVAILABLE) AND DISTRIBUTED TO HOLDERS OF RULE 144A GDRS, IN EACH CASE ON THE TERMS OF THE RULE 144A DEPOSIT AGREEMENT.  THE RULE 144A GDRS WILL BE CANCELLED BY THE DEPOSITARY UPON DISTRIBUTION OF THE PROPORTIONAL INTERESTS IN THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO THE HOLDER OF THIS RULE 144A GDR CERTIFICATE.  THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO HOLDERS OF RULE 144A GDRS MAY BE LESS THAN THE PRICE AT WHICH THE RULE 144A GDRS HAVE BEEN SOLD BY

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THE COMPANY OR THE SELLING SHAREHOLDERS (IF ANY) OR PURCHASED BY THE HOLDER THEREOF, AND SUCH DISTRIBUTION MAY BE SUBJECT TO WITHHOLDING TAXES OR DELAYS.

The Rule 144A GDR Certificates shall bear the following legends (and such other legends as may be reasonably required by the Depositary):

EACH HOLDER AND BENEFICIAL OWNER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING RULE 144A GDRS REPRESENTED BY THIS CERTIFICATE, AGREES, FOR THE BENEFIT OF JSC SITRONICS AND THE DEPOSITARY NAMED BELOW, THAT THE RULE 144A GDRS REPRESENTED BY THIS CERTIFICATE MAY NOT AT ANY TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON LOCATED IN RUSSIA, RESIDENTS OF RUSSIA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, SUCH PERSONS, UNLESS AND TO THE EXTENT OTHERWISE PERMITTED UNDER RUSSIAN LAW.

IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF THE COMPANY IN THE NAME OF DEUTSCHE BANK TRUST COMPANY AMERICAS, AS DEPOSITARY, OR ITS NOMINEE, OR OF THE CUSTODIAN, OR ITS NOMINEE.  HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA’S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS.  THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION ARE NOT REQUIRED TO RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

(d)           Title.  Subject to any limitations set forth in the Rule 144A GDR Certificate or in this Rule 144A Deposit Agreement, title to such Rule 144A GDR Certificate (and to the Rule 144A GDRs evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the Rule 144A GDR Certificate has been properly endorsed or is accompanied by proper instruments of transfer.  Notwithstanding any notice to the contrary, the Company and the Depositary may deem and treat the Holder of a Rule 144A GDR Certificate as the absolute owner thereof for all purposes.  Neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Rule 144A Deposit Agreement or any Rule 144A GDR Certificate to any holder of a Rule 144A GDR Certificate or any Beneficial Owner unless such holder is the registered Holder of such Rule 144A GDR Certificate on the books of the Depositary, or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder of such Rule 144A GDRs registered on the books of the Depositary.

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SECTION 2.3         Deposit of Shares.

(a)           Subject to the terms and conditions of this Rule 144A Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares may be deposited, after the Initial Deposit, by (A) the Company or its Affiliates in the case of a subsequent offering or any distribution of Shares, but in such case subject to the terms of Sections 4.2, 4.3, 4.4, 4.11 and 5.8 hereof, (B) any persons (other than the Company and its Affiliates), subject, however, to prior delivery to the Depositary by or on behalf of the person acquiring beneficial ownership of the Rule 144A GDRs to be issued in respect of such Shares of a duly completed and signed certification and agreement substantially in the form of Exhibit D-1 attached hereto, and (C) any Affiliate of the Company, subject, however, to the prior delivery to the Depositary by or on behalf of the Affiliate acquiring beneficial ownership of the Rule 144A GDRs to be issued in respect of such Shares of a duly completed and signed certification and agreement substantially in the form of Exhibit D-3 attached hereto, in each case by book-entry transfer to the Custodian accompanied by any appropriate instrument or instruments of transfer or endorsement which will consist of (x) extracts from the Share Register and, if applicable, certificates evidencing ownership of the Shares, (y) a transfer deed or other similar document authorizing registration of the Shares in the name of the Depositary, the Custodian or their respective nominees, or endorsement, in form satisfactory to the Custodian, and (z) where applicable, a purchase/sale contract or other similar document relating to the transfer of the Shares, in each case in form satisfactory to the Custodian, and delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to such account, in any case accompanied by delivery to the Custodian or the Depositary, as the case may be, of (x) a written order, from the person depositing such Shares or on whose behalf such Shares are deposited, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Rule 144A GDR Certificate (if certificated Rule 144A GDR Certificates are then available pursuant to Section 2.2 hereof), or make such adjustment to its records, as contemplated by Section 2.2 hereof, for the number of Rule 144A GDRs representing such deposited Shares, (y) any payments, including the charges of the Depositary for the making of deposits and the issuance of Rule 144A GDRs (as set forth in Exhibit B hereto), and documents required under this Rule 144A Deposit Agreement and (z) such other documentation as the Depositary and the Company may reasonably require.

The Company shall notify the Depositary and the Custodian in writing in the event that the Shares or Rule 144A Deposited Securities shall be listed on a national securities exchange registered under Section 6 of the Securities Exchange Act or quoted in a U.S. automated inter-dealer quotation system (within the meaning of Rule 144A(d)(3)(i)).  In such event, notwithstanding any other provision of this Rule 144A Deposit Agreement to the contrary, the Depositary and the Custodian shall refuse to accept for deposit any Shares, unless (i) the person making such deposit shall certify that neither the Shares nor the other Rule 144A Deposited Securities to be deposited were, when issued, of the same class (within the meaning of Rule 144A(d)(3)(i)), as the securities so listed or quoted, and (ii) such Shares are accompanied by evidence satisfactory to the Depositary that such Shares are eligible for resale under Rule 144A.  The Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified, as hereinafter provided, that the Company has restricted transfer of such Shares to comply with any ownership restrictions referred to in Sections 3.4 and 3.5 hereof or under applicable laws.  The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder or transfer of Rule 144A GDR Certificates to any Holder.

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As a condition of accepting Shares for deposit, the Depositary may require that the person making such deposit furnish, whether or not any register of shareholders of the Company is closed, (a) an agreement, assignment, or other instrument satisfactory to the Depositary or the Custodian, that provides for the prompt transfer by the person in whose name the Shares are registered to the Custodian or its nominee of any distribution or right to subscribe for additional Shares or to receive other property in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be reasonably satisfactory to the Depositary or the Custodian, and (b) if the Shares are registered in the name of the person presenting them, or on whose behalf they are presented, for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares so deposited are registered in the name of the Custodian or its nominee.

The Depositary agrees to instruct the Custodian to place all Shares and any other securities that are Rule 144A Deposited Securities accepted for deposit under this Rule 144A Deposit Agreement into an account or accounts that are segregated and separate from the account in which any Shares and such other securities of the Company may be held by such Custodian under any other depositary receipt facility pursuant to which depositary receipt certificates evidencing depositary receipts representing Shares are issued.

Upon each delivery to the Custodian of an extract or extracts from the Share Register evidencing ownership of the Shares by any person presenting Shares for deposit hereunder and, as applicable, a certificate for, or other documents evidencing title to, Shares to be deposited hereunder, together with the other documents specified in this Rule 144A Deposit Agreement, the Custodian or its agents, promptly after receipt of evidence that such transfer has been accomplished, shall present such extract or extracts, certificate or certificates or other documents as above specified to the Russian Share Registrar for the transfer and recording of the Shares being deposited in the name of the Depositary or its nominee or the Custodian or its nominee, and, upon the request of the Depositary, the Company shall use its reasonable efforts to assist the Depositary in ensuring that such transfer and recording is promptly effected by the Russian Share Registrar.  Records of ownership of Rule 144A Deposited Securities (including extracts from the Share Register) shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine.

Notwithstanding anything else contained in this Rule 144A Deposit Agreement to the contrary, the Depositary shall not be required to accept for deposit or maintain on deposit with the Custodian (a) any fractional Shares or fractional Rule 144A Deposited Securities, or (b) any number of Shares or Rule 144A Deposited Securities which, upon application of the ratio of Rule 144A GDRs to Rule 144A Deposited Securities, would give rise to fractional Rule 144A GDRs.

No Share shall be accepted for deposit unless accompanied by certifications and agreements and other evidence, if and to the extent required by the Depositary, that is reasonably satisfactory to the Depositary and the Custodian in their discretion that all conditions to the making and acceptance (as the case may be) of such deposit and the issuance of Rule 144A GDRs against such deposit have been satisfied under the laws and regulations of Russia and any necessary registration, filing, notification, permit, license and approval has been made with or granted by any state authority in Russia.  The Depositary may issue Rule 144A GDRs against evidence of rights to receive Shares from the Company,

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any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Without limitation of the foregoing and except as contemplated by the terms of Section 2.3(a)(C) above, the Depositary shall not knowingly accept for deposit under this Rule 144A Deposit Agreement any Shares or other Rule 144A Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Shares or other Rule 144A Deposited Securities, or any Shares or Rule 144A Deposited Securities the deposit of which would violate any provisions of the Charter.  For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to this Rule 144A Deposit Agreement and shall not be required to make any further investigation.  The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the U.S.

(b)           (i)  The Depositary shall accept the Initial Deposit by the Company and/or one or more shareholders (who may but need not be Affiliates) of the Company in connection with the Initial Offering in accordance with the provisions of Section 2.3(a) hereof; provided that, solely in connection therewith, any such shareholders or Affiliate(s) of the Company shall not be required to comply with the terms of Sections 4.2, 4.3, 4.4, 4.11 and 5.8 hereof or to deliver the certification and agreement in the form of Exhibit D-3 hereto. The Company and the Depositary agree that neither the Depositary nor the Custodian assumes any obligation or responsibility to make any payments for, nor shall either of them be subject to any liability under this Rule 144A Deposit Agreement or otherwise for nonpayment for, any Shares newly issued and placed by the Company or sold by any selling shareholders in the Initial Offering.

(ii)  If the Company makes an Initial Deposit of newly issued Shares through a closed subscription in which the Depositary subscribes to all or any portion of such newly issued Shares, the Depositary shall accept such Shares for deposit under Section 2.3(a) prior to registration with the Russian Federal Service of a report on the results of the issue of such Shares, provided that the Rule 144A GDRs issued in respect of all such Shares, as well as any Shares deposited by any shareholder(s) (who may but need not be Affiliates) of the Company in the Initial Deposit, shall be issued on a provisional basis until the Company delivers written notice to the Depositary that a report on the results of the issue of the newly issued Shares has been registered with the Russian Federal Service, at which time all such Rule 144A GDRs shall no longer be deemed to be issued on a provisional basis.  Prior to receiving such notice, notwithstanding anything in this Rule 144A Deposit Agreement to the contrary: (i) the Depositary shall not, except as specifically described in the next succeeding paragraph, deliver any Shares pursuant to Section 2.7 hereof and shall not vote, or cause to be voted, Rule 144A Deposited Securities; (ii) Holders shall not be entitled to give voting instructions, as contemplated by Section 4.10 hereof; and (iii) the only Rule 144A GDR Certificates issued hereunder shall be the Master Rule 144A GDR Certificate registered in the name of the nominee of DTC.

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If a report on the results of issue of the Shares newly issued and placed by the Company in the Initial Offering through a closed subscription in which the Depositary subscribes to all or any portion of such newly issued Shares has not been registered with the Russian Federal Service on or before the date which is 60 days after the closing date for the Initial Offering (or such later date as the Company, the selling shareholders (if any) and the underwriters participating in the Initial Offering may agree), then upon written notice by the Company, the proceeds of the placement of the Shares shall be delivered to the Depositary and from the time of its receipt of such proceeds the Rule 144A GDRs will represent the right to receive a proportional interest in the funds so received.  The funds so received by the Depositary in any currency other than Dollars will be converted into Dollars (at the market rates then available) and distributed to Holders of Rule 144A GDRs in each case on the terms of the Rule 144A Deposit Agreement.  The Rule 144A GDRs will be cancelled by the Depositary upon distribution of the proportional interests in the funds so received, converted (if necessary), and distributed to the Holders of the Rule 144A GDRs.  The funds so received, converted (if necessary) and distributed to Holders of Rule 144A GDRs may be less than the price at which the Rule 144A GDRs have been sold by the Company or the selling shareholders or purchased by the Holders thereof, and such distribution may be subject to withholding taxes or delays.

(c)           Notwithstanding anything herein to the contrary, if at any time the Company shall have obtained a listing of the GDRs on the Official List of the UK Financial Services Authority and admission to trading of the GDRs on the Regulated Market of the London Stock Exchange, the Depositary may close its books to the deposit of Shares if at any time the aggregate number of GDRs in issue would, if additional GDRs were to be issued against the deposit of additional Shares, exceed the number of GDRs for which a listing and admission to trading has been obtained, and may keep its books closed to the deposit of Shares unless and until the Company shall have produced a prospectus in accordance with the Prospectus Rules under the UK Financial Services & Markets Act 2000, as amended, and obtained a block listing on the Official List of the UK Financial Services Authority and admission to trading on the Regulated Market of the London Stock Exchange of such number of additional GDRs as the Depositary may, in its reasonable discretion, request after consultation with the Company.  The Depositary will notify the Company, and the Company will notify the London Stock Exchange, promptly after the Depositary shall have closed its books to deposits of Shares in accordance with the immediately preceding sentence.

(d)           Notwithstanding anything herein to the contrary, the Depositary shall be entitled to close its books to the issuance of GDRs against new deposits of Shares if: (i) in the absence of any necessary approval from the Federal Antimonopoly Service or such other state authority as shall at the relevant time carry out functions in relation to the regulation of competition and anti-monopoly policy in Russia (“FAS”) or an exemption, exemptive interpretation or waiver from FAS of a requirement to obtain such an approval, at any time the Depositary believes that the Shares deposited with it against issuance of GDRs together with any other securities of the Company which shall have been deposited with the Depositary against issuance of depositary receipts, represent (or, upon accepting any additional Shares for deposit, would represent) in the aggregate twenty-four and ninety-nine hundredths of one percent (24.99%) or more of either (a) the issued and outstanding equity securities of the Company of all classes or types or (b) the voting rights of all holders of securities of the Company, or any other percentage as shall at the relevant time require an approval from FAS; or (ii) at any time the Depositary believes that the Shares deposited with it against issuance of Rule 144A GDRs together with any other securities of the Company

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which shall have been deposited with the Depositary against issuance of depositary receipts, represent (or, upon accepting any additional Shares for deposit, would represent) in the aggregate twenty-nine and ninety-nine hundredths of one percent (29.99%) of the Shares or any other percentage as shall at the relevant time require a shareholder of a Russian open joint stock company to make a mandatory tender offer; and each of the conditions set out in clauses (i) and (ii) of this paragraph, may hereinafter be referred to as a “Condition”.

Holders and Beneficial Owners shall make all necessary notifications or filings and shall obtain, maintain, extend or renew all necessary approvals to, with or from FAS or other relevant Russian state authorities of competent jurisdiction, and shall take such other actions as may be necessary to satisfy the applicable requirements of Russian law or regulation.

Notwithstanding anything herein to the contrary, if at any time the Depositary believes that the Shares deposited with it against issuance of GDRs, together with any other securities of the Company which shall have been deposited with the Depositary against issuance of depositary receipts, represent (or, upon accepting any additional Shares for deposit, would represent) such percentage as exceeds any threshold or limit established by any applicable law, directive, regulation or permit, or satisfies any condition for making any filing, application, notification or registration or obtaining any approval, license or permit or taking any other action required by any applicable law, directive or regulation, including without limitation any of the Conditions (as the same may be amended from time to time), the Depositary may (i) close its books to deposits of additional Shares in order to prevent such thresholds or limits being exceeded or conditions being satisfied, or (ii) take such steps as are, in its opinion, necessary or desirable to remedy the consequences of such thresholds or limits being exceeded or conditions being satisfied and to comply with any such law, directive or regulation, including without limitation causing pro rata cancellation of GDRs and withdrawal of Shares or other Rule 144 A Deposited Securities to the extent necessary or desirable to so comply.

In considering whether any Condition or any other threshold has been reached or exceeded or condition has been satisfied for purposes of this Section 2.3(d), the Depositary may, in addition to Shares deposited with it against the issuance of GDRs and other securities deposited with it against issuance of depositary receipts, take into consideration Shares or other securities of the Company (if any) held by itself and its affiliates  for its or their proprietary account(s) or as to which it or they exercise voting or investment power.

SECTION 2.4         Registration of Shares.  The Depositary shall instruct the Custodian upon each delivery of registered Shares being deposited hereunder with the Custodian (or other Rule 144A Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such Shares, together with the appropriate instrument(s) of transfer or endorsement, duly stamped, to the Russian Share Registrar for transfer and registration of the Shares (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or its nominee of either.  Rule 144A Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary or a nominee in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

SECTION 2.5         Execution and Delivery of Rule 144A GDR Certificates.  The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a

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deposit of Shares has been made pursuant to Section 2.3 hereof, (ii) receipt in a form satisfactory to the Depositary of a proper acknowledgement or other evidence from the Company or the Russian Share Registrar (including extracts from the Share Register) that any Rule 144A Deposited Securities have been recorded on the Share Register maintained by the Russian Share Registrar in the name of the Depositary or its nominee or the Custodian or its nominee, and (iii) the person or persons to whom or upon whose written order the Rule 144A GDR Certificate(s) are deliverable in respect thereof and the number of Rule 144A GDRs to be evidenced thereby or, if DTC’s book-entry settlement system is available for Rule 144A GDRs, whose DTC participant account should be credited with Rule 144A GDRs and the number of Rule 144A GDRs to be evidenced on DTC’s records and in the records of the Depositary with respect to the Master Rule 144A GDR Certificate.  Such notification shall be made by letter, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile transmission or other means of electronic transmission.  Upon receiving such notice from the Custodian and the certificate and agreement described in the next paragraph, the Depositary shall, subject to this Rule 144A Deposit Agreement, (i) if the book-entry settlement system is not available for Rule 144A GDRs pursuant to Section 2.2 hereof, execute and deliver at its Principal New York Office or Principal London Office, to or upon the order of the person(s) named in the notice delivered to the Depositary, a Rule 144A GDR Certificate(s), registered in the name(s) requested by such person(s), and evidencing the aggregate number of Rule 144A GDRs to which such person(s) are entitled, or (ii) if the book-entry settlement system for Rule 144A GDRs is then so available (x) adjust its records to reflect such deposit to evidence the aggregate number of Rule 144A GDRs then outstanding and (y) instruct DTC to adjust its records to reflect such increase and any change in such allocation in respect of the DTC Participant account to be credited with such increase, but, in either case, (A) only upon payment to the Depositary of all fees, charges, expenses, taxes and governmental charges (as are set forth in Section 5.5 hereof and Exhibit B hereto) payable in connection with such deposit and the transfer of the deposited Shares, and (B) subject to applicable laws and the other terms of this Rule 144A Deposit Agreement and the terms of the Charter and of the Rule 144A Deposited Securities.

Nothing in this Section shall be interpreted to prohibit any transaction contemplated in Section 5.10 or 2.3 hereof.

SECTION 2.6         Transfer, Combination and Split-up of Rule 144A GDR Certificates.

(a)           Transfer.  The Registrar shall register the transfer of Rule 144A GDR Certificates (and of the Rule 144A GDRs represented thereby) on the books maintained for such purpose and the Depositary shall cancel such Rule 144A GDR Certificates and execute new Rule 144A GDR Certificates evidencing the same aggregate number of Rule 144A GDRs as those evidenced by the Rule 144A GDR Certificates canceled by the Depositary, shall cause the Registrar to countersign such new Rule 144A GDR Certificates, and shall Deliver such new Rule 144A GDR Certificates to or upon the order of the person entitled thereto if each of the following conditions has been satisfied:  (i) the Rule 144A GDR Certificates have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal New York Office or its Principal London Office for the purpose of effecting a transfer thereof, (ii) the surrendered Rule 144A GDR Certificates have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Rule 144A GDR Certificates have been duly stamped (if required by applicable

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law), (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as set forth in Section 5.5 hereof and Exhibit B hereto) have been paid, and (v) the Depositary has received such certifications and agreements as the Depositary and the Company may require in order to comply with applicable laws and the restrictions on transfer, subject, however, in each case, to the terms and conditions of the applicable Rule 144A GDR Certificates, of this Rule 144A Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(b)           Combination & Split-Up.  The Registrar shall register the split-up or combination of Rule 144A GDR Certificates (and of the Rule 144A GDRs represented thereby) on the books maintained for such purpose and the Depositary shall cancel Rule 144A GDR Certificates and execute new Rule 144A GDR Certificates for the number of Rule 144A GDRs requested, but in the aggregate not exceeding the number of Rule 144A GDRs evidenced by the Rule 144A GDR Certificates canceled by the Depositary, shall cause the Registrar to countersign such new Rule 144A GDR Certificates, and shall Deliver such new Rule 144A GDR Certificates to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied:  (i) the Rule 144A GDR Certificates have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at the Principal New York Office or Principal London Office of the Depositary for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as set forth in Section 5.5 hereof and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Rule 144A GDR Certificates, of this Rule 144A Deposit Agreement and of applicable law, in each case, as in effect at the time thereof.

(c)           Legends and Certifications.  The Rule 144A GDR Certificates executed and delivered upon any such transfer, split-up or combination shall bear the Securities Act Legend if at the time of delivery the restrictions contained therein are applicable, as determined by the Company and the Depositary from time to time.  In connection with any split-up or combination of Rule 144A GDR Certificates pursuant to this paragraph not involving a transfer of beneficial ownership, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Rule 144A Deposit Agreement.

SECTION 2.7         Surrender of Rule 144A GDR Certificates and Withdrawal of Rule 144A Deposited Securities.  Upon (i) surrender of a Rule 144A GDR Certificate at the Principal New York Office or the Principal London Office of the Depositary if the DTC book-entry settlement system is not then available for Rule 144A GDRs, or (ii) receipt by the Depositary at the Principal New York Office or Principal London Office of instructions from DTC, or a DTC Participant, or their respective nominees, on behalf of any Beneficial Owner together with a corresponding credit to the Depositary’s account at DTC for the Rule 144A GDRs so surrendered, if the DTC book-entry settlement system is then available for Rule 144A GDRs, in either case for the purpose of withdrawal of the Rule 144A Deposited Securities represented thereby, and upon receipt of (x) payment of all fees and charges, including the fees and charges of the Depositary for the making of withdrawals of Rule 144A Deposited Securities and cancellation of Rule 144A GDRs, taxes and governmental charges (as set forth in Section 5.5 hereof and Exhibit B hereto) payable in connection with such surrender and withdrawal, (y) instructions of the Holder or DTC Participant and (z) the written certification and agreement hereinafter referred to, subject to the terms and conditions

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of this Rule 144A Deposit Agreement, the Charter and to the provisions of or governing the Rule 144A Deposited Securities and applicable laws, the Holder of such Rule 144A GDR Certificate acting for itself or on behalf of the Beneficial Owner or DTC Participant, as the case may be, shall be entitled to book-entry delivery, to him or upon his order, of the amount of Rule 144A Deposited Securities at the time represented by the Rule 144A GDRs surrendered to the Depositary for such purpose.  Such delivery of Rule 144A Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

Delivery of Rule 144A Deposited Securities upon surrender of Rule 144A GDRs as provided herein may also be subject to delivery to the Depositary of such written certifications and agreements as the Company and the Depositary may require.  A Rule 144A GDR Certificate surrendered may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank.

Each Holder or Beneficial Owner (other than an Affiliate of the Company presenting a written certification and agreement substantially in the form of Exhibit D-4 hereto for the purpose stated therein) requesting delivery of Rule 144A Deposited Securities against the surrender of a Rule 144A GDR Certificate or a beneficial interest therein must deliver to the Depositary a written order containing delivery instructions together with a written certification and agreement substantially in the form of Exhibit D-2 hereto executed by or on behalf of the person who after withdrawal of the Rule 144A Deposited Securities will be the Beneficial Owner thereof.  Notwithstanding anything contained herein to the contrary, the Depositary shall enable Beneficial Owners of Rule 144A GDRs who are Affiliates of the Company and who hold Rule 144A GDRs to exchange such Rule 144A GDRs for Regulation S GDRs in connection with a sale by such Affiliate of the Regulation S GDRs outside the United States in an “offshore transaction” (within the meaning of Regulation S) on a “Designated Offshore Securities Market” (as defined in Regulation S) in a transaction otherwise satisfying all of the requirements of Regulation S, provided that (i) the Rule 144A GDRs are validly surrendered to the Depositary in accordance with the terms of this Rule 144A Deposit Agreement, (ii) the surrendering Beneficial Owners duly complete, sign and deliver to the Depositary a certification and agreement substantially in the form of Exhibit D-4 attached hereto, and (iii) the Company has in such certification and agreement consented to the transaction contemplated therein.

Notwithstanding anything to the contrary in this Rule 144A Deposit Agreement, the Depositary shall not knowingly accept any Rule 144A GDRs for cancellation and withdrawal of the Rule 144A Deposited Securities represented thereby if the recipient thereof has instructed the deposit of such Shares into any unrestricted depositary receipts facility the depositary shares of which are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, unless the Depositary shall have received an opinion of counsel reasonably satisfactory to it stating that the Shares so withdrawn are not at such time “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. The foregoing shall not apply to a request pursuant to Exhibit D-4 of this Rule 144A Deposit Agreement.

No surrender of Rule 144A GDR Certificates for the purpose of withdrawal of Rule 144A Deposited Securities shall be accepted unless accompanied by evidence satisfactory to the Depositary that all necessary filings applicable to the Holder(s) or Beneficial Owner(s) of the Rule 144A GDRs surrendered (if any) have been made and approvals have been obtained (or in each case, have been properly waived) under the laws of Russia.

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Upon satisfaction of each of the conditions above specified, the Depositary (i) shall cancel the Rule 144A GDRs Delivered to it (and, if applicable, the Rule 144A GDR Certificates evidencing the Rule 144A GDRs so Delivered), (ii) shall direct the Registrar to record the cancellation of the Rule 144A GDRs so Delivered on the books maintained by the Registrar for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Rule 144A Deposited Securities represented by the Rule 144A GDRs so canceled together with any certificate or other document of or relating to title for the Rule 144A Deposited Securities, or evidence of the book-entry transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of this Rule 144A Deposit Agreement, of the Rule 144A GDR Certificates evidencing the Rule 144A GDRs so canceled, of the Charter, of applicable laws, and to the terms and conditions of  or governing the Rule 144A Deposited Securities, in each case as in effect at the time thereof.  Upon the request of the Depositary, the Company shall use its reasonable efforts to assist the Depositary in ensuring that transfer and recording of the Rule 144A Deposited Securities into the name of the Holder or as directed by such Holder is effected within three (3) business days in Moscow, Russia of the Russian Share Registrar’s receipt of such documentation as may be required by applicable law and regulation and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as possible thereafter.

Notwithstanding anything else contained in any Rule 144A GDR Certificate or this Rule 144A Deposit Agreement to the contrary, the Depositary may make delivery at the Principal New York Office or the Principal London Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Rule 144A Deposited Securities represented by the Rule 144A GDRs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering Rule 144A GDRs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Rule 144A Deposited Securities represented by such Rule 144A GDRs to the Depositary for delivery at the Principal New York Office or the Principal London Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by facsimile transmission.

If any Rule 144A GDRs surrendered and the Rule 144A GDR Certificates canceled represent fractional entitlements in Rule 144A Deposited Securities, the Depositary shall cause the appropriate whole number of Rule 144A Deposited Securities to be withdrawn and delivered in accordance with the preceding terms of this Section 2.7 and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Rule 144A GDR Certificate a new Rule 144A GDR Certificate evidencing Rule 144A GDRs representing any remaining fractional Share or (ii) sell or cause to be sold the fractional Share represented by the Rule 144A GDR Certificate surrendered and remit proceeds of such sale (net of (a) fees and charges of, and expenses incurred by, the Depositary, and (b) taxes withheld) to the person surrendering the Rule 144A GDR Certificate.

SECTION 2.8         Limitations on Execution and Delivery, Transfer, Etc. of Rule 144A GDR Certificates; Suspension of Delivery, Transfer, Etc.  As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender of any Rule 144A GDR Certificate, the delivery of any distribution thereon or

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withdrawal of any Rule 144A Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Rule 144A GDR Certificate, the Beneficial Owner, the depositor of Shares or the presenter of written instructions to adjust the Depositary’s records (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of the fees and charges of the Depositary set forth in Exhibit B to this Rule 144A Deposit Agreement; (ii) evidence reasonably satisfactory to the Depositary of compliance with (a) any laws or governmental regulations relating to Rule 144A GDR Certificates or Rule 144A GDRs or to the withdrawal of Rule 144A Deposited Securities and (b) such reasonable procedures as the Depositary and the Company may establish consistent with the provisions of this Rule 144A Deposit Agreement; (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Rule 144A Deposit Agreement, including but not limited to, in the case of Rule 144A GDR Certificates, a signature guarantee in accordance with industry practice; and (iv) proof of compliance with (a) any applicable notice, consent or other requirements relating to the acquisition of securities of companies organized in Russia, and (b) the provisions of the Company’s Charter in effect from time to time and resolutions and regulations of the Company’s Board of Directors adopted pursuant to such Charter.

Notwithstanding anything herein to the contrary, a Holder is entitled to withdraw Rule 144A Deposited Securities represented by Rule 144A GDRs (other than Rule 144A GDRs issued on a provisional basis) subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges to the Depositary, and (iii) compliance with any laws or governmental regulations relating to Rule 144A GDR Certificates or to the withdrawal of Rule 144A Deposited Securities.

The issuance and delivery of Rule 144A GDRs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or deposits of particular Shares may be suspended or withheld, or the registration of transfer of Rule 144A GDR Certificates in particular instances may be refused, or the registration of transfers generally may be suspended, or the surrender of outstanding Rule 144A GDR Certificates, or the receipt of written instructions from any person having a beneficial interest in any Rule 144A GDR Certificate for the purpose of withdrawal of Rule 144A Deposited Securities may be suspended or refused, during any period when the transfer books of the Depositary, the Company, a Registrar or the Russian Share Registrar are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Rule 144A GDRs or Shares are listed, or under any provision of this Rule 144A Deposit Agreement or provisions of, or governing, the Rule 144A Deposited Securities, or any meeting of shareholders of the Company or for any other reason.

SECTION 2.9         Lost Rule 144A GDR Certificates, Etc.  In case any Rule 144A GDR Certificate shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Rule 144A GDR Certificate of like tenor at the expense of the Holder (a) in the case of a mutilated Rule 144A GDR Certificate, in exchange of and substitution for such

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mutilated Rule 144A GDR Certificate upon cancellation thereof, or (b) in lieu of and in substitution for such destroyed, lost or stolen Rule 144A GDR Certificate, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Rule 144A GDR Certificate has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Rule 144A GDR Certificate, the authenticity thereof and the Holder’s ownership thereof.

SECTION 2.10       Cancellation and Destruction of Surrendered Rule 144A GDR Certificates; Maintenance of Records.  All Rule 144A GDR Certificates surrendered to the Depositary shall be canceled by the Depositary.  Canceled Rule 144A GDR Certificates shall not be entitled to any benefits under this Rule 144A Deposit Agreement or be valid or enforceable against the Depositary for any purpose.  The Depositary is authorized to destroy Rule 144A GDR Certificates so canceled, provided the Depositary maintains a record of all destroyed Rule 144A GDR Certificates.  Any Rule 144A GDRs held in book-entry form shall be deemed canceled when the Depositary causes the number of Rule 144A GDRs evidenced by the Master Rule 144A GDR Certificate to be reduced by the number of Rule 144A GDRs surrendered (without the need to physically destroy the Master Rule 144A GDR Certificate).

SECTION 2.11       Partial Entitlement Rule 144A GDRs.  In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit (the Shares then on deposit collectively, “Full Entitlement Shares” and the Shares with different entitlement, “Partial Entitlement Shares”), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of this Rule 144A Deposit Agreement, issue Rule 144A GDRs and deliver Rule 144A GDR Certificates representing Partial Entitlement Shares which are separate and distinct from the Rule 144A GDRs and Rule 144A GDR Certificates representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) (“Partial Entitlement Rule 144A GDRs /GDR Certificates” and “Full Entitlement Rule 144A GDRs /GDR Certificates”, respectively).  When Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, (b) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement Rule 144A GDRs/GDR Certificates, on the one hand, and (ii) the Full Entitlement Rule 144A GDRs/GDR Certificates on the other, and (c) give notice thereof to the Holders of Partial Entitlement Rule 144A GDRs and give Holders of Partial Entitlement Rule 144A GDRs the opportunity to exchange such Partial Entitlement Rule 144A GDRs for Full Entitlement Rule 144A GDRs.  Holders and Beneficial Owners of Partial Entitlement Rule 144A GDRs shall be entitled only to the entitlements of Partial Entitlement Shares.  Holders and Beneficial Owners of Full Entitlement Rule 144A GDRs shall be entitled only to the entitlements of Full Entitlement Shares.  All provisions and conditions of this Rule 144A Deposit Agreement shall apply to Partial Entitlement Rule 144A GDRs/GDR Certificates to the same extent as Full Entitlement Rule 144A GDRs/GDR Certificates, except as contemplated by this Section 2.11.  The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, by making the necessary notations on Rule 144A GDR Certificates) to

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give effect to the terms of this Section 2.11.  The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon delivery to the Custodian.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS AND
BENEFICIAL OWNERS OF RULE 144A GDR(S)

SECTION 3.1         Proofs, Certificates and Other Information.  Any person presenting Shares for deposit, any Holder or any Beneficial Owner may be required and every Holder and Beneficial Owner agrees, from time to time (a) to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approvals, legal or beneficial ownership of Rule 144A GDRs or Rule 144A Deposited Securities, compliance with all applicable laws and the terms of this Rule 144A Deposit Agreement, and the provisions of, or governing, the Rule 144A Deposited Securities, and (b) to execute such certifications and to make such representations and warranties and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of all or part of any Rule 144A GDR Certificate, or the distribution or sale of any dividend or distribution of rights or of the net proceeds of the sale thereof or the delivery of any Rule 144A Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information is provided, in each case to the Depositary’s, the Registrar’s and the Company’s reasonable satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or Rule 144A GDRs for cancellation and withdrawal.  Nothing in this Rule 144A Deposit Agreement shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

The Depositary shall be entitled to provide to the Russian Federal Service or other relevant Russian state authorities of competent jurisdiction, to the extent reasonably necessary to satisfy the requirements of Russian law, information or documents (in the form of copies or originals) concerning Holders and Beneficial Owners, it being understood that the Depositary accepts no responsibility for or liability arising out of or in connection with any inaccuracies or misstatements in or misleading omissions from any information or documents furnished to it directly or indirectly by or on behalf of the Holders and Beneficial Owners.

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SECTION 3.2         Liability of Holders and Beneficial Owners for Taxes and Other Charges.  If any tax or other governmental charge shall become payable with respect to any Rule 144A GDR Certificates or any Rule 144A Deposited Securities or Rule 144A GDRs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary.  The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Rule 144A Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Rule 144A Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency.  The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue Rule 144A GDRs, to deliver Rule 144A GDR Certificates, register the transfer, split-up or combination of Rule 144A GDR Certificates and the withdrawal of Rule 144A Deposited Securities until payment in full of such tax, charge, penalty or interest is received.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

SECTION 3.3         Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Shares or Rule 144A GDR Certificates.  Each person depositing Shares under this Rule 144A Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all pre-emptive (and similar) rights with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and has fulfilled all requirements of applicable law or regulation with respect to the Shares or the deposit thereof against the issuance of Rule 144A GDRs, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit have not been stripped of any rights or entitlements, (vi) such Shares are not subject to any unfulfilled requirements of applicable law or regulation, and (vii) except with respect to any deposit by an Affiliate permitted in this Rule 144A Deposit Agreement, such person is not and shall not become at any time while such person holds Rule 144A GDRs or any beneficial interest therein an Affiliate of the Company.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Rule 144A GDRs in respect thereof and the transfer of such Rule 144A GDRs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Each person depositing Shares, taking delivery of or transferring Rule 144A GDRs or any beneficial interest therein, or surrendering Rule 144A GDRs or any beneficial interest therein and withdrawing Shares under this Rule 144A Deposit Agreement shall be deemed thereby to acknowledge that the Rule 144A GDR Certificates, the Rule 144A GDRs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except in accordance with the restrictions on transfer set forth in the Securities Act Legend, and such person shall be deemed thereby to represent and warrant that such deposit, transfer or surrender or withdrawal complies with the foregoing restrictions.  Such representations and warranties shall survive any such deposit, transfer or surrender and

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withdrawal of the Shares or the Rule 144A GDR Certificates or any beneficial interest therein.

SECTION 3.4         Compliance with Information Requests.  Notwithstanding any other provision of this Rule 144A Deposit Agreement to the contrary, each Holder and Beneficial Owner agrees to comply with requests from the Company or the Depositary pursuant to Russian law, the rules and requirements of the Russian Stock Exchanges, any other stock exchange on which the Shares or the Rule 144A GDRs are, or may be, registered, traded or listed, or the Charter, to provide information, inter alia, regarding (i) name, state registration details (including, with respect to legal entities only, country of registration, registration number, date of registration or formation and registered and(or) principal business address) and (with respect to individuals only) citizenship); (ii) the capacity in which such Holder or Beneficial Owner holds or owns Rule 144A GDRs (and Shares, as the case may be) and (iii) the identity of any other person interested in such Rule 144A GDRs, the nature of such interest and various related matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the Company may, in the Company’s sole discretion, result in the withholding of certain rights in respect of such Holder or Beneficial Owner’s Rule 144A GDRs (including voting rights and certain rights as to dividends in respect of the Shares represented by such Rule 144A GDRs).  The Depositary agrees to use its commercially reasonable efforts to comply with any reasonable instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

In the event that the Company determines that there has been a failure to comply with the applicable reporting requirements with respect to any Rule 144A Deposited Securities and that sanctions are to be imposed against such Rule 144A Deposited Securities pursuant to Russian law by a court of competent jurisdiction or the Company’s Charter, the Company shall notify the Depositary, giving details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Rule 144A Deposited Securities.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

SECTION 3.5         Ownership Restrictions.  Notwithstanding any other provision in this Rule 144A Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits applicable to the Shares under applicable law or the Charter.  The Company may also restrict, in such manner as it deems appropriate, transfers of the Rule 144A GDRs where such transfer may result in the total number of Shares represented by the Rule 144A GDRs owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits referenced in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of Rule 144A GDRs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the Rule 144A GDRs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent

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such disposition is permitted by applicable law and the Charter.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

ARTICLE IV

THE RULE 144A DEPOSITED SECURITIES

Section 4.1         Cash Distributions.  Whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Rule 144A Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in Foreign Currency can, in the reasonable judgment of the Depositary (pursuant to Section 4.8 hereof) be converted on a practical basis into Dollars, promptly convert, or cause to be converted, in each case using the then-prevailing market exchange rate available to the Depositary, such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8 hereof) and will promptly distribute the amount thus received (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) to the Holders entitled thereto.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary for its own account.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Rule 144A Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to the Holders in respect of Rule 144A GDRs representing such Rule 144A Deposited Securities shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

Section 4.2         Distributions in Shares.  If any distribution upon any Rule 144A Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and, if applicable, registered in the name of the Depositary, the Custodian or any of their nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the Rule 144A GDR Record Date upon the terms described in Section 4.9 hereof and shall (in any case, after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) either (i) distribute to the Holders as of the Rule 144A GDR Record Date in proportion to the number of Rule 144A GDRs held as of the Rule 144A GDR Record Date, additional Rule 144A GDRs, which represent the aggregate number of Shares received as such dividend or free distribution, subject to the other terms of this Rule 144A Deposit Agreement by either (x) if Rule 144A GDRs are not available in book-entry form, issuing additional Rule 144A GDR Certificates for an aggregate number of Rule 144A GDRs representing the number of Shares received as such dividend or free distribution, or (y) if Rule 144A GDRs are available in book-entry form, reflecting on the records of the Depositary such increase in the aggregate number of Rule 144A GDRs representing such Shares and give notice to DTC of the related increase in the number of Rule 144A GDRs evidenced by the Master Rule 144A GDR Certificate, or (ii) if additional Rule 144A GDRs are not so distributed, each Rule 144A GDR

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issued and outstanding after the Rule 144A GDR Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Rule 144A Deposited Securities represented thereby.  In lieu of delivering fractional Rule 144A GDRs, the Depositary shall sell the number of Shares or Rule 144A GDRs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1 hereof.  In the event that the Depositary determines that any distribution in Shares is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligation under Section 5.8 hereof, has furnished an opinion of U.S. counsel determining that the distribution to Holders of the Shares, and the Rule 144A GDRs representing such Shares, must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such Shares in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) to Holders entitled thereto upon the terms described in Section 4.1 hereof.  Each Beneficial Owner of Rule 144A GDRs or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer contained in the Securities Legend.  The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of this Rule 144A Deposit Agreement.

Section 4.3         Elective Distributions.  Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give timely prior notice thereof to the Depositary stating whether or not it wishes such elective distribution to be made available to Holders of Rule 144A GDRs.  Upon timely receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of Rule 144A GDRs, the Depositary shall determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of Rule 144A GDRs.  The Depositary shall make such elective distribution available to Holders only if the Depositary shall have (i) received timely prior written notice from the Company of the elective distribution, (ii) determined that such distribution is reasonably practicable, and (iii) received satisfactory documentation within the terms of Section 5.8 hereof.  If the above conditions are not satisfied or if the Company requests that such elective distribution not be made available to Holders of Rule 144A GDRs, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Russia in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 hereof or (Y) additional Rule 144A GDRs representing such additional Shares upon the terms described in Section 4.2 hereof.  If the above conditions are satisfied, the Depositary shall establish a Rule 144A GDR Record Date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional Rule 144A GDRs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1 hereof, or (Y) in Rule 144A GDRs, the dividend shall be distributed upon the terms described in Section 4.2 hereof.  Nothing in this Rule 144A Deposit Agreement shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than Rule 144A GDRs).  There can be no assurance that Holders and Beneficial Owners generally, or

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any Holder or Beneficial Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of the Rule 144A Deposited Securities.

Section 4.4         Distributions of Rights to Purchase Additional Rule 144A GDRs.

(a)           Distribution to Rule 144A GDR Holders.  Whenever the Company intends to distribute to the holders of Shares rights to subscribe for additional Shares, the Company shall give timely prior notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of Rule 144A GDRs.  Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of Rule 144A GDRs, the Depositary shall determine whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company shall have requested that such rights be made available to Holders in a timely manner, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.8 hereof, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable.  In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of Rule 144A GDRs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below.  In the event all conditions set forth above are satisfied, the Depositary shall (x) establish a Rule 144A GDR Record Date (upon the terms described in Section 4.9 hereof), (y) establish procedures to distribute such rights (by means of warrants or otherwise) and to enable the Holders to exercise the rights (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges), and (z) issue and deliver Rule 144A GDRs upon the valid exercise of such rights.  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than Rule 144A GDRs).

(b)           Sale of Rights.  If (i) the Company does not in a timely manner request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.8 hereof or determines that it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, (i) cause the proceeds of such sale, if any, to be converted into Dollars upon the terms described in Section 4.8 hereof, and (ii) distribute the proceeds of such sale (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) upon the terms set forth in Section 4.1 hereof.

(c)           Lapse of Rights.  If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) hereof or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

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The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with any sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act covering such offering is in effect.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of rights an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Rule 144A GDRs shall be reduced accordingly.  In the event that the Depositary determines that any distribution of Shares or rights to subscribe therefor is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Shares or rights to subscribe therefor in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

SECTION 4.5         Distributions Other Than Cash, Shares or Rights to Purchase Shares.

(a)           Whenever the Company intends to distribute to the holders of Rule 144A Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made available to Holders of Rule 144A GDRs.  Upon receipt of a notice indicating that the Company wishes such distribution to be made available to Holders of Rule 144A GDRs, the Depositary shall determine whether such distribution is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.8 hereof, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

(b)           Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of Rule 144A GDRs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record as of the Rule 144A GDR Record Date, in proportion to the number of Rule 144A GDRs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution  (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes

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and other governmental charges).  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any such fees, charges and expenses of the Depositary and taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.  Each Beneficial Owner of Rule 144A GDRs or Shares shall be deemed to have acknowledged that the property so distributed has not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer contained in the Securities Legend.

(c)           If (i) the Company does not request the Depositary to make such distribution to the Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.8 hereof, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) to the Holders as of the Rule 144A GDR Record Date upon the terms of Section 4.1 hereof.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

SECTION 4.6         Intentionally Omitted.

SECTION 4.7         Redemption.  If the Company intends to exercise any right of redemption in respect of any of the Rule 144A Deposited Securities, the Company shall give timely prior notice thereof to the Depositary which notice shall set forth the particulars of the proposed redemption.  Upon receipt of such (i) notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.8 hereof, and only if the Depositary shall have received timely prior written notice from the Company of its intent to exercise its redemption right and determined that such proposed redemption is practicable, the Depositary shall send to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary.  The Depositary shall instruct the Custodian to present to the Company the Rule 144A Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price.  Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges), retire Rule 144A GDRs and cancel Rule 144A GDR Certificates upon delivery of such Rule 144A GDRs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 hereof.  If less than all outstanding Rule 144A Deposited Securities are redeemed, the Rule 144A GDRs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary.  The redemption price per Rule 144A GDR shall be the per share amount received by the Depositary upon the redemption of the Rule 144A Deposited Securities represented by Rule 144A GDRs (subject to the terms of Section 4.8 hereof, and after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary

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and (b) taxes and other governmental charges) multiplied by the number of Rule 144A Deposited Securities represented by each Rule 144A GDR redeemed.

SECTION 4.8         Conversion of Foreign Currency.  Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the reasonable judgment of the Depositary can at such time be converted on a practicable basis into Dollars transferable to the U.S. and distributable to Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, in each case using the then-prevailing market exchange rate available to the Depositary, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements) in accordance with the terms of the applicable sections of this Rule 144A Deposit Agreement.  If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon.  Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable.  In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its reasonable judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer or distribution is denied or, in the reasonable opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable, and (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same.

SECTION 4.9         Fixing of Rule 144A GDR Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Rule 144A Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each Rule 144A GDR, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Rule 144A Deposited Securities, or whenever the Depositary finds it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the “Rule 144A GDR Record Date”) for the determination of the Holders of Rule 144A GDRs who shall be entitled

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to receive such dividend or distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each Rule 144A GDR hereof or for the determination of responsibility for the fee assessed by the Depositary for inspection of the Share Register maintained by the Russian Share Registrar.  The Depositary shall make reasonable efforts to establish the Rule 144A GDR Record Date on the same date as (or, if that is not reasonably practicable, then as closely as possible to) the applicable record date for the Rule 144A Deposited Securities (if any) set by the Company in Russia.  In addition, the Company shall give the Depositary at least five (5) days prior written notice of any meeting of the board of directors of the Company that is to consider the recommendation of dividends or other distributions to be voted upon by a shareholders’ meeting, in which case the Depositary may elect to exercise its discretion under Section 2.8 hereof and suspend the delivery and registration of transfers of Rule 144A GDRs, and the Depositary shall fix a Rule 144A GDR Record Date for the determination of the Holders who shall be solely entitled to receive such dividend or other distribution (if it is approved by the shareholders’ meeting).  The Company shall not fix a record date with respect to the payment of dividends or other distributions that is prior to the date the Company has delivered to the Depositary such notice of the meeting of the board of directors.  Subject to applicable law and the provisions of Sections 4.1 through 4.8 hereof and to the other terms and conditions of this Rule 144A Deposit Agreement, only the Holders of Rule 144A GDRs at the close of business in New York on such Rule 144A GDR Record Date shall be entitled to receive such dividend or distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

SECTION 4.10       Voting of Rule 144A Deposited Securities.  As soon as practicable after receipt from the Company of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Rule 144A Deposited Securities, the Depositary shall fix the Rule 144A GDR Record Date in respect of such meeting or solicitation of consent or proxy.  The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been timely received by the Depositary prior to the date of such vote or meeting) and at the Company’s expense and provided no U.S. legal prohibitions, English legal prohibitions (including, without limitation, the listing rules and prospectus rules of the UK Financial Services Authority and the admission and disclosure standards of the London Stock Exchange) or Russian legal prohibitions (including without limitation the rules of Russian Stock Exchanges on which the Shares are listed) against such action exist, distribute to Holders as of the Rule 144A GDR Record Date:  (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business in New York on the Rule 144A GDR Record Date will be entitled, subject to any applicable law, the provisions of this Rule 144A Deposit Agreement, the Charter and the provisions of or governing the Rule 144A Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Rule 144A Deposited Securities represented by such Holder’s Rule 144A GDRs, and (c) a brief statement as to the manner in which such voting instructions may be given.  Voting instructions may be given only in respect of a number of Rule 144A GDRs representing an integral number of Shares or other Rule 144A Deposited Securities.  Upon the timely receipt from a Holder of Rule 144A GDRs as of the Rule 144A GDR Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar

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as practicable and permitted under applicable law, the provisions of this Rule 144A Deposit Agreement, the Charter and the provisions of the Rule 144A Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Rule 144A Deposited Securities (in person or by proxy) represented by such Holder’s of Rule 144A GDRs in accordance with such instructions.

Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting, vote any number of Shares other than an integral number thereof or vote Shares in a manner that would be inconsistent with any applicable law, and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote, the Shares or other Rule 144A Deposited Securities represented by Rule 144A GDRs except pursuant to and in accordance with instructions from Holders.  If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Rule 144A Deposited Securities represented by such Holder’s Rule 144A GDRs, the Depositary will deem such Holder to have instructed the Depositary not to vote the Rule 144A Deposited Securities with respect to the items for which the Holder has failed to specify the manner in which the Depositary is to vote.  Rule 144A Deposited Securities represented by Rule 144A GDRs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.  The Company agrees to provide timely notice to the Depositary which will enable the timely notification of Holders as to any change in its Charter resulting in limitations on the ability of the Depositary to vote a particular Rule 144A GDR according to the voting instructions received in regard to such Rule 144A GDR.

Notwithstanding anything else contained in this Rule 144A Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Rule 144A Deposited Securities if the taking of such action would violate U.S. legal prohibitions, English legal prohibitions (including, without limitation, the listing rules and prospectus rules of the UK Financial Services Authority and the admission and disclosure standards of the London Stock Exchange) or Russian legal prohibitions (including without limitation the rules of Russian Stock Exchanges on which the Shares are listed).  The Company agrees that it shall not establish internal procedures that would prevent the Depositary from complying with, or that are inconsistent with, the terms and conditions of this Section 4.10.

SECTION 4.11       Changes Affecting Rule 144A Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Rule 144A Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, such Rule 144A Deposited Securities shall, to the extent permitted by law, be treated as new Rule 144A Deposited Securities under this Rule 144A Deposit Agreement, and the Rule 144A GDR Certificates shall, subject to the terms of this Rule 144A Deposit Agreement and applicable law, evidence Rule 144A GDRs representing the right to receive such replacement securities.  The Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of this Rule 144A Deposit Agreement and receipt of an opinion of counsel reasonably satisfactory to the Depositary and paid for by the Company that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Rule 144A GDR Certificates or make appropriate adjustments in its records, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Rule 144A

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GDR Certificates to be exchanged for new Rule 144A GDR Certificates, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Rule 144A GDR Certificate contained in Exhibit A hereto, specifically describing such new Rule 144A Deposited Securities or corporate change.

Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary and paid for by the Company that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received pursuant to Section 4.1 hereof.  The Depositary shall not be responsible for (i) any good faith failure to determine that it is lawful or practicable to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

SECTION 4.12       Transmittal by the Depositary of Company Notices, Reports and Communications.  The Depositary shall make available for inspection during business hours by Holders at its Principal New York Office and Principal London Office copies of this Rule 144A Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian, or the nominee of either of them, as the holder of the Rule 144A Deposited Securities, and (b) made generally available to the holders of such Rule 144A Deposited Securities by the Company.  The Depositary shall also distribute to Holders, at the Company’s request and expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.7 hereof.

SECTION 4.13       Taxation.  The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably and timely request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies.  Neither the Depositary, nor the Custodian nor the Company or its agents shall have any obligation to take any action to file any reports to reduce or eliminate applicable taxes on dividends or other distributions in respect of Rule 144A Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary.  The Depositary shall, to the extent required by

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U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non - U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the Rule 144A GDRs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Foreign Personal Holding Company,” or as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder) or otherwise.

SECTION 4.14       Available Information.  If, at any time prior to the termination of this Rule 144A Deposit Agreement, the Company is neither a reporting company under Section 13 or Section 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Securities Exchange Act, the Company hereby undertakes to provide to any Holder, Beneficial Owner or holder of Shares or any prospective purchaser designated by such Holder, Beneficial Owner or holder of Shares, upon the request of such Holder, Beneficial Owner, holder of Shares or prospective purchaser, copies of the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and otherwise comply with Rule 144A in connection with resales of Rule 144A GDRs and Shares.

The Company hereby directs the Depositary to deliver such information, but only if and to the extent made available to the Depositary by the Company, during any period in which the Company informs the Depositary it is subject to the information delivery requirements of Rule 144A(d)(4), to any such Holder, identified Beneficial Owner, holder of Shares or prospective purchaser at the request of such person.  The Company agrees to promptly reimburse the Depositary for its reasonable expenses in connection with such deliveries and to provide the Depositary with such information in such quantities as the Depositary may from time to time reasonably request.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1         Maintenance of Depositary’s Office and Register.  Until the termination of this Rule 144A Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, as well as in London, England, facilities for the execution and delivery, registration, registration of transfers and surrender of Rule 144A GDR Certificates in accordance with the provisions of this Rule 144A Deposit Agreement.

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The Depositary shall keep books, if the book-entry settlement system is available for Rule 144A GDRs, at its Principal New York Office and if the book-entry settlement system is not available for Rule 144A GDRs, in its Principal New York Office and Principal London Office for the registration of Rule 144A GDR Certificates and transfers of Rule 144A GDR Certificates, which office or offices, as the case may be, shall be open at all reasonable times for inspection by Holders and by the Company, provided that such transfers shall only be effected by the Registrar, and provided further  that such inspection shall not, to the Depositary’s knowledge, be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Rule 144A Deposit Agreement, the Rule 144A GDRs or the Rule 144A GDR Certificates.

The Depositary may close the transfer books with respect to Rule 144A GDR Certificates, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable request of the Company.

If the Rule 144A GDRs are listed on one or more stock exchanges or automated quotation systems in the U.S., the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Rule 144A GDR Certificates and transfers, combinations and split-ups, and to countersign such Rule 144A GDR Certificates in accordance with any requirements of such exchanges or systems.  Such Registrar or co-registrars may be removed and successors may be appointed by the Depositary.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Rule 144A GDR Certificates at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed and substitutes may be appointed by the Depositary.

SECTION 5.2         Exoneration.  Neither the Depositary nor the Company nor any of their respective Affiliates, nor any of the officers, directors, employees, agents or advisors of any of the foregoing, shall be obligated to do or perform any act which is inconsistent with the provisions of this Rule 144A Deposit Agreement or incur any liability (i) if and to the extent that the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Rule 144A Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, England, Russia or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Charter or any provision of or governing any Rule 144A Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Rule 144A Deposit Agreement or in the Charter or provisions of or governing Rule 144A Deposited Securities, (iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, provided, however, that advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other

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jurisdiction for legal issues with respect to that jurisdiction, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Shares but is not, under the terms of this Rule 144A Deposit Agreement, made available to Holders of Rule 144A GDRs, or (v) for any indirect, special, consequential or punitive damages for any breach of the terms of this Rule 144A Deposit Agreement.  The Depositary and the Custodian disclaim any liability with respect to Russia’s system of share registration and custody, including any liability in respect of the unavailability of Rule 144A Deposited Securities (or any distribution in respect thereof).

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

No disclaimer of liability under the Securities Act is intended by any provision of this Rule 144A Deposit Agreement.

SECTION 5.3         Standard of Care.  Notwithstanding anything contained herein to the contrary, the Company and the Depositary assume no obligation and shall not be subject to any liability under this Rule 144A Deposit Agreement or any Rule 144A GDR Certificates to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in this Rule 144A Deposit Agreement or the applicable Rule 144A GDR Certificates without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Rule 144A Deposited Securities or in respect of the Rule 144A GDR Certificates, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Rule 144A Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is without negligence and in good faith and in accordance with the terms of this Rule 144A Deposit Agreement.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Rule 144A Deposited Securities, for the validity or worth of the Rule 144A Deposited Securities, for the credit-worthiness of any third party, or for any tax consequences that may result from the ownership of Rule 144A GDRs, Shares or Rule 144A Deposited

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Securities, for allowing any rights to lapse upon the terms of this Rule 144A Deposit Agreement or for the failure or timeliness of any notice from the Company.

SECTION 5.4         Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to take effect upon the earlier to occur of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof) or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of removal delivered to the Depositary, which notice of removal shall be effective upon the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary.  Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.5 and 5.9 hereof).  The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.5 and 5.9 hereof), (ii) duly assign, transfer and deliver all right, title and interest in the Rule 144A Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Rule 144A GDR Certificates and such other information relating to Rule 144A GDR Certificates and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be considered a successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5         Fees and Charges of Depositary.  The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering Rule 144A GDRs for cancellation and withdrawal of Rule 144A Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1 hereof.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree to in writing from time to time.  Responsibility for payment of such

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charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three (3) months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Rule 144A Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 5.6         The Custodian.  The Depositary has initially appointed Deutsche Bank Ltd., as custodian of the Depositary for the purpose of this Rule 144A Deposit Agreement.  The Depositary may appoint one or more additional or substitute Custodians hereunder.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares for which the Custodian acts as custodian and shall be responsible solely to it.  If the Custodian resigns or is discharged from its duties hereunder with respect to any Rule 144A Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian that is authorized to act as custodian under the laws of Russia.  The Depositary shall require such resigning or discharged Custodian to deliver all Rule 144A Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Rule 144A Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary.  Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Rule 144A Deposited Securities, or discharge the Custodian with respect to any Rule 144A Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Rule 144A Deposited Securities.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Rule 144A GDR Certificates, each other Custodian and the Company.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Rule 144A Deposited Securities without any further act or writing, and shall be subject to the direction of the successor depositary.  The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

SECTION 5.7         Notices and Reports.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of any Shares or other Rule 144A Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distribution or offering of any rights in respect of the Shares and the Rule 144A Deposited Securities, the Company shall transmit to the Depositary and to the Custodian a copy of the notice thereof in the English language, but otherwise in the form given or to be given to holders of Shares or other Rule 144A Deposited Securities.  The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Charter that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

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In addition, the Company will transmit to the Depositary English-language versions of the other notices, reports and communications which are generally made available by the Company to holders of Shares or other Rule 144A Deposited Securities.  The Depositary shall arrange, at the request of the Company and at the Company’s expense, for the mailing of copies thereof to all Holders on a basis similar to that for holders of Shares or other Rule 144A Deposited Securities or on such other basis as the Company may advise the Depositary.

SECTION 5.8         Issuance of Additional Shares, Etc.  The Company agrees that in the event it or any of its Affiliates proposes (i) a distribution of additional Shares or property pursuant to Sections 4.2 or 4.5 hereof, (ii) an offering of rights to subscribe for Shares or a sale thereof pursuant to Section 4.4 hereof, (iii) an issuance of securities convertible or exchangeable into Rule 144A GDRs, (iv) an issuance of rights to subscribe for securities convertible or exchangeable into Rule 144A GDRs, (v) an elective dividend of cash or Shares pursuant to Section 4.3 hereof, (vi) a redemption of Rule 144A Deposited Securities pursuant to Section 4.7 hereof, or (vii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Rule 144A Deposited Securities, it will obtain legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Securities Exchange Act or the securities laws of the States of the United States).  In support of the foregoing and at the reasonable request of the Depositary, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act, (b) an opinion of Russian counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Russia and (2) all requisite regulatory consents and approvals have been obtained in Russia, and (c) an opinion of English counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of England and (2) all requisite regulatory consents and approvals have been obtained in England.  If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective.  Notwithstanding anything else contained in this Rule 144A Deposit Agreement, nothing in this Rule 144A Deposit Agreement shall be deemed to obligate the Company to file a registration statement in respect of any proposed transaction.  If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Rule 144A Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.  If, being advised by counsel, the Company determines that a transaction, when applied in respect of Holders and Beneficial Owners of Rule 144A GDRs, would violate the laws or regulations of England or Russia, or that all requisite regulatory approvals have not been obtained in England and Russia, the Company will either (i) alter the terms of the transaction to ensure compliance with all applicable English and Russian laws, or (ii) direct the Depositary to take specific measures, in each case as contemplated in this Rule 144A Deposit Agreement, to prevent such transaction from violating any applicable English or Russian law.

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The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Rule 144A Deposited Securities, either upon original issuance or upon a sale of Shares or other Rule 144A Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from the registration requirements of the Securities Act and, if applicable, the Securities Exchange Act or have been registered under the Securities Act and, if applicable, the Securities Exchange Act (and such registration statement has been declared effective).

SECTION 5.9         Indemnification.  The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or (if and only if the Custodian is a branch or subsidiary of Deutsche Bank AG at the time of such act or omission) the Custodian, under the terms hereof due to the negligence or bad faith of the Depositary or (if and only if the Custodian is a branch or subsidiary of Deutsche Bank AG at the time of such act or omission) the Custodian.  If at any time after the date hereof the Custodian is not a branch or subsidiary of Deutsche Bank AG, the Depositary shall enter into a written custody agreement with such Custodian setting forth, inter alia, the standards of liability of, and indemnification by, such Custodian for any loss, liability, tax, charge or expense of any kind whatsoever arising out of acts to be performed or omitted by the Custodian, provided that such custody agreement shall be in customary form and the Depositary shall use reasonable efforts to require the Custodian to make the Company a third party beneficiary of such custody agreement.

The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of any issuance, offer or sale of Rule 144A GDR Certificates, Rule 144A GDRs, the Shares or other Rule 144A Deposited Securities, as the case may be, (b) out of any offering documents in respect thereof, except to the extent contained under the caption “Information relating to the Depositary” pursuant to UK Listing Authority Prospectus Rules, Annex X, item 26, or (c) out of acts performed or omitted in accordance with the provisions of this Rule 144A Deposit Agreement, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Rule 144A Deposit Agreement, the Rule 144A GDR Certificates, the Rule 144A GDRs, the Shares or any Rule 144A Deposited Securities, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates, or (d) out of the unavailability of Rule 144A Deposited Securities or the failure to make any distribution which would be covered by Article IV hereof with respect thereto as a result of (i) any act or failure to act of the Company or its agents, the Russian Share Registrar (other than such act or failure to act on the part of the Russian Share Registrar arising in connection with any act or failure to act of the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates), or their respective directors, employees, agents or Affiliates, (ii) any provision of any present or future Charter or any other instrument

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of the Company governing Rule 144A Deposited Securities or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

The obligations set forth in this Section shall survive the termination of this Rule 144A Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

SECTION 5.10       Pre-Release Transactions.  Subject to the further terms and provisions of this Section 5.10, the Depositary, its agents and Affiliates may own and deal in any class of securities of the Company and its Affiliates and in Rule 144A GDRs.  In its capacity as Depositary, the Depositary shall not lend Shares or Rule 144A GDRs; provided, however, that the Depositary may (i) issue Rule 144A GDRs prior to evidence of the receipt of Shares pursuant to Section 2.3 hereof (including extracts from the Share Register) and (ii) deliver Shares prior to the receipt and cancellation of Rule 144A GDRs pursuant to Section 2.7 hereof, including Rule 144A GDRs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”).  The Depositary may receive Rule 144A GDRs in lieu of Shares under (i) above and receive Shares in lieu of Rule 144A GDRs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom Rule 144A GDRs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Rule 144A GDRs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Rule 144A GDRs in its records and to hold such Shares or Rule 144A GDRs in trust for the Depositary until such Shares or Rule 144A GDRs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Rule 144A GDRs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Rule 144A GDRs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Rule 144A GDRs outstanding (without giving effect to Rule 144A GDRs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of Rule 144A GDRs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

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The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).The Depositary may require that the person to whom any Pre-Release Transaction is to be made pursuant to this Section 5.10 deliver to the Depositary a duly completed and executed certificate and agreement in substantially the form attached hereto as Exhibit D-1.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1         Amendment/Supplement.  Subject to the terms and conditions of this Section 6.1 and applicable law, the Rule 144A GDR Certificates outstanding at any time, the provisions of this Rule 144A Deposit Agreement and the form of Rule 144A GDR Certificate attached hereto may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior consent of the Holders or Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations and taxes and other governmental charges, delivery expenses and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Rule 144A GDRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding Rule 144A GDRs.  The parties hereto agree that substantial rights of Holders and Beneficial Owners shall not be deemed materially prejudiced by any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for the Rule 144A GDRs or Shares to be settled solely in electronic book-entry form and (ii) do not, in either such case, impose or increase any fees or charges to be borne by Holders.  Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such Rule 144A GDRs or any beneficial interest therein to consent and agree to such amendment or supplement and to be bound by the terms of this Rule 144A Deposit Agreement and the Rule 144A GDR Certificates as amended and supplemented thereby.

In no event shall any amendment or supplement impair the right of the Holder to surrender such Rule 144A GDR Certificate and receive therefor the Rule 144A Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of this Rule 144A Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Rule 144A Deposit Agreement and the Rule 144A GDR Certificates, at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to this Rule 144A Deposit Agreement and the Rule 144A GDR Certificates in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.2         Termination.  The Depositary shall, at any time at the written direction of the Company, terminate this Rule 144A Deposit Agreement by providing notice

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of such termination to the Holders of all Rule 144A GDR Certificates then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 hereof, the Depositary may terminate this Rule 144A Deposit Agreement by providing notice of termination to the Holders of all Rule 144A GDR Certificates then outstanding at least thirty (30) days prior to the date fixed for such termination.

On and after the date of termination of this Rule 144A Deposit Agreement, the Holder of a Rule 144A GDR Certificate will, upon surrender of such Rule 144A GDR Certificate at the Principal New York Office or the Principal London Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Rule 144A GDR Certificates referred to in Section 5.5 hereof and Exhibit B hereto and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the Rule 144A Deposited Securities represented by such Rule 144A GDR Certificate.  If any Rule 144A GDR Certificates shall remain outstanding after the date of termination of this Rule 144A Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Rule 144A GDR Certificates, and the Depositary shall suspend the distribution of dividends and the making of any other distributions to the Holders thereof, and shall not give any further notices or perform any further acts under this Rule 144A Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Rule 144A Deposited Securities, shall sell rights as provided in this Rule 144A Deposit Agreement, and shall continue to deliver Rule 144A Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7 hereof, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Rule 144A GDR Certificates surrendered to the Depositary (after deducting or charging, as the case may be, in each case, the charges of the Depositary for the surrender of Rule 144A GDR Certificates and the withdrawal of Rule 144A Deposited Securities, any expenses for the account of the Holder in accordance with the terms and conditions of this Rule 144A Deposit Agreement and any applicable taxes or governmental charges or assessments).  At any time after the expiration of six (6) months from the date of termination of this Rule 144A Deposit Agreement, the Depositary may sell the Rule 144A Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest, for the pro rata benefit of the Holders of Rule 144A GDR Certificates whose Rule 144A GDR Certificates have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under this Rule 144A Deposit Agreement with respect to the Rule 144A GDR Certificates, the Rule 144A GDRs and Rule 144A Deposited Securities, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Rule 144A GDR Certificate, any expenses for the account of the Holder in accordance with the terms and conditions of this Rule 144A Deposit Agreement and any applicable taxes or governmental charges or assessments).  Upon the termination of this Rule 144A Deposit Agreement, the Company shall be discharged from all obligations under this Rule 144A Deposit Agreement except for its obligations to the Depositary under Sections 5.5, 5.9, 7.6 and 7.12 hereof.

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ARTICLE VII

MISCELLANEOUS

SECTION 7.1         Counterparts.  This Rule 144A Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.  Copies of this Rule 144A Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

SECTION 7.2         No Third Party Beneficiaries.  This Rule 144A Deposit Agreement is for the exclusive benefit of the parties hereto (and their respective successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Rule 144A Deposit Agreement (including in Section 4.14 hereof with respect to the right to receive upon request certain information with respect to the Company).  Nothing in this Rule 144A Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties.  The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Rule 144A Deposit Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

SECTION 7.3         Severability.  In case any one or more of the provisions contained in this Rule 144A Deposit Agreement or in the Rule 144A GDR Certificates should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4         Holders and Beneficial Owners as Parties; Binding Effect.  The Holders and Beneficial Owners from time to time of Rule 144A GDRs shall be parties to this Rule 144A Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Rule 144A GDR Certificate by acceptance thereof or any beneficial interest therein.

SECTION 7.5         Notices.  Any and all notices to the Company shall be deemed received by the Company if personally delivered or sent by mail, air courier, or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to 39/5 3rd Tverskaya-Yamskaya St., Building 1, Moscow 125047, Russia, attention: Dmitry Ivanov, telephone number: +7 (495) 225-0030, facsimile number: +7 (495) 225-0036 or to any other address which the Company may specify in writing to the Depositary in the manner set out in this Section 7.5.

Any and all notices to the Depositary shall be deemed received by the Depositary if personally delivered or sent by mail, air courier, facsimile transmission or electronic messaging, confirmed by letter personally delivered or sent by mail or air courier, addressed

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to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, United States, Attention:  Depositary Receipts Department, telephone number: +1(212) 250-1905, facsimile number: +1(732) 544-6346, e-mail: adr@db.com, or to any other address which the Depositary may specify in writing to the Company in the manner set out in this Section 7.5.

Any and all notices to be given to any Holder shall be deemed to have been duly given to such Holder if (a) personally delivered or sent by mail, air courier or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of this Rule 144A Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose.  Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Rule 144A Deposit Agreement.  Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of Rule 144A GDRs held by such other Holders.

Delivery of a notice to the Company or the Depositary shall be deemed to be effective when actually received, including by facsimile transmission.  Delivery of a notice to Holders sent by mail, air courier or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder.

The Depositary or the Company may, however, act upon any facsimile transmission received by it from any Holder, the Custodian, the Depositary or the Company, notwithstanding that such facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

SECTION 7.6         Governing Law and Jurisdiction.  This Rule 144A Deposit Agreement and the Rule 144A GDRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.  Notwithstanding anything contained in this Rule 144A Deposit Agreement, any Rule 144A GDR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Rule 144A Deposited Securities and the obligations and duties of the Company in respect of the Holders of Shares and other Rule 144A Deposited Securities, as such, shall be governed by the laws of Russia (or, if applicable, such other laws as may govern the Rule 144A Deposited Securities).

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Notwithstanding the terms of Section 7.12 hereof, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner or any regulatory authority brings a suit, action or proceeding in respect of the Rule 144A GDRs, this Rule 144A Deposit Agreement or any transaction contemplated herein, against (a) the Company, (b) the Depositary, in its capacity as Depositary under this Rule 144A Deposit Agreement, or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States or any court in England, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States or the court in England (as the case may be) in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.  Nothing contained in this paragraph shall constitute a waiver by either the Depositary or the Company of any defenses available to the Depositary or the Company in respect of any such claim made in any such court, including without limitation, the defense that all actions against the Depositary and the Company shall be arbitrated in accordance with Section 7.12 hereof.

The Company hereby irrevocably designates, appoints and empowers Law Debenture Corporate Services Inc. (the “Agent”) now at 767 Third Avenue, 31st Floor, New York, NY 10017, United States of America, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail by the Depositary of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company by the Depositary in any U.S. federal or state court as described in the preceding paragraph of this Section 7.6.  The Company agrees to deliver, upon the Initial Deposit, a written acceptance by such Agent of its appointment.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary.  The Company further hereby irrevocably consents and agrees to the service by the Depositary of any and all legal process, summons, notices and documents in any suit, action or proceeding by the Depositary against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any Rule 144A GDRs remain outstanding or this Rule 144A Deposit Agreement remains in force.  The Company further agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

EACH PARTY TO THIS RULE 144A DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS RULE 144A DEPOSIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

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THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTIONS, SUITS OR PROCEEDINGS BROUGHT IN ANY ARBITRATION OR COURT AS PROVIDED IN THIS SECTION 7.6 OR IN SECTION 7.12 HEREOF, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ARBITRATION OR COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH ARBITRATION OR COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding brought by (i) the Depositary in any court specifically consented to herein or (ii) by any party hereto in any arbitration tribunal specifically consented to herein (each as to such designated parties, a “Consented Tribunal”), from setoff or counterclaim brought in any Consented Tribunal, from the jurisdiction of any Consented Tribunal, from service of process in respect of a claim brought in a Consented Tribunal, from attachment upon or prior to a judgment issued by a Consented Tribunal, from attachment in aid of execution of a judgment issued by a Consented Tribunal, from execution of a judgment issued by a Consented Tribunal, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment issued by a Consented Tribunal, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this Rule 144A Deposit Agreement, any Rule 144A GDR or the Rule 144A Deposited Securities.

No disclaimer of liability under the Securities Act is intended by any provision of this Rule 144A Deposit Agreement.  The provisions of this Section 7.6 shall survive any termination of this Rule 144A Deposit Agreement, in whole or in part.

SECTION 7.7         Assignment.  Subject to the provisions of Section 5.4 hereof, this Rule 144A Deposit Agreement may not be assigned by either the Company or the Depositary.

SECTION 7.8         Intentionally Omitted.

SECTION 7.9         Titles.  All references in this Rule 144A Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Rule 144A Deposit Agreement unless expressly provided otherwise.  The words “this Rule 144A Deposit Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Rule 144A Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of Rule 144A GDRs and not to any particular subdivision unless expressly so limited.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.  Titles to sections of this Rule 144A Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Rule 144A Deposit Agreement.

SECTION 7.10       Language.  Although this Rule 144A Deposit Agreement may be translated into the Russian language, the Russian version of this Rule 144A Deposit Agreement is for informational purposes only.  In the event of any discrepancies between the English and the Russian versions of this Rule 144A Deposit Agreement or any dispute

48

regarding the interpretation of any provision in the English or Russian versions of this Rule 144A Deposit Agreement, the English version of this Rule 144A Deposit Agreement shall prevail and questions of interpretation shall be addressed solely in the English language.

SECTION 7.11       Registration of Shares; Russian Share Register.

(a)           The Company agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue the appointment of OJSC Reestr as its Russian Share Registrar, in full force and effect for so long as any Rule 144A GDRs remain outstanding hereunder or this Rule 144A Deposit Agreement remains in force.

The Company agrees that it shall, at any time and from time to time:  (i) take any and all action reasonably necessary to ensure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Rule 144A Deposited Securities;  (ii) provide or use its reasonable efforts to cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register during ordinary business hours in Moscow, Russia, in such manner and upon such terms and conditions as the Depositary, in its reasonable discretion, may deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) reconcile the number of Rule 144A Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Rule 144A Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicate extract from the Share Register duly certified by the Russian Share Registrar (or some other evidence of verification which the Depositary, in its reasonable discretion, deems sufficient);  (iii) use its reasonable efforts to cause the Russian Share Registrar promptly (and, in any event, within three (3) business days in Moscow, Russia, of the Russian Share Registrar’s receipt of such documentation as may be required by applicable law and regulation and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as practicable thereafter) to effect the re-registration of ownership of Rule 144A Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or other Rule 144A Deposited Securities under this Rule 144A Deposit Agreement; (iv) permit and use its reasonable efforts to cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Rule 144A Deposited Securities held hereunder in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of Russia); and (v) use its reasonable efforts to cause the Russian Share Registrar promptly to notify the Depositary in writing at any time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder’s interest in the Shares and such shareholder alleges to the Company or the Russian Share Registrar or publicly that such elimination or alternation is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of this Rule 144A Deposit Agreement relating to it (including, without limitation, this Section 7.11); (C) refuses to re-register shares in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such material is unlawful; (D) holds Shares of the Company for its own account; or (E) has materially breached the provisions of this Rule 144A Deposit Agreement relating to it (including, without limitation, this Section 7.11) and has failed to cure such breach within a reasonable time.

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(b)           In connection with this Rule 144A Deposit Agreement, the Company agrees that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar (other than such act or failure to act on the part of the Russian Share Registrar arising in connection with any act or failure to act of the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates) and that the Company shall be solely liable for the unavailability of Rule 144A Deposited Securities or for the failure of the Depositary to make any distribution of cash or other distributions with respect thereto as a result of any one or more of the following: (i) any act or failure to act of the Company or its agents, the Russian Share Registrar (other than such act or failure to act on the part of the Russian Share Registrar arising in connection with any act or failure to act of the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates), or their respective directors, employees, agents or Affiliates, (ii) any provision of any present or future Charter or any other instrument of the Company governing the Rule 144A Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company or any offering or distribution thereof.

(c)           The Depositary agrees for the benefit of Holders and Beneficial Owners that the Depositary or the Custodian shall reconcile regularly (and in any event not less than monthly) the number of Rule 144A Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Rule 144A Deposit Agreement.  The Company and the Depositary agree that, for the purposes of the rights and obligations under this Rule 144A Deposit Agreement of the parties hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Rule 144A Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Rule 144A Deposit Agreement; provided, however, that the Depositary agrees that it shall, and shall cause the Custodian to, at any time and from time to time take any and all action necessary to ensure the accuracy and completeness of all information set forth in the records of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to this Rule 144A Deposit Agreement with respect to Shares or other Rule 144A Deposited Securities registered in the name of any of them.  The Depositary agrees that it will instruct the Custodian to maintain custody of all duplicate share extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents.  In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if the Depositary has knowledge of such discrepancy, the Depositary shall notify the Company promptly.  In event of discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company agrees that (whether or not it has received any notification from the Depositary) it will (i) use its reasonable efforts to cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so reconcile such records, and the number of Shares reflected in the records of the Russian Share Registrar differs by more than one-half of one percent from the number of Shares reflected in the records of the Depositary or the Custodian, promptly instruct the Depositary to notify the Holders of the existence of such discrepancy.  Upon receipt of the Company’s instruction to notify the Holders of such discrepancy, the Depositary shall give such notification promptly to the Holders pursuant to Section 7.5 hereof (it being understood that the Depositary at any time may give such notification to the Holders, whether or not it has received instructions from the Company)

50

and shall promptly cease issuing Rule 144A GDRs until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.

(d)           Notwithstanding anything herein to the contrary the provisions of this Section 7.11 shall survive any termination of this Rule 144A Deposit Agreement, in whole or in part.

SECTION 7.12       Arbitration; Settlement of Disputes.  Any dispute, controversy or cause of action brought by any party hereto (including, for the avoidance of doubt, any former and current Holders and Beneficial Owners of Rule 144A GDRs evidenced by Rule 144A GDR Certificates issued hereunder) against the Company and/or the Depositary arising out of or relating to the Shares or other Rule 144A Deposited Securities, the Rule 144A GDRs or this Rule 144A Deposit Agreement, or any transaction contemplated therein, or the breach hereof or thereof, including without limitation any question regarding existence, validity or termination, and any counterclaims that may be related thereto, shall be referred to, and finally resolved by, binding arbitration in accordance with the rules of the London Court of International Arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction, provided, that, as contemplated by Section 7.6 hereof, in the event of any third party litigation to which (x) the Depositary is a party and to which the Company may be properly joined, the Company may be so joined by the Depositary in any court in which such litigation is pending, and (y) to which the Company is a party and to which the Depositary may be properly joined, the Depositary may be so joined by the Company in any court in which such litigation is pending.  Notwithstanding anything contained in this Rule 144A Deposit Agreement to the contrary, the parties hereto agree that the High Court of Justice in England shall have jurisdiction to hear and determine proceedings related to the enforcement of this arbitration provision and any arbitration award by the arbitrators contemplated in this Section 7.12, and, for such purposes, each party hereto irrevocably submits to the non-exclusive jurisdiction of such courts.

Each of the parties hereto agrees not to challenge the terms and enforceability of this arbitration clause, including, but not limited to, any challenge based on lack of mutuality, and each such party hereby irrevocably waives any such challenge.

The arbitration may be commenced by service of a written request for arbitration in accordance with the rules of the London Court of International Arbitration together with a Statement of Case (as defined therein) setting out in detail the facts and any contentions of law on which the party relies, and the relief claimed against the respondent (with copies of such documents delivered to the Company and the Depositary, as provided for in Section 7.5 hereof, and the London Court of International Arbitration and all the parties to such arbitration).  Any response served by the Company or the Depositary under the London Court of International Arbitration Rules shall set out in detail the facts and any contentions of law on which the Company or the Depositary relies.

The place of the arbitration shall be London, England and the language of the arbitration shall be English.

The number of arbitrators shall be three, each of whom shall be neutral and disinterested in such dispute, controversy or cause of action, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions.

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In the absence of agreement between the parties as to the appointment of arbitrators, the arbitrators shall be appointed by the London Court of International Arbitration from a list prepared by the London Court of International Arbitration containing not less than seven (7) potential arbitrators, the individuals in such list having been ranked by the parties in order of their preference with each party having the right to reject on a peremptory basis two proposed selections in the list.  If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which sides shall have the right to rank lists of arbitrators and exercise peremptory rejections as if there were only two parties to such dispute, controversy or cause of action.  If such alignment and appointment shall not have occurred within thirty (30) calendar days after the initiating party serves the arbitration request, the London Court of International Arbitration shall determine the alignment of the parties for purposes of appointment of the arbitrators.  The parties may nominate, and the London Court of International Arbitration may appoint, from among the nationals of any country, whether or not a party is a national of that country.

The arbitrators shall decide the dispute by applying the applicable law as would a United States District Court sitting in the case, whether under either its diversity or federal question jurisdiction.  The arbitrators shall have no power or authority to award damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Rule 144A Deposit Agreement; provided that nothing in this sentence shall be construed to authorize any party to seek in any court any damages that the arbitrators are not empowered to award hereunder.

The arbitrators’ award shall be final and binding upon the parties and their respective successors, heirs, executors and assigns.

The provisions of this Section 7.12 shall survive any termination of this Rule 144A Deposit Agreement, in whole or in part.

SECTION 7.13       Effectiveness.  This Rule 144A Deposit Agreement shall become effective upon (i) the receipt by the Depositary from the Company of a Ratio Designation Notice and (ii) the execution of the underwriting agreement in connection with the Initial Offering, and delivery of a copy thereof by the Company to the Depositary

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IN WITNESS WHEREOF, JSC SITRONICS and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Rule 144A Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of Rule 144A GDRs evidenced by Rule 144A GDR Certificates issued in accordance with the terms hereof.

JSC SITRONICS

By:	/s/ Evgeni Utkin
Name: Evgeni Utkin
Title: President

By:	/s/ Dmitry Kudryashov
Name: Dmitry Kudryashov
Title: Chief Accountant

DEUTSCHE BANK TRUST COMPANY AMERICAS as Depositary

By:	/s/ Tom Murphy
Name: Tom Murphy
Title: Vice-President

By:	/s/ Jeff Margolick
Name: Jeff Margolick
Title: Director

EXHIBIT A

Number [•]	CUSIP Number:	[•]

	ISIN Number:	[•]

	Common Code:	[•]

Each Rule 144A Global Depositary Receipt representing [•] Fully Paid Shares

[FORM OF FACE OF]

[MASTER] RULE 144A GLOBAL DEPOSITARY RECEIPT CERTIFICATE

evidencing

RULE 144A GLOBAL DEPOSITARY RECEIPTS

representing

DEPOSITED FULLY PAID SHARES

of

JSC SITRONICS

(Incorporated as an open joint stock company under the laws of the
Russian Federation)

[INSERT DTC LEGEND WITH SUCH AMENDMENTS AS MAY BE REQUIRED FROM TIME TO TIME TO CONFORM TO DTC RULES:

DTC LEGEND

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Depositary or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

DEUTSCHE BANK TRUST COMPANY AMERICAS, A BANKING CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AS DEPOSITARY, HEREBY CERTIFIES THAT CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”), IS

THE RECORD OWNER OF THE NUMBER OF RULE 144A GDRS INDICATED ON THE RECORDS OF THE DEPOSITARY, REPRESENTING DEPOSITED VALIDLY ISSUED AND FULLY PAID SHARES, OR EVIDENCE OF RIGHTS TO RECEIVE SUCH SHARES, OF JSC SITRONICS, AN OPEN JOINT STOCK COMPANY ORGANIZED UNDER THE LAWS OF THE RUSSIAN FEDERATION. AT THE DATE HEREOF, EACH RULE 144A GDR SHALL REPRESENT [•] SUCH SHARES DEPOSITED UNDER THE RULE 144A DEPOSIT AGREEMENT WITH THE CUSTODIAN, WHICH AT THE DATE OF THE EXECUTION OF THE RULE 144A DEPOSIT AGREEMENT IS DEUTSCHE BANK LTD.

NEITHER THIS RULE 144A GDR CERTIFICATE, NOR THE RULE 144A GDRS EVIDENCED HEREBY, NOR THE SHARES REPRESENTED THEREBY HAVE BEEN OR WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.  ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS RULE 144A GDR CERTIFICATE, THE RULE 144A GDRS EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS.  THE HOLDERS AND BENEFICIAL OWNERS HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS RULE 144A GDR CERTIFICATE AND THE RULE 144A GDRS EVIDENCED HEREBY, ACKNOWLEDGE THAT SUCH RULE 144A GDR CERTIFICATE, THE RULE 144A GDRS EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREE FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY THAT THIS RULE 144A GDR CERTIFICATE, THE RULE 144A GDRS EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES AND ONLY (1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) TO A PERSON WHOM THE HOLDER AND THE BENEFICIAL OWNER REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF SHARES RECEIVED UPON CANCELLATION OF ANY RULE 144A GDR MAY DEPOSIT OR CAUSE TO BE DEPOSITED SUCH SHARES INTO ANY DEPOSITARY RECEIPT FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, OTHER THAN A RULE 144A  RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT.  NO REPRESENTATION CAN BE MADE AS

TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SHARES OR THE RULE 144A GDRS.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS RULE 144A GDR CERTIFICATE OR A BENEFICIAL INTEREST IN THE RULE 144A GDRS EVIDENCED HEREBY, AS THE CASE MAY BE, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING.

[INSERT IF THE COMPANY OFFERS AND PLACES NEWLY ISSUED SHARES IN THE INITIAL OFFERING THROUGH A CLOSED SUBSCRIPTION IN WHICH THE DEPOSITARY SUBSCRIBES TO ALL OR ANY PORTION OF SUCH NEWLY ISSUED SHARES: THE COMPANY AND THE DEPOSITARY HAVE AGREED IN THE RULE 144A DEPOSIT AGREEMENT THAT NEITHER THE DEPOSITARY NOR THE CUSTODIAN ASSUMES ANY OBLIGATION OR RESPONSIBILITY TO MAKE ANY PAYMENTS FOR, NOR SHALL EITHER OF THEM BE SUBJECT TO ANY LIABILITY UNDER THIS RULE 144A DEPOSIT AGREEMENT OR OTHERWISE FOR NONPAYMENT FOR, THE SHARES ISSUED BY THE COMPANY AND PLACED IN THE INITIAL OFFERING OF SUCH SHARES BY THE COMPANY AND THE SELLING SHAREHOLDERS (INCLUDING ANY EXERCISE BY THE UNDERWRITERS OF AN OVER-ALLOTMENT OPTION IN CONNECTION THEREWITH).

THE COMPANY AND THE DEPOSITARY HAVE AGREED IN THE RULE 144A DEPOSIT AGREEMENT THAT NEITHER THE DEPOSITARY NOR THE CUSTODIAN ASSUMES ANY OBLIGATION OR RESPONSIBILITY TO MAKE ANY PAYMENTS FOR, NOR SHALL EITHER OF THEM BE SUBJECT TO ANY LIABILITY UNDER THE RULE 144A DEPOSIT AGREEMENT OR OTHERWISE FOR NONPAYMENT FOR, ANY SHARES NEWLY ISSUED AND PLACED BY THE COMPANY OR SOLD BY ANY SELLING SHAREHOLDERS IN THE INITIAL OFFERING.

PRIOR TO RECEIPT BY THE DEPOSITARY OF WRITTEN NOTICE FROM THE COMPANY THAT A REPORT ON THE RESULTS OF THE ISSUE OF THE SHARES NEWLY ISSUED AND PLACED BY THE COMPANY IN THE INITIAL OFFERING HAS BEEN REGISTERED WITH THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS, THE RULE 144A GDRS EVIDENCED HEREBY ARE ISSUED ON A PROVISIONAL BASIS.  PRIOR TO RECEIPT OF SUCH NOTICE, NOTWITHSTANDING ANYTHING IN THIS RULE 144A GDR CERTIFICATE OR THE RULE 144A DEPOSIT AGREEMENT TO THE CONTRARY, THE DEPOSITARY SHALL NOT, EXCEPT AS SPECIFICALLY DESCRIBED BELOW, DELIVER ANY SHARES PURSUANT TO PARAGRAPH 2 OF THIS CERTIFICATE OR SECTION 2.7 OF THE RULE 144A DEPOSIT AGREEMENT AND THE DEPOSITARY SHALL NOT VOTE, OR CAUSE TO BE VOTED, SECURITIES DEPOSITED THEREUNDER, AND HOLDERS SHALL NOT BE ENTITLED TO GIVE VOTING INSTRUCTIONS, AS CONTEMPLATED BY PARAGRAPH 19 OF THIS RECEIPT AND SECTION 4.10 OF THE RULE 144A DEPOSIT AGREEMENT.

IF A REPORT ON THE RESULTS OF ISSUE OF THE SHARES NEWLY ISSUED AND PLACED BY THE COMPANY IN THE INITIAL OFFERING HAS NOT BEEN REGISTERED WITH THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS ON OR BEFORE THE DATE WHICH IS 60 DAYS AFTER THE CLOSING

DATE FOR SUCH OFFERING (OR SUCH LATER DATE AS THE COMPANY, THE SELLING SHAREHOLDERS (IF ANY) AND THE UNDERWRITERS PARTICIPATING IN THE OFFERING MAY AGREE), UPON WRITTEN NOTICE BY THE COMPANY, THE PROCEEDS OF THE PLACEMENT OF THE SHARES SHALL BE DELIVERED TO THE DEPOSITARY AND FROM THE TIME OF ITS RECEIPT OF SUCH PROCEEDS THIS RULE 144A GDR CERTIFICATE WILL REPRESENT THE RIGHT TO RECEIVE A PROPORTIONAL INTEREST IN THE FUNDS SO RECEIVED.  THE FUNDS SO RECEIVED BY THE DEPOSITARY IN ANY CURRENCY OTHER THAN U.S. DOLLARS WILL BE CONVERTED INTO U.S. DOLLARS (AT MARKET RATES THEN AVAILABLE) AND DISTRIBUTED TO HOLDERS OF RULE 144A GDRS, IN EACH CASE UPON THE TERMS OF THE RULE 144A DEPOSIT AGREEMENT.  THE RULE 144A GDRS WILL BE CANCELLED BY THE DEPOSITARY UPON DISTRIBUTION OF THE PROPORTIONAL INTERESTS IN THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO THE HOLDER OF THIS RULE 144A GDR CERTIFICATE.  THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO HOLDERS OF RULE 144A GDRS MAY BE LESS THAN THE PRICE AT WHICH THE RULE 144A GDRS HAVE BEEN SOLD BY THE COMPANY OR THE SELLING SHAREHOLDERS OR PURCHASED BY THE HOLDER THEREOF, AND SUCH DISTRIBUTION MAY BE SUBJECT TO WITHHOLDING TAXES OR DELAYS.]

EACH HOLDER AND BENEFICIAL OWNER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING RULE 144A GDRS REPRESENTED BY THIS CERTIFICATE, AGREES, FOR THE BENEFIT OF JSC SITRONICS AND THE DEPOSITARY NAMED BELOW, THAT THE RULE 144A GDRS REPRESENTED BY THIS CERTIFICATE MAY NOT AT ANY TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON LOCATED IN RUSSIA, RESIDENTS OF RUSSIA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, SUCH PERSONS, UNLESS AND TO THE EXTENT OTHERWISE PERMITTED UNDER RUSSIAN LAW.

IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF THE COMPANY IN THE NAME OF DEUTSCHE BANK TRUST COMPANY AMERICAS, AS DEPOSITARY, OR ITS NOMINEE, OR OF THE CUSTODIAN, OR ITS NOMINEE.  HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA’S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS.  THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION ARE NOT REQUIRED TO RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

(1)           The Rule 144A Deposit Agreement.  This Rule 144A Global Depositary Receipt Certificate is one of the receipts (the “Rule 144A GDR Certificates”) executed and delivered pursuant to the Rule 144A Deposit Agreement, dated as of December 14, 2006 (as amended from time to time, the “Rule 144A Deposit Agreement”), by and among the Company, the Depositary and all registered Holders and Beneficial Owners of Rule 144A GDRs (the “Rule 144A GDRs”) from time to time, each of whom by accepting a Rule 144A GDR Certificate or acquiring any beneficial interest therein, including any beneficial interest in the Master Rule 144A GDR Certificate, agrees to become a party thereto and becomes bound by all terms and provisions thereof and hereof.  The Rule 144A Deposit Agreement sets forth the rights of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the “Rule 144A Deposited Securities”).  Copies of the Rule 144A Deposit Agreement are on file at the Depositary’s Principal New York Office and Principal London Office, at the principal office of the Custodian and at any other designated transfer office.  The statements made in this Rule 144A GDR Certificate are summaries of certain provisions of the Rule 144A Deposit Agreement and are qualified by, and subject to, the detailed provisions of the Rule 144A Deposit Agreement, to which reference is hereby made.  The Depositary makes no representation or warranty as to the validity or worth of the Rule 144A Deposited Securities.  Capitalized terms defined in the Rule 144A Deposit Agreement and not otherwise defined herein have the same defined meanings ascribed to them in the Rule 144A Deposit Agreement.

(2)           Withdrawal of Rule 144A Deposited Securities.  Upon (i) surrender of a Rule 144A GDR Certificate at the Principal New York Office or the Principal London Office of the Depositary if the DTC book-entry settlement system is not then available for Rule 144A GDRs, or (ii) receipt by the Depositary at the Principal New York Office or Principal London Office of instructions from DTC, or a DTC Participant, or their respective nominees, on behalf of any Beneficial Owner together with a corresponding credit to the Depositary’s account at DTC for the Rule 144A GDRs so surrendered, if the DTC book-entry settlement system is then available for Rule 144A GDRs, in either case for the purpose of withdrawal of the Rule 144A Deposited Securities represented thereby, and upon receipt of (x) payment of all fees and charges, including the fees and charges of the Depositary for the making of withdrawals of Rule 144A Deposited Securities and cancellation of Rule 144A GDRs, governmental charges and taxes (all as set forth in paragraph (8) of this Rule 144A GDR Certificate), payable in connection with such surrender and withdrawal, (y) instructions of the Holder or DTC Participant, and (z) the written certification and agreement hereinafter referred to, subject to the terms and conditions of the Rule 144A Deposit Agreement, the Charter, and to the provisions of or governing the Rule 144A Deposited Securities and applicable laws, the Holder of this Rule 144A GDR Certificate acting for itself or on behalf of the Beneficial Owner or DTC Participant, as the case may be, shall be entitled to book-entry delivery, to him or upon his order, of the amount of Rule 144A Deposited Securities at the time represented by the Rule 144A GDRs surrendered to the Depositary for such purpose.  Such delivery of such Rule 144A Deposited Securities shall be made, as provided in the Rule 144A Deposit Agreement and hereafter, without unreasonable delay.

If the Company deposits newly issued Shares in the Initial Deposit through a closed subscription in which the Depositary subscribes to all or any portion of such newly issued Shares, the Rule 144A GDRs issued in respect of such Shares, as well as any Shares deposited by any shareholder(s) (who may but need not be Affiliates) of the Company in the Initial Deposit, shall be issued on a provisional basis until the Company delivers written notice to the Depositary that a report on the results of the issue of the newly issued Shares has been registered with the Russian Federal Service, at which time all such Rule 144A GDRs shall no longer be deemed to be issued on a provisional basis.  Prior to receipt of such notice, notwithstanding anything in the Rule 144A GDR Certificate or the Rule 144A Deposit Agreement to the contrary, the Depositary shall not, except as specifically described below, honor any cancellation request from any Holder of Rule 144A GDRs or deliver any Shares pursuant to Section 2.7 of the Rule 144A Deposit Agreement.  If a report on the results of issue of the Shares issued by the Company and placed in the Initial Offering has not been registered with the Russian Federal Service on or before the date which is 60 days after the closing date for such offering (or such later date as the Company, the selling shareholders and the underwriters participating in the offering may agree), upon written notice by the Company, the proceeds of the placement of the Shares shall be returned to the Depositary and from the time of receipt of such proceeds the Rule 144A GDR Certificate will represent the right to receive a proportional interest in the funds so received.  The funds so received by the Depositary in any currency other than Dollars will be converted into Dollars (at market rates then available) and distributed to Holders of Rule 144A GDRs, in each case on the terms of the Rule 144A Deposit Agreement.  The Rule 144A GDRs will be cancelled by the Depositary upon distribution of the proportional interests in the funds so received, converted (if necessary), and distributed to the Holders of the Rule 144A GDRs.  The funds so received, converted (if necessary) and distributed to Holders of Rule 144A GDRs may be less than the price at which the Rule 144A GDRs have been sold by the Company or the selling shareholders or purchased by the Holders thereof, and such distribution may be subject to withholding taxes or delays.

Delivery of Rule 144A Deposited Securities upon surrender of Rule 144A GDRs as provided in the Rule 144A Deposit Agreement and herein may also be subject to delivery to the Depositary of such written certifications and agreements as the Company and the Depositary may require.  A Rule 144A Certificate surrendered may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank.

Each Holder or Beneficial Owner (other than an Affiliate of the Company presenting a written certification and agreement substantially in the form of Exhibit D-4 hereto for the purpose stated therein) requesting delivery of Rule 144A Deposited Securities against surrender of a Rule 144A GDR Certificate or a beneficial interest in this Rule 144A GDR Certificate must deliver to the Depositary a written order containing delivery instructions, together with a written certificate and agreement by or on behalf of the person who after withdrawal will be the beneficial owner of the Rule 144A Deposited Securities being withdrawn substantially in the form of Exhibit D-2 to the Rule 144A Deposit Agreement.  Notwithstanding anything contained herein to the contrary, the Depositary shall enable Beneficial Owners of Rule 144A GDRs who are Affiliates of the Company and who hold Rule 144A GDRs to exchange such Rule 144A GDRs for Regulation S GDRs in connection with a sale by such Affiliate of the Regulation S GDRs outside the United States in an “offshore transaction” (within the meaning of Regulation S) on a “Designated Offshore Securities Market” (as defined in Regulation S) in a transaction otherwise satisfying all of the requirements of Regulation S, provided that (i) the Rule 144A GDRs are validly surrendered to the Depositary in accordance with the terms of this Rule 144A Deposit Agreement, (ii) the surrendering Beneficial Owners duly complete, sign and deliver to the Depositary a certification and agreement substantially in the form of Exhibit D-4 attached hereto, and (iii) the Company has in such certification and agreement consented to the transaction contemplated therein.

Upon satisfaction of each of the conditions above specified, the Depositary (i) shall cancel the Rule 144A GDRs Delivered to it (and, if applicable, the Rule 144A GDR Certificates evidencing the Rule 144A GDRs so Delivered), (ii) shall direct the Registrar to record the cancellation of the Rule 144A GDRs so Delivered on the books maintained by the Registrar for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Rule 144A Deposited Securities represented by the Rule 144A GDRs so canceled together with any certificate or other document of or relating to title for the Rule 144A Deposited Securities, or evidence of the book-entry transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Rule 144A Deposit Agreement, of this Rule 144A GDR Certificate evidencing the Rule 144A GDRs so canceled, of the Charter, of applicable laws, and to the terms and conditions of or governing the Rule 144A Deposited Securities, in each case as in effect at the time thereof.  Upon the request of the Depositary, the Company shall use its reasonable efforts to assist the Depositary in ensuring that transfer and recording of the Rule 144A Deposited Securities into the name of the Holder or as directed by such Holder is effected within three (3) business days in Moscow, Russia of the Russian Share Registrar’s receipt of such documentation as may be required by applicable law and regulation and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as possible thereafter.

Notwithstanding anything else contained in this Rule 144A GDR Certificate or the Rule 144A Deposit Agreement to the contrary, the Depositary may make delivery at the Principal New York Office or the Principal London Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Rule 144A Deposited Securities represented by the Rule 144A GDRs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering Rule 144A GDRs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Rule 144A Deposited Securities represented by such Rule 144A GDRs to the Depositary for delivery at the Principal New York Office or the Principal London Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by facsimile transmission.

If any Rule 144A GDRs surrendered and the Rule 144A GDR Certificates canceled represent fractional entitlements in Rule 144A Deposited Securities, the Depositary shall cause the appropriate whole number of Rule 144A Deposited Securities to be withdrawn and delivered in accordance with the terms of the Rule 144A Deposit Agreement and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Rule 144A GDR Certificate a new Rule 144A GDR Certificate evidencing Rule 144A GDRs representing any remaining fractional Share or (ii) sell or cause to be sold the fractional Share represented by the Rule 144A GDR Certificate surrendered and remit proceeds of such sale (net of (a) fees and charges of, and expenses incurred by, the Depositary, and (b) taxes withheld) to the person surrendering the Rule 144A GDR Certificate.

Notwithstanding anything to the contrary in the Rule 144A Deposit Agreement, the Depositary shall not knowingly accept any Rule 144A GDRs for cancellation and withdrawal of the Rule 144A Deposited Securities represented thereby if the recipient thereof has instructed the deposit of such Shares into any unrestricted depositary receipts facility the depositary shares of which are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, unless the Depositary shall have received an opinion of counsel reasonably satisfactory to it stating that the Shares so withdrawn are not at such time “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. The foregoing shall not apply to a request pursuant to Exhibit D-4 of the Rule 144A Deposit Agreement.

No surrender of Rule 144A GDR Certificates for the purpose of withdrawal of Rule 144A Deposited Securities shall be accepted unless accompanied by evidence satisfactory to the Depositary that all necessary filings applicable to the Holder(s) or Beneficial Owner(s) of the Rule 144A GDRs surrendered (if any) have been made and approvals have been obtained (or in each case, have been properly waived) under the laws of Russia.

(3)           Transfer, Combination and Split-up of Rule 144A GDR Certificates.

(a)           Transfer.  The Registrar shall register the transfer of this Rule 144A GDR Certificate (and of the Rule 144A GDRs evidenced hereby) on the books maintained for such purpose and the Depositary shall cancel this Rule 144A GDR Certificate and execute a new Rule 144A GDR Certificate evidencing the same aggregate number of Rule 144A GDRs as those evidenced by the Rule 144A GDR Certificates canceled by the Depositary, shall cause the Registrar to countersign such new Rule 144A GDR Certificates, and shall Deliver such new Rule 144A GDR Certificates to or upon the order of the person entitled thereto if each of the following conditions has been satisfied: (i) the Rule 144A GDR Certificate has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal New York Office or Principal London Office for the purpose of effecting a transfer thereof, (ii) the surrendered Rule 144A GDR Certificate has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Rule 144A GDR Certificate has been duly stamped (if required by applicable law), (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as set forth in paragraph (8) of this Rule 144A GDR Certificate) have been paid, and (v) the Depositary has received such certifications and agreements as the Depositary and the Company may require in order to comply with applicable laws and the restrictions on transfer, subject, however, in each case, to the terms and conditions of the applicable Rule 144A GDR Certificates, of the Rule 144A Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(b)           Combination & Split-Up.  The Registrar shall register the split-up or combination of this Rule 144A GDR Certificate (and of the Rule 144A GDRs evidenced hereby) on the books maintained for such purpose and the Depositary shall cancel this Rule 144A GDR Certificate and execute new Rule 144A GDR Certificates for the number of Rule 144A GDRs requested, but in the aggregate not exceeding the number of Rule 144A GDRs evidenced by this Rule 144A GDR Certificate canceled by the Depositary, shall cause the Registrar to countersign such new Rule 144A GDR Certificates, and shall Deliver such new Rule 144A GDR Certificates to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied:  (i) this Rule 144A GDR Certificate has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at the Principal New York Office or Principal London Office of the Depositary for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as set forth in paragraph (8) of this Rule 144A GDR Certificate) have been paid, subject, however, in each case, to the terms and conditions of the applicable Rule 144A GDR Certificates, of the Rule 144A Deposit Agreement and of applicable law, in each case, as in effect at the time thereof.

(c)           Legends and Certifications.  The Rule 144A GDR Certificates executed and delivered upon any such transfer, split-up or combination shall bear the Securities Act Legend if at the time of delivery the restrictions contained therein are applicable, as determined by the Company and the Depositary from time to time.  In connection with any split-up or combination of this Rule 144A GDR Certificate pursuant to this paragraph not involving a transfer of beneficial ownership, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of the Rule 144A Deposit Agreement.

(4)           Limitations on Execution and Delivery, Transfer, Etc., of Rule 144A GDR Certificates; Suspension of Delivery, Transfer, Etc.  As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender of any Rule 144A GDR Certificate, the delivery of any distribution thereon or withdrawal of any Rule 144A Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Rule 144A GDR Certificate, the Beneficial Owner, the depositor of Shares or the presenter of written instructions to adjust the Depositary’s records (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of the fees and charges of the Depositary as set forth in paragraph (8) of this Rule 144A GDR Certificate; (ii) evidence reasonably satisfactory to the Depositary of compliance with (a) any laws or governmental regulations relating to Rule 144A GDR Certificates or Rule 144A GDRs or to the withdrawal of Rule 144A Deposited Securities and (b) such reasonable procedures, if any, as the Depositary and the Company may establish consistent with the provisions of the Rule 144A Deposit Agreement; (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Rule 144A Deposit Agreement, including but not limited to, in the case of Rule 144A GDR Certificates, a signature guarantee in accordance with industry practice; and (iv) proof of compliance with (a) any applicable notice, consent or other requirements relating to the acquisition of securities of companies organized in Russia, and (b) the provisions of the Company’s Charter in effect from time to time and resolutions and regulations of the Company’s Board of Directors adopted pursuant to such Charter.

Notwithstanding anything herein or in the Rule 144A Deposit Agreement to the contrary, a Holder is entitled to withdraw Rule 144A Deposited Securities represented by Rule 144A GDRs (other than Rule 144A GDRs issued on a provisional basis) subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges to the Depositary, and (iii) compliance with any laws or governmental regulations relating to Rule 144A GDR Certificates or to the withdrawal of Rule 144A Deposited Securities.

The issuance and delivery of Rule 144A GDRs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or deposits of particular Shares may be suspended or withheld, or the registration of transfer of Rule 144A GDR Certificates in particular instances may be refused, or the registration of transfers generally may be suspended, or the surrender of outstanding Rule 144A GDR Certificates or the receipt of written instructions from any person having a beneficial interest in any Rule 144A GDR Certificate for the purpose of withdrawal of Rule 144A Deposited Securities may be suspended or refused, during any period when the transfer books of the Depositary, the Company, a Registrar or the Russian Share Registrar are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Rule 144A GDRs or Shares are listed, or under any provision of the Rule 144A Deposit Agreement or provisions of, or governing, the Rule 144A Deposited Securities, or any meeting of shareholders of the Company or for any other reason.

(5)           Liability of Holders and Beneficial Owners for Taxes and Other Charges.  If any tax or other governmental charge shall become payable with respect to any Rule 144A GDR Certificates or any Rule 144A Deposited Securities or the Rule 144A GDRs evidenced by this Rule 144A GDR Certificate, such tax or other governmental charge shall be payable by the Holders and the Beneficial Owners to the Depositary.  The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Rule 144A Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Rule 144A Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency.  The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue Rule 144A GDRs, to deliver Rule 144A GDR Certificates, register the transfer, split-up or combination of Rule 144A GDR Certificates and the withdrawal of Rule 144A Deposited Securities until payment in full of such tax, charge, penalty or interest is received.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

(6)           Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Shares or Rule 144A GDR Certificates.  Each person depositing Shares under the Rule 144A Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, nonassessable and legally obtained by such person, (ii) all pre-emptive (and similar) rights with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and has fulfilled all requirements of applicable law or regulation with respect to the Shares or the deposit thereof against the issuance of Rule 144A GDRs, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit have not been stripped of any rights or entitlements, (vi) such Shares are not subject to any unfulfilled requirements of applicable law or regulation, and (vii) except with respect to any deposit by an Affiliate permitted in the Rule 144A Deposit Agreement, such person is not and shall not become at any time while such person holds Rule 144A GDRs or any beneficial interest therein an Affiliate of the Company.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Rule 144A GDRs in respect thereof and the transfer of such Rule 144A

GDRs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.  Each person depositing Shares, taking delivery of or transferring Rule 144A GDRs or any beneficial interest therein, or surrendering Rule 144A GDRs or any beneficial interest therein and withdrawing Shares under the Rule 144A Deposit Agreement shall be deemed thereby to acknowledge that the Rule 144A GDR Certificates, the Rule 144A GDRs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except in accordance with the restrictions on transfer set forth in the Securities Act Legend, and such person shall be deemed thereby to represent and warrant that such deposit, transfer or surrender and withdrawal complies with the foregoing restrictions.  Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Shares or the Rule 144A GDR Certificates or any beneficial interest therein.

(7)           Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit, any Holder or any Beneficial Owner may, in addition to the requirement of paragraph (11) of this Rule 144A GDR Certificate, be required from time to time (a) to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approvals, legal or beneficial ownership of Rule 144A GDRs or Rule 144A Deposited Securities, compliance with all applicable laws and the terms of the Rule 144A Deposit Agreement, and the provisions of, or governing, the Rule 144A Deposited Securities, and (b) to execute such certifications and to make such representations and warranties and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Rule 144A Deposit Agreement.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of all or part of any Rule 144A GDR Certificate, or the distribution or sale of any dividend or distribution of rights or of the net proceeds of the sale thereof or the delivery of any Rule 144A Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information is provided, in each case to the Depositary’s, the Registrar’s and the Company’s reasonable satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or Rule 144A GDRs for cancellation and withdrawal.  Nothing herein or in the Rule 144A Deposit Agreement shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

The Depositary shall be entitled to provide to the Russian Federal Service or other relevant Russian state authorities of competent jurisdiction, to the extent reasonably necessary to satisfy the requirements of Russian law, information or documents (in the form of copies or originals) concerning Holders and Beneficial Owners, it being understood that the Depositary accepts no responsibility for or liability arising out of or in connection with any inaccuracies or misstatements in or misleading omissions from any information or documents furnished to it directly or indirectly by or on behalf of the Holders and Beneficial Owners.

(8)           Fees and Charges of Depositary.

The Depositary shall be entitled to charge the following remuneration and receive the following remuneration and reimbursement (such remuneration and reimbursement being payable on demand) from the Holders, Beneficial Owners and persons depositing Shares or surrendering Rule 144A GDRs for cancellation in respect of its services under the Rule 144A Deposit Agreement:

(vii)        for the issue of Rule 144A GDRs (other than upon the issue of Rule 144A GDRs pursuant to the Initial Offering) or the cancellation of Rule 144A GDRs upon the withdrawal of Rule 144A GDRs Deposited Securities: U.S.$0.05 or less per Rule 144A GDR issued or cancelled (except for issuances and cancellations covered by clause (ix));

(viii)       for issuing Rule 144A GDR Certificates in definitive registered form in replacement for mutilated, defaced, lost, stolen or destroyed Rule 144A GDR Certificates: a sum per Rule 144A GDR Certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs and expenses involved;

(ix)          for issuing Rule 144A GDR Certificates in definitive registered form (other than pursuant to clause (ii)): a sum per Rule 144A GDR Certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs (including, but not limited to, printing costs) and expenses involved;

(x)           for receiving and paying any cash dividend or other cash distribution on or in respect of the Rule 144A Deposited Securities: a fee of U.S.$0.02 or less per Rule 144A GDR for each such dividend or distribution;

(xi)          in respect of any issue of rights or distribution of Shares (whether or not evidenced by Rule 144A GDRs) or other securities or other property (other than cash) upon exercise of any rights, any free distribution, stock dividend or other distribution (except where converted to cash): U.S.$0.05 or less per outstanding Rule 144A GDR for each such issue of rights, dividend or distribution;

(xii)         for the operation and maintenance costs associated with the administration of the Rule 144A GDRs: an annual fee of U.S.$0.02 or less per Rule 144A GDR; provided however, that if the Depositary imposes a fee under this clause (vi), then the total of fees assessed under this clause (vi), combined with the total of fees assessed under clause

(iv), shall not exceed U.S.$0.02 per Rule 144A GDR in any calendar year;

(xiii)        for the expenses incurred by the Depositary, the Custodian or their respective agents in connection with inspections of the relevant share register maintained by the local registrar or for performing due diligence on the central depository for the Russian Federation, if applicable: an annual fee of U.S.$0.01 or less per Rule 144A GDR (such fee to be assessed against Holders of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions);

(xiv)       for the issue of Rule 144A GDRs pursuant to a change for any reason in the number of Shares represented by each Rule 144A GDR, regardless of whether or not there has been a deposit of Shares to the Custodian or the Depositary for such issuance: a fee of U.S.$0.05 or less per Rule 144A GDR (or portion thereof); and

(xv)        for transferring interests from and between the Regulation S GDRs and the Rule 144A GDRs: a fee of U.S.$0.05 or less per GDR.

In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering Rule 144A GDRs for cancellation and for the purpose of withdrawing Rule 144A Deposited Securities shall be responsible for the following charges:

(i)           taxes (including applicable interest and penalties) and other governmental charges;

(ii)          such registration fees as may from time to time be in effect for the registration of Shares or other Rule 144A Deposited Securities on the share register and applicable to transfers of Shares or other Rule 144A Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)         such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Rule 144A Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of Rule 144A GDRs;

(iv)         the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)          such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations applicable to Shares,

Rule 144A Deposited Securities, Rule 144A GDRs and Rule 144A GDR Certificates; and

(vi)         the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the delivery or servicing of Rule 144A Deposited Securities.

Any other charges and expenses of the Depositary under the Rule 144A Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (25) of this Rule 144A GDR Certificate.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.  The charges and expenses of the Custodian are for the sole account of the Depositary.

(9)           Title to Rule 144A GDR Certificates.  Subject to any limitations set forth herein and in the Rule 144A Deposit Agreement, title to this Rule 144A GDR Certificate (and to the Rule 144A GDRs evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that this Rule 144A GDR Certificate has been properly endorsed or is accompanied by proper instruments of transfer.

Notwithstanding any notice to the contrary, the Company and the Depositary may deem and treat the Holder of this Rule 144A GDR Certificate (that is, the person in whose name this Rule 144A GDR Certificate is registered on the books of the Depositary) as the absolute owner thereof for all purposes.  The Depositary shall not have any obligation or be subject to any liability under the Rule 144A Deposit Agreement or this Rule 144A GDR Certificate to any holder of this Rule 144A GDR Certificate or any Beneficial Owner unless such holder is the registered Holder of this Rule 144A GDR Certificate on the books of the Depositary, or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder of such Rule 144A GDRs registered on the books of the Depositary.

(10)         Validity of Rule 144A GDR Certificates.  This Rule 144A GDR Certificate shall not be entitled to any benefits under the Rule 144A Deposit Agreement or be valid or enforceable for any purpose unless it has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Rule 144A GDR Certificates.

(11)         Disclosure of Beneficial Ownership.  The Company and the Depositary may from time to time request Holders, former Holders, Beneficial Owners or former Beneficial Owners to provide information as to the capacity in which such Holder or Beneficial Owner holds or owns Rule 144A GDRs (and Shares, as the case may be) and regarding the identity of any other person interested in such Rule 144A GDRs, the nature of such interest and various related matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(12)         Ownership Restrictions.  Notwithstanding any provision of the Rule 144A Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits applicable to the Shares under applicable law or the Charter.  The Company may also restrict, in such manner as it deems appropriate, transfers of the Rule 144A GDRs where such transfer may result in the total number of Shares represented by the Rule 144A GDRs owned by a single Holder or Beneficial Owner to exceed such limits.  The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits referenced in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of Rule 144A GDRs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the Rule 144A GDRs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Charter.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

(13)         Compliance with Information Requests.  Notwithstanding any other provision of the Rule 144A Deposit Agreement to the contrary, each Holder and Beneficial Owner agrees to comply with requests from the Company or the Depositary pursuant to Russian law, the rules and requirements of the Russian Stock Exchanges, any other stock exchange on which the Shares or Rule 144A GDRs are, or may be, registered, traded or listed, or the Charter, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner holds or owns Rule 144A GDRs (and Shares, as the case may be) and regarding the identity of any other person interested in such Rule 144A GDRs, the nature of such interest and various related matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the Company may, in the Company’s sole discretion, result in the withholding of certain rights in respect of such Holder or Beneficial Owner’s Rule 144A GDRs (including voting rights and certain rights as to dividends in respect of the Shares represented by such Rule 144A GDRs).  The Depositary agrees to use its commercially reasonable efforts to comply with any reasonable instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

In the event that the Company determines that there has been a failure to comply with the applicable reporting requirements with respect to any Rule 144A Deposited Securities and that sanctions are to be imposed against such Rule 144A Deposited Securities pursuant to Russian law by a court of competent jurisdiction or the Company’s Charter, the Company shall notify the Depositary, giving details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Rule 144A Deposited Securities.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

(14)         Available Information.  If at any time prior to the termination of the Rule 144A Deposit Agreement, the Company is neither a reporting company under Section 13 or Section 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Securities Exchange Act, the Company hereby undertakes to provide to any Holder, Beneficial Owner or holder of Shares or any prospective purchaser designated by such Holder, Beneficial Owner or holder of Shares, upon the request of such Holder, Beneficial Owner, holder of Shares or prospective purchaser, copies of the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and otherwise comply with Rule 144A in connection with resales of Rule 144A GDRs and Shares.

The Company hereby directs the Depositary to deliver such information, to the extent made available to the Depositary by the Company, during any period in which the Company informs the Depositary it is subject to the information delivery requirements of Rule 144A(d)(4), to any such Holder, identified Beneficial Owner, holder of Shares or prospective purchaser at the request of such person.  The Company agrees to reimburse the Depositary for its reasonable expenses in connection with such deliveries and to provide the Depositary with such information in such quantities as the Depositary may from time to time reasonably request.

(15)         Intentionally Omitted.

(16)         Distributions Upon Rule 144A Deposited Securities.  Whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Rule 144A Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms of the Rule 144A Deposit Agreement, the Depositary will, if at the time of receipt thereof any amounts received in Foreign Currency can in the reasonable judgment of the Depositary (pursuant to Section 4.8 of the Rule 144A Deposit Agreement) be converted on a practical basis into Dollars promptly convert, or cause to be converted, in each case using the then-prevailing market exchange rate available to the Depositary, such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8 of the Rule 144A Deposit Agreement) and will promptly distribute the amount thus received (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges)to the Holders entitled thereto.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary for its own account.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Rule 144A Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to the Holders in respect of the Rule 144A GDRs representing such Rule 144A Deposited Securities shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

If any distribution upon any Rule 144A Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and, if applicable, registered in the name of the Depositary, the Custodian or any of their nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the Rule 144A GDR Record Date upon the terms described in

Section 4.9 of the Rule 144A Deposit Agreement and this Rule 144A GDR Certificate and shall (in any case, after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) either (i) distribute to the Holders as of the Rule 144A GDR Record Date in proportion to the number of Rule 144A GDRs held as of the Rule 144A GDR Record Date, additional Rule 144A GDRs, which represent the aggregate number of Shares received as such dividend or free distribution, subject to the other terms of the Rule 144A Deposit Agreement by either (x) if Rule 144A GDRs are not available in book entry form, issuing additional Rule 144A GDR Certificates for an aggregate number of Rule 144A GDRs representing the number of Shares received as such dividend or free distribution, or (y) if Rule 144A GDRs are available in book-entry form, reflecting on the records of the Depositary such increase in the aggregate number of Rule 144A GDRs representing such Shares and give notice to DTC of the related increase in the number of Rule 144A GDRs evidenced by the Master Rule 144A GDR Certificate, or (ii) if additional Rule 144A GDRs are not so distributed, each Rule 144A GDR issued and outstanding after the Rule 144A GDR Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Rule 144A Deposited Securities represented thereby.  In lieu of delivering fractional Rule 144A GDRs, the Depositary shall sell the number of Shares or Rule 144A GDRs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds of such sale upon the terms described in Section 4.1 of the Rule 144A Deposit Agreement.  In the event that the Depositary determines that any distribution in Shares is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligation under Section 5.8 of the Rule 144A Deposit Agreement, has furnished an opinion of U.S. counsel determining that the distribution to Holders of the Shares, and the Rule 144A GDRs representing such Shares, must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such Shares in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) to Holders entitled thereto upon the terms described in Section 4.1 of the Rule 144A Deposit Agreement.  Each Beneficial Owner of Rule 144A GDRs or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer contained in the Securities Legend.  The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Rule 144A Deposit Agreement.

Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give timely prior notice thereof to the Depositary stating whether or not it wishes such elective distribution to be made available to Holders of Rule 144A GDRs.  Upon timely receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of Rule 144A GDRs, the Depositary shall determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of Rule 144A GDRs.  The Depositary shall make such elective distribution available to Holders only if the Depositary shall have (i) received timely prior written notice from the Company of the elective distribution, (ii) determined that such distribution is reasonably practicable and (iii) received satisfactory documentation within the terms of Section 5.8 of the Rule 144A Deposit Agreement.  If the above conditions are not satisfied or if the Company requests that such elective distribution not be made available to Holders of Rule 144A GDRs, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Russia in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 of the Rule 144A Deposit Agreement, or (Y) additional Rule 144A GDRs representing such additional Shares upon the terms described in Section 4.2 of the Rule 144A Deposit Agreement.  If the above conditions are satisfied, the Depositary shall establish a Rule 144A GDR Record Date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional Rule 144A GDRs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Rule 144A Deposit Agreement, or (Y) in Rule 144A GDRs, the dividend shall be distributed upon the terms described in Section 4.2 of the Rule 144A Deposit Agreement.  Nothing herein or in the Rule 144A Deposit Agreement shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than Rule 144A GDRs).  There can be no assurance that Holders and Beneficial Owners generally, or any Holder or Beneficial Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of the Rule 144A Deposited Securities.

Whenever the Company intends to distribute to the holders of Shares rights to subscribe for additional Shares, the Company shall give timely prior notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of Rule 144A GDRs.  Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of Rule 144A GDRs, the Depositary shall determine whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company shall have requested that such rights be made available to Holders in a timely manner, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.8 of the Rule 144A Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable.  In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of Rule 144A GDRs, the Depositary shall proceed with the sale of the rights as contemplated hereinafter and in the Rule 144A Deposit Agreement.  In the event all conditions set forth above are satisfied, the Depositary shall (x) establish a Rule 144A GDR Record Date (upon the terms described in Section 4.9 of the Rule 144A Deposit Agreement), (y) establish procedures to distribute such rights (by means of warrants or otherwise) and to enable the Holders to exercise the rights (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges), and (z) issue and deliver Rule 144A GDRs upon the valid exercise of such rights.  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein or in the Rule 144A Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than for Rule 144A GDRs).  If (i) the Company does not in a timely manner request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.8 of the Rule 144A Deposit Agreement or determines in good faith that it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, (i) cause the proceeds of such sale, if any, to be converted into Dollars upon the terms described in Section 4.8 of the Rule 144A Deposit Agreement, and (ii) distribute the proceeds of such sale (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) upon the terms set forth in Section 4.1 of the Rule 144A Deposit Agreement.  If the Depositary is unable to make any rights available to Holders upon the terms described in the Rule 144A Deposit Agreement or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with any sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary herein or in Section 4.4 of the Rule 144A Deposit Agreement, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act covering such offering is in effect.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of rights an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Rule 144A GDRs shall be reduced accordingly.  In the event that the Depositary determines that any distribution of Shares or rights to subscribe therefor is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Shares or rights to subscribe therefor in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.  Nothing herein or in the Rule 144A Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Whenever the Company intends to distribute to the holders of Rule 144A Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made available to Holders of Rule 144A GDRs.  Upon receipt of a notice indicating that the Company wishes such distribution to be made available to Holders of Rule 144A GDRs, the Depositary shall determine whether such distribution is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.8 of the Rule 144A Deposit Agreement and (iii) the Depositary shall have determined that such distribution is reasonably practicable.  Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of Rule 144A GDRs and after making the requisite determinations set forth above, the Depositary shall distribute the property so received to the Holders of record as of the Rule 144A GDR Record Date, in proportion to the number of Rule 144A GDRs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges).  Each Beneficial Owner of Rule 144A GDRs or Shares shall be deemed to have acknowledged that the property so distributed has not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer contained in the Securities Legend.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any such fees, charges and expenses of the Depositary and taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.  If (i) the Company does not request the Depositary to make such distribution to the Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.8 of the Rule 144A Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) to the Holders as of the Rule 144A GDR Record Date upon the terms of Section 4.1 of the Rule 144A Deposit Agreement.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

(17)         Redemption.  If the Company intends to exercise any right of redemption in respect of any of the Rule 144A Deposited Securities, the Company shall give timely prior notice thereof to the Depositary which notice shall set forth the particulars of the proposed redemption.  Upon receipt of such (i) notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.8 of the Rule 144A Deposit Agreement, and only if the Depositary shall have received timely prior written notice from the Company of its intent to exercise its redemption rights and determined that such proposed redemption is practicable, the Depositary shall send to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary.  The Depositary shall instruct the Custodian to present to the Company the Rule 144A Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price.  Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges), retire Rule 144A GDRs and cancel Rule 144A GDR Certificates upon delivery of such Rule 144A GDRs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Rule 144A Deposit Agreement.  If less than all outstanding Rule 144A Deposited Securities are redeemed, the Rule 144A GDRs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary.  The redemption price per Rule 144A GDR shall be the per share amount received by the Depositary upon the redemption of the

Rule 144A Deposited Securities represented by Rule 144A GDRs (subject to the terms of Section 4.8 of the Rule 144A Deposit Agreement and after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) multiplied by the number of Rule 144A Deposited Securities represented by each Rule 144A GDR redeemed.

(18)         Rule 144A GDR Record Dates.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Rule 144A Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each Rule 144A GDR, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Rule 144A Deposited Securities, or whenever the Depositary finds it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the “Rule 144A GDR Record Date”) for the determination of the Holders of Rule 144A GDRs who shall be entitled to receive such dividend or distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each Rule 144A GDR or for the determination of responsibility for the fee assessed by the Depositary for inspection of the Share Register maintained by the Russian Share Registrar.  The Depositary shall make reasonable efforts to establish the Rule 144A GDR Record Date on the same date as (or, if that is not reasonably practicable, then as closely as possible to) the applicable record date for the Rule 144A Deposited Securities (if any) set by the Company in Russia.  In addition, the Company shall give the Depositary at least five (5) days prior written notice of any meeting of the board of directors of the Company that is to consider the recommendation of dividends to be voted upon by a shareholders’ meeting, in which case the Depositary may elect to exercise its discretion under Section 2.8 of the Rule 144A Deposit Agreement and suspend the delivery and registration of transfers of Rule 144A GDRs, and the Depositary shall fix a Rule 144A GDR Record Date for the determination of the Holders who shall be solely entitled to receive such dividend (if such dividend is approved by the shareholders’ meeting).  The Company shall not fix a record date with respect to the payment of dividends that is prior to the date the Company has delivered to the Depositary such notice of the meeting of the board of directors.  Subject to applicable law and the provisions of Sections 4.1 through 4.8 of the Rule 144A Deposit Agreement and to the other terms and conditions of the Rule 144A Deposit Agreement, only the Holders of Rule 144A GDRs at the close of business in New York on such Rule 144A GDR Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(19)         Voting of Rule 144A Deposited Securities.  As soon as practicable after receipt from the Company of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Rule 144A Deposited Securities, the Depositary shall fix the Rule 144A GDR Record Date in respect of such meeting or solicitation of consent or proxy.  The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been timely received by the Depositary prior to the date of such vote or meeting) and at the Company’s expense and provided no U.S. legal prohibitions, English legal prohibitions (including, without limitation, the listing rules and prospectus rules of the UK Financial Services Authority and the admission and disclosure standards of the London Stock Exchange) or Russian legal prohibitions (including without limitation the rules of Russian Stock Exchanges on which the Shares are listed) against such action exist, distribute to Holders as of the Rule 144A GDR Record Date:  (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business in New York on the Rule 144A GDR Record Date will be entitled, subject to any applicable law, the provisions of the Rule 144A Deposit Agreement, the Charter and the provisions of or governing the Rule 144A Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Rule 144A Deposited Securities represented by such Holder’s Rule 144A GDRs, and (c) a brief statement as to the manner in which such voting instructions may be given.  Voting instructions may be given only in respect of a number of Rule 144A GDRs representing an integral number of Shares or other Rule 144A Deposited Securities.  Upon the timely receipt from a Holder of Rule 144A GDRs as of the Rule 144A GDR Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Rule 144A Deposit Agreement, the Charter and the provisions of the Rule 144A Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Rule 144A Deposited Securities (in person or by proxy) represented by such Holder’s of Rule 144A GDRs in accordance with such instructions.  Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting, vote any number of Shares other than an integral number thereof or vote Shares in a manner that would be inconsistent with any applicable law, and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote, the Shares or other Rule 144A Deposited Securities represented by Rule 144A GDRs except pursuant to and in accordance with instructions from Holders.  If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Rule 144A Deposited Securities represented by such Holder’s Rule 144A GDRs, the Depositary will deem such Holder to have instructed the Depositary not to vote the Rule 144A Deposited Securities with respect to the items for which the Holder has failed to specify the manner in which the Depositary is to vote.  Rule 144A Deposited Securities represented by Rule 144A GDRs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.  The Company agrees to provide timely notice to the Depositary which will enable the timely notification of Holders as to any change in its Charter resulting in limitations on the ability of the Depositary to vote a particular Rule 144A GDR according to the voting instructions received in regard to such Rule 144A GDR.  Notwithstanding anything else contained in the Rule 144A Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Rule 144A Deposited Securities if the taking of such action would violate U.S. legal prohibitions, English legal prohibitions (including, without limitation, the listing rules and prospectus rules of the UK Financial Services Authority and the admission and disclosure standards of the London Stock Exchange) or Russian legal prohibitions (including without limitation the rules of Russian Stock Exchanges on which the Shares are listed).  The Company agrees that it shall not establish internal procedures that would prevent the Depositary from complying with, or that are inconsistent with, the terms and conditions of Section 4.10 of the Rule 144A Deposit Agreement.

(20)         Changes Affecting Rule 144A Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Rule 144A Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, such Rule 144A Deposited Securities shall, to the extent permitted by law, be treated as new Rule 144A Deposited Securities under the Rule 144A Deposit Agreement, and the Rule 144A GDR Certificates shall, subject to the terms of the Rule 144A Deposit Agreement and applicable law, evidence Rule 144A GDRs representing the right to receive such replacement securities.  The Depositary may, with the Company’s approval, and shall, at the Company’s request, subject to the terms of the Rule 144A Deposit Agreement and receipt of an opinion of counsel reasonably satisfactory to the Depositary and paid for by the Company that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Rule 144A GDR Certificates or make appropriate adjustments in its records, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Rule 144A GDR Certificates to be exchanged for new Rule 144A GDR Certificates, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Rule 144A GDR Certificate attached to the Rule 144A Deposit Agreement, specifically describing such new Rule 144A Deposited Securities or corporate change.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales (after payment, netting or deduction of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received pursuant to Section 4.1 of the Rule 144A Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it is lawful or practicable to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(21)         Reports; Inspection of Register.  The Depositary shall make available for inspection during business hours by Holders at its Principal New York Office and Principal London Office copies of the Rule 144A Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian, or the nominee of either of them, as the holder of the Rule 144A Deposited Securities, and (b) made generally available to the holders of such Rule 144A Deposited Securities by the Company.  The Depositary shall also distribute to Holders, at the Company’s request and expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.7 of the Rule 144A Deposit Agreement.

The Depositary shall keep books, if the book-entry settlement system is available for Rule 144A GDRs, at its Principal New York Office and if the book-entry settlement system is not available for Rule 144A GDRs, in its Principal New York Office or Principal London Office for the registration of Rule 144A GDR Certificates and transfers of Rule 144A GDR Certificates, which office or offices, as the case may be, shall be open at all reasonable times for inspection by Holders and by the Company, provided that such transfers shall only be effected by the Registrar and provided further, that such inspection shall not, to the

Depositary’s knowledge, be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Rule 144A Deposit Agreement, the Rule 144A GDRs or the Rule 144A GDR Certificates.

The Depositary may close the transfer books with respect to Rule 144A GDR Certificates, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties under the Rule 144A Deposit Agreement, or at the reasonable request of the Company.

(22)         Taxation.  The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably and timely request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies.  The Depositary, the Custodian or the Company and its agents shall not have any obligation to take any action to file any reports to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Rule 144A Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e. stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.  The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the Rule 144A GDRs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Foreign Personal Holding Company,” or as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder) or otherwise.

(23)         Liability of the Company and the Depositary.  Neither the Depositary nor the Company nor any of their respective Affiliates, nor any of the officers, directors, employees, agents or advisors of any of the foregoing, shall be obligated to do or perform any act which is inconsistent with the provisions of the Rule 144A Deposit Agreement or incur any liability (i) if and to the extent that the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Rule 144A Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, England, Russia or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Charter or any provision of or governing any Rule 144A Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Rule 144A Deposit Agreement or in the Charter or provisions of or governing Rule 144A Deposited Securities, (iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, provided, however, that advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Shares but is not, under the terms of the Rule 144A Deposit Agreement, made available to Holders of Rule 144A GDRs, or (v) for any indirect, special, consequential or punitive damages for any breach of the terms of the Rule 144A Deposit Agreement.  The Depositary and the Custodian disclaim any liability with respect to Russia’s system of share registration and custody, including any liability in respect of the unavailability of Rule 144A Deposited Securities (or any distribution in respect thereof).

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Rule 144A Deposit Agreement.

Notwithstanding anything contained herein or in the Rule 144A Deposit Agreement to the contrary, the Company and the Depositary assume no obligation and shall not be subject to any liability under this Rule 144A GDR Certificate or the Rule 144A Deposit Agreement to Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Rule 144A Deposit Agreement or the applicable Rule 144A GDR Certificates without negligence or bad faith.  Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Rule 144A Deposited Securities or in respect of the Rule 144A GDR Certificates, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).  The

Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Rule 144A Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is without negligence and in good faith and in accordance with the terms of the Rule 144A Deposit Agreement.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Rule 144A Deposited Securities, for the validity or worth of the Rule 144A Deposited Securities, for the credit-worthiness of any third party or for any tax consequences that may result from the ownership of Rule 144A GDRs, Shares or Rule 144A Deposited Securities, for allowing any rights to lapse upon the terms of the Rule 144A Deposit Agreement or for the failure or timeliness of any notice from the Company.

(24)         Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary under the Rule 144A Deposit Agreement by written notice of resignation delivered to the Company, such resignation to take effect upon the earlier to occur of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Rule 144A Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided hereinafter and in the Rule 144A Deposit Agreement.

The Depositary may at any time be removed by the Company by written notice of removal delivered to the Depositary, which notice of removal shall be effective upon the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Rule 144A Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided hereinafter and in the Rule 144A Deposit Agreement.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary.  Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.5 and 5.9 of the Rule 144A Deposit Agreement).  The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Rule 144A Deposit Agreement (other than as contemplated in Sections 5.5 and 5.9 of the Rule 144A Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest in the Rule 144A Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Rule 144A GDR Certificates and such other information relating to Rule 144A GDR Certificates and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be considered a successor of the Depositary without the execution or filing of any document or any further act.

(25)                          Amendment/Supplement of Rule 144A Deposit Agreement and Rule 144A GDR Certificates.  Subject to the terms and conditions of Section 6.1 of the Rule 144A Deposit Agreement and applicable law, the Rule 144A GDR Certificates outstanding at any time, the provisions of the Rule 144A Deposit Agreement and the form of Rule 144A GDR Certificate attached thereto may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior consent of the Holders or Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery expenses and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Rule 144A GDRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding Rule 144A GDRs.  The parties hereto agree that substantial rights of Holders and Beneficial Owners shall not be deemed materially prejudiced by any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for the Rule 144A GDRs or Shares to be settled solely in electronic book-entry form and (ii) do not, in either such case, impose or increase any fees or charges to be borne by Holders.  Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed by continuing to hold such Rule 144A GDRs or any beneficial interest therein to consent and agree to such amendment or supplement and to be bound by the terms of the Rule 144A Deposit Agreement and the Rule 144A GDR Certificates as amended and supplemented thereby.

In no event shall any amendment or supplement impair the right of the Holder to surrender this Rule 144A GDR Certificate and receive therefor the Rule 144A Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Rule 144A Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Rule 144A Deposit Agreement and this Rule 144A GDR Certificate at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Rule 144A Deposit Agreement or this Rule 144A GDR Certificate in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

(26)                          Termination of Rule 144A Deposit Agreement.  The Depositary shall, at any time, at the written direction of the Company, terminate the Rule 144A Deposit Agreement by providing notice of such termination to the Holders of all Rule 144A GDR Certificates then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Rule 144A Deposit Agreement, the Depositary may

terminate the Rule 144A Deposit Agreement by providing notice of termination to the Holders of all Rule 144A GDR Certificates then outstanding at least thirty (30) days prior to the date fixed for such termination.  On and after the date of termination of the Rule 144A Deposit Agreement, the Holder of a Rule 144A GDR Certificate will, upon surrender of such Rule 144A GDR Certificate at the Principal New York Office or the Principal London Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Rule 144A GDR Certificates referred to in paragraph (8) hereof and in the Rule 144A Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the Rule 144A Deposited Securities represented by such Rule 144A GDR Certificate.  If any Rule 144A GDR Certificates shall remain outstanding after the date of termination of the Rule 144A Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Rule 144A GDR Certificates, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Rule 144A Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Rule 144A Deposited Securities, shall sell rights as provided in the Rule 144A Deposit Agreement, and shall continue to deliver Rule 144A Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7 of the Rule 144A Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Rule 144A GDR Certificates surrendered to the Depositary (after deducting or charging, as the case may be, in each case, the charges of the Depositary for the surrender of Rule 144A GDR Certificates and the withdrawal of Rule 144A Deposited Securities, any expenses for the account of the Holder in accordance with the terms and conditions of the Rule 144A Deposit Agreement and any applicable taxes or governmental charges or assessments).  At any time after the expiration of six (6) months from the date of termination of the Rule 144A Deposit Agreement, the Depositary may sell the Rule 144A Deposited Securities then held under the terms of the Rule 144A Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest, for the pro rata benefit of the Holders of Rule 144A GDR Certificates whose Rule 144A GDR Certificates have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Rule 144A Deposit Agreement with respect to the Rule 144A GDR Certificates, the Rule 144A Deposited Securities and the Rule 144A GDRs, except to account for such net proceeds and other cash (after deducting or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Rule 144A GDR Certificate, any expenses for the account of the Holder in accordance with the terms and conditions of the Rule 144A Deposit Agreement and any applicable taxes or governmental charges or assessments).  Upon the termination of the Rule 144A Deposit Agreement, the Company shall be discharged from all obligations under the Rule 144A Deposit Agreement except for its obligations to the Depositary under Sections 5.5, 5.9, 7.6 and 7.12 of the Rule 144A Deposit Agreement.

(27)                          Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this paragraph (27) and of the Rule 144A Deposit Agreement, Deutsche Bank Trust Company Americas, its agents and Affiliates may own and deal in any class of securities of the Company and its Affiliates and in Rule 144A GDRs.  In its capacity as Depositary, the Depositary shall not lend Shares or Rule 144A GDRs; provided, however, that the Depositary may (i) issue Rule 144A GDRs prior to evidence of the receipt of Shares pursuant to Section 2.3 of the Rule 144A Deposit Agreement (including extracts from the

Share Register) and (ii) deliver Shares prior to the receipt and cancellation of Rule 144A GDRs for withdrawal of Rule 144A Deposited Securities pursuant to Section 2.7 of the Rule 144A Deposit Agreement, including Rule 144A GDRs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”).  The Depositary may receive Rule 144A GDRs in lieu of Shares under (i) above and receive Shares in lieu of Rule 144A GDRs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom Rule 144A GDRs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Rule 144A GDRs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Rule 144A GDRs in its records and to hold such Shares or Rule 144A GDRs in trust for the Depositary until such Shares or Rule 144A GDRs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Rule 144A GDRs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Rule 144A GDRs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Rule 144A GDRs outstanding (without giving effect to Rule 144A GDRs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of Rule 144A GDRs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holder (other than the Applicant).

The Depositary may require that the person to whom any Pre-Release Transaction is made pursuant to this paragraph deliver to the Depositary a duly completed and executed certificate and agreement in substantially the form of Exhibit D-1 to the Rule 144A Deposit Agreement.

(28)                          Arbitration; Settlement of Disputes.  Any dispute, controversy or cause of action brought by any party to the Rule 144A Deposit Agreement (including, for the avoidance of doubt, any former and current Holders and Beneficial Owners of Rule 144A GDRs evidenced by Rule 144A GDR Certificates issued pursuant to the Rule 144A Deposit Agreement) against the Company and/or the Depositary arising out of or relating to the Shares or other Rule 144A Deposited Securities, the Rule 144A GDRs or the Rule 144A Deposit Agreement, or any transaction contemplated therein or the breach hereof or thereof, including without limitation any question regarding existence, validity or termination, and any counterclaims that may be related thereto, shall be referred to, and finally resolved by, binding arbitration in accordance with the rules of the London Court of International Arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction, provided, that, as contemplated by Section 7.6 of the Rule 144A Deposit Agreement, in the event of any third party litigation to which (x) the Depositary is a party and to which the Company may be properly be joined, the Company may be so joined by the Depositary in any court in which such litigation is pending, and (y) to which the Company is a party and to which the Depositary may be properly joined, the Depositary may be so joined by the Company in any court in which such litigation is pending.  Notwithstanding anything contained in the Rule 144A Deposit Agreement to the contrary, the parties thereto agree that the High Court of Justice in England shall have jurisdiction to hear and determine proceedings related to the enforcement of this arbitration provision and any arbitration award by the arbitrators contemplated in Section 7.12 of the Rule 144A Deposit Agreement, and, for such purposes, each party thereto irrevocably submits to the non-exclusive jurisdiction of such courts.  Each of the parties thereto has agreed not to challenge the terms and enforceability of this arbitration clause, including, but not limited to, any challenge based on lack of mutuality, and each such party has irrevocably waived any such challenge.  The arbitration may be commenced by service of a written request for arbitration in accordance with the rules of the London Court of International Arbitration together with a Statement of Case (as defined therein) setting out in detail the facts and any contentions of law on which the party relies, and the relief claimed against the respondent (with copies of such documents delivered to the Company and the Depositary, as provided for in Section 7.5 of the Rule 144A Deposit Agreement, and the London Court of International Arbitration and all the parties to such arbitration).  Any response served by the Company or the Depositary under the London Court of International Arbitration Rules shall set out in detail the facts and any contentions of law on which the Company or the Depositary relies.  The place of the arbitration shall be London, England and the language of the arbitration shall be English.  The number of arbitrators shall be three, each of whom shall be neutral and disinterested in such dispute, controversy or cause of action, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions.  In the absence of agreement between the parties as to the arbitrators, the arbitrators shall be appointed by the London Court of International Arbitration from a list prepared by the London Court of International Arbitration containing not less than seven (7) potential arbitrators, the individuals in such list having been ranked by the parties in order of their preference with each party having the right to reject on a peremptory basis two proposed selections in the list.  If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which sides shall have the right to rank lists of arbitrators and exercise peremptory rejections as if there were only two parties to such dispute, controversy or cause of action.  If such alignment and appointment shall not have occurred within thirty (30) calendar days after the initiating party serves the arbitration request, the London Court of International Arbitration shall determine the alignment of the parties for purposes of appointment of the arbitrators.  The parties may nominate, and the London Court of International Arbitration may appoint, from among the nationals of any country, whether or not a party is a national of that country.  The arbitrators shall decide the dispute by applying the applicable law as would a United States District Court sitting in the case, whether under either its diversity or federal question jurisdiction.  The arbitrators shall have no power or authority to award damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Rule 144A Deposit Agreement; provided that nothing in this sentence shall be construed to authorize any party to seek in any court any damages that the arbitrators are not empowered to award under the Rule 144A Deposit Agreement.  The arbitrators’ award shall be final and binding upon the parties and their respective successors, heirs, executors and assigns.  The provisions of Section 7.12 of the Rule 144A Deposit Agreement shall survive any termination of the Rule 144A Deposit Agreement, in whole or in part.

(29)                          Governing Law and Jurisdiction.  The Rule 144A Deposit Agreement and the Rule 144A GDRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.  Notwithstanding anything contained in the Rule 144A Deposit Agreement, any Rule 144A GDR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Rule 144A Deposited Securities and the obligations and duties of the Company in respect of the Holders of Shares and other Rule 144A Deposited Securities, as such, shall be governed by the laws of Russia (or, if applicable, such other laws as may govern the Rule 144A Deposited Securities).  Notwithstanding the terms of Section 7.12 of the Rule 144A Deposit Agreement and paragraph (28) hereof, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner or any regulatory authority brings a suit, action or proceeding in respect of the Rule 144A GDRs, the Rule 144A Deposit Agreement or any transaction contemplated therein, against (a) the Company, (b) the Depositary, in its capacity as Depositary under the Rule 144A Deposit Agreement, or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States or any court in England, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States or the court in England (as the case may be) in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.  Nothing contained in this paragraph shall constitute a waiver by either the Depositary or the Company of any defenses available to the Depositary or the Company in respect of any such claim made in any such court, including without limitation, the defense that all actions against the Depositary and the Company shall be arbitrated in accordance with Section 7.12 of the Rule 144A Deposit Agreement and paragraph (28) hereof.

The Company has in the Rule 144A Deposit Agreement irrevocably designated, appointed and empowered Law Debenture Corporate Services Inc. (the “Agent”) now at 767 Third Avenue, 31st Floor, New York, NY 10017, United States of America, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail by the Depositary of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company by the Depositary in any U.S. federal or state court as described in the preceding paragraph of this paragraph (29).  The Company agrees to deliver, upon the Initial Deposit, a written acceptance by such Agent of its appointment.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this paragraph (29) reasonably satisfactory to the Depositary.  The Company further has irrevocably consented and agreed to the service by the Depositary of any and all legal process, summons, notices and documents in any suit, action or proceeding by the Depositary against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 of the Rule 144A Deposit Agreement.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any Rule 144A GDRs remain outstanding or this Rule 144A Deposit Agreement remains in force.  The Company further agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

EACH PARTY TO THE RULE 144A DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS RULE 144A DEPOSIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTIONS, SUITS OR PROCEEDINGS BROUGHT IN ANY ARBITRATION OR COURT AS PROVIDED IN THIS PARAGRAPH (29) OR IN SECTION 7.12 OF THE RULE 144A DEPOSIT AGREEMENT OR PARAGRAPH (28) HEREOF, AND FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ARBITRATION OR COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH ARBITRATION OR COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding brought by (i) the Depositary in any court specifically consented to in the Rule 144A Deposit Agreement or (ii) by any party thereto in any arbitration tribunal specifically consented to therein (each as to such designated parties, a “Consented Tribunal”), from setoff or counterclaim brought in any Consented Tribunal, from the jurisdiction of any Consented Tribunal, from service of process in respect of a claim brought in a Consented Tribunal, from attachment upon or prior to a judgment issued by a Consented Tribunal, from attachment in aid of execution of a judgment issued by a Consented Tribunal, from execution of a judgment issued by a Consented Tribunal, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment issued by a Consented Tribunal, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Rule 144A Deposit Agreement, any Rule 144A GDR or the Rule 144A Deposited Securities.

Dated:  [•]

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Depositary

By:
Name:
Title:

By:
Name:
Title:

The address of the principal New York Office of the Depositary is 60 Wall Street, New York, New York 10005, United States.

The address of the principal London Office of the Depositary is Winchester House, 1 Great Winchester Street, London EC2N 2EQ, United Kingdom.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto [                              ] whose taxpayer identification number is [                            ] and whose address including postal zip code is [                              ] the within Rule 144A GDR Certificate and all rights thereunder, hereby irrevocably constituting and appointing [                                               ] as attorney-in-fact to transfer said Rule 144A GDR Certificate on the books of the Depositary with full power of substitution in the premises.

In connection with the transfer of this Rule 144A GDR Certificate, the undersigned Holder certifies that:

(Check one)

☐                                   (a)                                  This Rule 144A GDR Certificate is being transferred to a person who the undersigned Holder reasonably believes is a “Qualified Institutional Buyer” (within the meaning of Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A purchasing for its own account or for the account of a Qualified Institutional Buyer that is aware that the resale, pledge or other transfer is being made in reliance on Rule 144A.

☐                                   (b)                                 This Rule 144A GDR Certificate is being transferred outside the United States in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act.

☐                                   (c)                                  This Rule 144A GDR Certificate is being transferred pursuant to an exemption from registration provided by Rule 144 under the Securities Act.

☐                                   (d)                                 This Rule 144A GDR Certificate is being transferred pursuant to an effective registration statement under the Securities Act.

If none of the boxes above is checked, the Depositary shall not be obligated to register this Rule 144A GDR Certificate in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Rule 144A Deposit Agreement shall have been satisfied.

Dated: [•]	Name:

By:
Title:

NOTICE:  The signature of the Holder to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Rule 144A Deposit Agreement

I.                                         Depositary Fees

The Depositary shall be entitled to charge the following remuneration and receive the following remuneration and reimbursement (such remuneration and reimbursement being payable on demand) from the Holders, Beneficial Owners and persons depositing Shares or surrendering Rule 144A GDRs for cancellation in respect of its services under the Rule 144A Deposit Agreement:

(i)                                    for the issue of Rule 144A GDRs (other than upon the issue of Rule 144A GDRs pursuant to the Initial Offering) or the cancellation of Rule 144A GDRs upon the withdrawal of Rule 144A GDRs Deposited Securities: U.S.$0.05 or less per Rule 144A GDR issued or cancelled (except for issuances and cancellations covered by clause (ix));

(ii)                                 for issuing Rule 144A GDR Certificates in definitive registered form in replacement for mutilated, defaced, lost, stolen or destroyed Rule 144A GDR Certificates: a sum per Rule 144A GDR Certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs and expenses involved;

(iii)                              for issuing Rule 144A GDR Certificates in definitive registered form (other than pursuant to clause (ii)): a sum per Rule 144A GDR Certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs (including, but not limited to, printing costs) and expenses involved;

(iv)                             for receiving and paying any cash dividend or other cash distribution on or in respect of the Rule 144A Deposited Securities: a fee of U.S.$0.02 or less per Rule 144A GDR for each such dividend or distribution;

(v)                                in respect of any issue of rights or distribution of Shares (whether or not evidenced by Rule 144A GDRs) or other securities or other property (other than cash) upon exercise of any rights, any free distribution, stock dividend or other distribution (except where converted to cash): U.S.$0.05 or less per outstanding Rule 144A GDR for each such issue of rights, dividend or distribution;

(vi)                             for the operation and maintenance costs associated with the administration of the Rule 144A GDRs: an annual fee of U.S.$0.02 or less per Rule 144A GDR; provided however, that if the Depositary imposes a fee under this clause (vi), then the total of fees assessed under this clause (vi), combined with the total of fees assessed under clause (iv), shall not exceed U.S.$0.02 per Rule 144A GDR in any calendar year;

(vii)                          for the expenses incurred by the Depositary, the Custodian or their respective agents in connection with inspections of the relevant share register maintained by the local registrar or for performing due diligence on the central depository for the Russian Federation, if applicable: an annual fee of U.S.$0.01 or less per Rule 144A GDR (such fee to be assessed against Holders of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions);

(viii)                       for the issue of Rule 144A GDRs pursuant to a change for any reason in the number of Shares represented by each Rule 144A GDR, regardless of whether or not there has been a deposit of Shares to the Custodian or the Depositary for such issuance: a fee of U.S.$0.05 or less per Rule 144A GDR (or portion thereof); and

(ix)                               for transferring interests from and between the Regulation S GDRs and the Rule 144A GDRs: a fee of U.S.$0.05 or less per GDR.

II.                                     Charges

Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering Rule 144A GDRs for cancellation and for the purpose of withdrawing Rule 144A Deposited Securities shall be responsible for the following charges:

(i)                                    taxes (including applicable interest and penalties) and other governmental charges;

(ii)                                 such registration fees as may from time to time be in effect for the registration of Shares or other Rule 144A Deposited Securities on the share register and applicable to transfers of Shares or other Rule 144A Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)                              such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Rule 144A Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of Rule 144A GDRs;

(iv)                             the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)                                such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations applicable to Shares, Rule 144A Deposited Securities, Rule 144A GDRs and Rule 144A GDR Certificates; and

(vi)                             the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the delivery or servicing of Rule 144A Deposited Securities.

EXHIBIT C

RESERVED

C-1

EXHIBIT D-1

Certification and Agreement of Persons Acquiring Rule 144A GDRs

Upon Deposit of Shares Pursuant to Section 2.3 of the

Rule 144A Deposit Agreement

DEUTSCHE BANK TRUST

COMPANY AMERICAS, as Depositary

GDR Department,

60 Wall Street, New York, New York 10005, United States

Re:                               JSC SITRONICS (incorporated as an open joint stock company under the laws of the Russian Federation)

We refer to the Rule 144A Deposit Agreement, dated as of December 14, 2006 (the “Rule 144A Deposit Agreement”), among JSC SITRONICS (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary (the “Depositary”), and Holders and Beneficial Owners from time to time of Rule 144A Global Depositary Receipts (the “Rule 144A GDRs”) evidenced by Rule 144A Global Depositary Receipt Certificates (the “Rule 144A GDR Certificates”) issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Rule 144A Deposit Agreement.

1.                                       This Certification and Agreement is furnished in connection with the deposit of Shares and request for issuance of Rule 144A GDRs pursuant to Section 2.3 of the Rule 144A Deposit Agreement.

2.                                       We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Rule 144A GDR Certificates, the Rule 144A GDRs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”), or with any securities regulatory authority in any state or other jurisdiction of the United States.

3.                                       We certify that we are not the Company or an “Affiliate” (as such term is defined in Regulation C under the Act) of the Company and that, if we are acting on behalf of another person, such person is not the “Company” and has confirmed to us that it is not an “Affiliate” of the Company and that it is not acting on behalf of the Company or an “Affiliate” of the Company.

4.                                       We certify that either:

(a)                                  We are a Qualified Institutional Buyer (as defined in Rule 144A under the Act), and at the time of issuance of the Rule 144A GDRs referred to above, we (or one or more Qualified Institutional Buyers for whose account we are acting) will be the beneficial owner thereof.

OR

(b)                                 We are a broker - dealer acting for the account of our customer and our customer has confirmed to us that it is a Qualified Institutional Buyer and either:

(i)                                     at the time of issuance of the Rule 144A GDRs referred to above, it will be the beneficial owner of thereof, or

D-1-1

(ii)                                  it is acting for the account of a Qualified Institutional Buyer that, at the time of issuance, will be the beneficial owner of the Rule 144A GDRs referred to above.

OR

(c)                                  At the time of issuance, we will be the beneficial owner of the Rule 144A GDRs; and we are not a U.S. Person (as such terms is defined in Regulation S under the Act) and are located outside the United States (within the meaning of Regulation S under the Act) and acquired, or have agreed to acquire and will have acquired, the Shares to be deposited, outside the United States (within the meaning of Regulation S).

OR

(d)                                 We are a broker-dealer acting for the account of our customer and our customer has confirmed to us that either (i) it will be at the time of issuance the beneficial owner of the Rule 144A GDRs, it is not a U.S. Person (as such term is defined in Regulations S under the Act) and is located outside the United States (within the meaning of Regulation S under the Act) and acquired, or has agreed to acquire and will have acquired, the Shares to be deposited, outside the United States (within the meaning of Regulation S); or (ii) it is located outside the United States (within the meaning of Regulation S) and is acting for the account of a person other than a U.S. Person (as defined in Regulation S) located outside the United States (within the meaning of Regulation S) who acquired, or has agreed to acquire and will have acquired, the Shares to be deposited, outside the United States (within the meaning of Regulation S) and who, at the time of issuance, will be the beneficial owner of the Rule 144A GDRs evidenced thereby.

5.                                       As the beneficial owner of the Rule 144A GDRs, we agree (or if we are acting for the account of another person, such person has confirmed to us that, as the beneficial owner of the Rule 144A GDRs, it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer the Rule 144A GDR Certificates, the Rule 144A GDRs evidenced thereby or the Shares represented thereby except (a) to a person whom we reasonably believe (or it and anyone acting on its behalf reasonably believes) is a Qualified Institutional Buyer within the meaning of Rule 144A under the Act purchasing for its own account or for the account of another Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A under the Act, (b) outside the United States to a person other than a U.S. Person (as defined in Regulation S) in accordance with Regulation S under the Act, or (c) in accordance with Rule 144 under the Act (if available), or (d) pursuant to an effective registration statement under the Act, in each case in accordance with any applicable securities laws of any state of the United States.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name:
Title:
Date:

D-1-2

EXHIBIT D-2

Certification and Agreement of Persons Surrendering Rule 144A GDRs

for the Purpose of Withdrawal of Rule 144A Deposited Securities

Pursuant to Section 2.7 of the Rule 144A Deposit Agreement

DEUTSCHE BANK TRUST

COMPANY AMERICAS, as Depositary

GDR Department,

60 Wall Street, New York, New York 10005, United States

Re:                               JSC SITRONICS (incorporated as an open joint stock company under the laws of the Russian Federation)

We refer to the Rule 144A Deposit Agreement, dated as of December 14, 2006 (the “Rule 144A Deposit Agreement”), among JSC SITRONICS (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary, and Holders and Beneficial Owners from time to time of Rule 144A GDRs (the “Rule 144A GDRs”) evidenced by Rule 144A Global Depositary Receipt Certificates (the “Rule 144A GDR Certificates”) issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Rule 144A Deposit Agreement.

1.                                       We are surrendering Rule 144A GDRs or giving withdrawal instructions through DTC in accordance with the terms of the Rule 144A Deposit Agreement for the purpose of withdrawal of the Deposited Securities represented by the Rule 144A GDRs (the “Shares”) pursuant to Section 2.7 of the Rule 144A Deposit Agreement.

2.                                       We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”), or with any securities regulatory authority in any state or other jurisdiction of the United States.

3.                                       We certify that either:

(a)                                  We are a Qualified Institutional Buyer (as defined in Rule 144A under the Act) acting for our own account or for the account of one or more Qualified Institutional Buyers, and either:

(i)                                     we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Rule 144A GDRs, Rule 144A GDR Certificates or the Shares to persons other than U.S. Persons (as such term is defined in Regulation S under the Act) in accordance with Regulation S under the Act and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Rule 144A GDR Certificates and Rule 144A GDRs, or

(ii)                                  we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Rule 144A GDRs, Rule 144A GDR Certificates or the Shares to another Qualified Institutional Buyer in accordance with Rule 144A under the Act and

D-2-1

we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Rule 144A GDRs and Rule 144A GDR Certificates, or

(iii)                               we (or it) will be the beneficial owner of the Shares upon withdrawal, and, accordingly, we agree (or if we are acting for the account of one or more Qualified Institutional Buyers, each such Qualified Institutional Buyer has confirmed to us that it agrees) that (x) we (or it) will not offer, sell, pledge or otherwise transfer the Shares except (A) to a person whom we reasonably believe (or it and anyone acting on its behalf reasonably believes) is a Qualified Institutional Buyer within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A under the Act, (B) outside the United States to persons other than U.S. Persons (as such term is defined in Regulation S under the Act) in accordance with Regulation S under the Act, or (C) in accordance with Rule 144 under the Act (if available), or (D) pursuant to an effective registration statement under the Act, in each case in accordance with any applicable securities laws of any state of the United States, and (y) we (or it) will not deposit or cause to be deposited such Shares into any depositary receipt facility established or maintained by a depositary bank (including any such facility maintained by the Depositary), other than a Rule 144A restricted depositary receipts facility, so long as such Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Act.

OR

(b)                                 We are a person other than a U.S. Person (as such term is defined in Regulation S under the Act) and are located outside the United States (within the meaning of Regulation S under the Act); we acquired, or have agreed to acquire and at or prior to the time of the withdrawal will have acquired, the Rule 144A GDRs, Rule 144A GDR Certificates or the Shares outside the United States (within the meaning of Regulation S); and we are, or upon acquisition thereof will be, the beneficial owner of the Rule 144A GDRs, Rule 144A GDR Certificates or the Shares.

4.                                       If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph (3) hereof that are applicable to it (including the representations with respect to beneficial ownership) and, if paragraph 3(a)(iii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3(a)(iii).

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name:
Title:
Date:

D-2-2

EXHIBIT D-3

Certification and Agreement of Affiliates

Upon Deposit of Shares

Pursuant to Section 2.3 of the

Rule 144A Deposit Agreement(3)

DEUTSCHE BANK TRUST

COMPANY AMERICAS, as Depositary

GDR Department,

60 Wall Street, New York, New York 10005, United States

JSC SITRONICS

39/5 3rd Tverskaya-Yamskaya St.,

Building 1, Moscow 125047, Russia

Re:                               JSC SITRONICS (incorporated as an open joint stock company under the laws of the Russian Federation)

We refer to the Rule 144A Deposit Agreement, dated as of December 14, 2006 (the “Deposit Agreement”), among JSC SITRONICS (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary (the “Depositary”), and Holders and Beneficial Owners from time to time of Rule 144A Global Depositary Receipts evidenced by Rule 144A Global Depositary Receipt Certificates (the “Rule 144A GDR Certificates”) issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

1.                                       This Certification and Agreement is furnished in connection with the deposit of Shares and the request for issuance to us of Rule 144A Global Depositary Receipts (the “Rule 144A GDRs”) pursuant to Section 2.3 of the Deposit Agreement.

2.                                       We acknowledge that the Rule 144A GDR Certificates, the Rule 144A GDRs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”) or with any securities regulatory authority in any state or jurisdiction of the United States.

3.                                       We certify that:

(i)                                     we are the beneficial owner of the Shares being deposited and we will be the Beneficial Owner of the Rule 144A GDRs issued in respect of the Shares so deposited; and

(ii)                                  we will sell the Rule 144A GDRs only outside the United States in the form of Regulation S GDRs in an “offshore transaction” within the meaning of Regulation S under the Act on a Designated Offshore Securities Market (as defined in Regulation S under the Act) in a transaction otherwise satisfying all of the requirements of Regulation S under the Act, we will not engage in any “directed selling efforts” (within the meaning given to such term under Regulation S under the Act) in the United States in connection with such sale, and we will not make such sale

(3)                              To be used only upon deposit by Affiliates.

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if we are aware of the Company having made, or being engaged in, “directed selling efforts” (within the meaning given to such term under Regulation S under the Act) in the United States; and

(iii)                               we are not a U.S. person (as defined in Regulation S), we are located outside the United States (within the meaning of Regulation S under the Act), we acquired the Shares to be deposited outside the United States (within the meaning of Regulation S) from a person other than a U.S. person (as defined in Regulation S), and we are not in the business of buying and selling securities; and

(iv)                              we are (or may be) an Affiliate of the Company, and as such we understand that the deposit of Shares, the issuance of the Rule 144A GDRs and the sale of the Rule 144A GDRs is subject to limitations under the Act and that we are providing this Certification and Agreement to provide comfort to the Depositary and the Company that such deposit, issuance and sale may occur without the need for registration under the Act; and

(v)                                 we agree to indemnify the Depositary, the Company and any of their officers, directors, agents, employees, and affiliates for any and all liability incurred as a result of their reliance on our certifications herein or in connection with our deposit of Shares, the issuance of the Rule 144A GDRs, and the sale of the Rule 144A GDRs.

4.                                       We certify that we have confirmed with the Company that the deposit of Shares for the issuance and subsequent sale of Rule 144A GDRs is not subject to any limitation or restriction thereon imposed by the Company.

5.                                       We understand that the sale of the GDRs in the form of Regulation S GDRs is subject to fees and the certification requirements applicable to Affiliates, in each case described in the Deposit Agreement.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name:
Title:
Date:

CONSENTED TO:

JSC SITRONICS

By:
Name:
Title:
Date:

D-3-2

EXHIBIT D-4

Certification and Agreement of Affiliates

Upon Exchange of Rule 144A GDRs for Regulation S GDRs

Pursuant to Section 2.7 of the

Rule 144A Deposit Agreement

DEUTSCHE BANK TRUST

COMPANY AMERICAS, as Depositary

GDR Department,

60 Wall Street, New York, New York 10005, United States

JSC SITRONICS

39/5 3rd Tverskaya-Yamskaya St.,

Building 1, Moscow 125047, Russia

Re:                               JSC SITRONICS (incorporated as an open joint stock company under the laws of the Russian Federation)

We refer to (i) the Rule 144A Deposit Agreement, dated as of December 14, 2006 (the “Rule 144A Deposit Agreement”), among JSC SITRONICS (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary (the “Depositary”), and the Holders and Beneficial Owners from time to time of Rule 144A Global Depositary Receipts (the “Rule 144A GDRs”) evidenced by Rule 144A Global Depositary Receipt Certificates (the “Rule 144A GDR Certificates”) issued thereunder, and (ii) the Regulation S Deposit Agreement, dated as of December 14, 2006 (the “Regulation S Deposit Agreement”), among the Company, the Depositary, and the Holders and Beneficial Owners from time to time of Regulation S Global Depositary Receipts (the “Regulation S GDRs”) evidenced by Regulation S Global Depositary Receipt Certificates (the “Regulation S GDR Certificates”) issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Rule 144A Deposit Agreement or the Regulation S Deposit Agreement, as the context may require.

1.                                      We are surrendering Rule 144A GDRs pursuant to Section 2.7 of the Rule 144A Deposit Agreement through DTC for the purpose of exchanging the Rule 144A GDRs for the corresponding number of Regulation S GDRs that are to be issued under the terms of the Regulation S Deposit Agreement to a common depositary for Euroclear and Clearstream (each as defined in the Regulation S Deposit Agreement) for delivery to our broker in settlement of a sale of the Regulation S GDRs on a Designated Offshore Securities Market (as defined in Regulation S under the Securities Act of 1933, as amended (the “Act”).

2.                                      We acknowledge that the Regulation S GDRs and the Shares represented by Regulation S GDRs have not been and will not be registered under the Act, or with any securities regulatory authority in any state or other jurisdiction of the United States.

3.                                      We certify that:

(i)                                     we are the Beneficial Owner of the Rule 144A GDRs being surrendered, we have sold, or irrevocably agreed to sell, the Regulation S GDRs issued in exchange for the Rule 144A GDRs surrendered in an “offshore transaction” (within the meaning of Regulation S under the Act) on a Designated Offshore Securities Market (as defined in Regulation S under the Act) in a transaction

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otherwise satisfying all of the requirements of Regulation S under the Act, we have not engaged in any directed selling efforts (within the meaning given to such term under Regulation S under the Act) in the United States (within the meaning of Regulation S under the Act), we are not aware of the Company having made, or being engaged in, directed selling efforts (within the meaning given to such term under Regulation S under the Act) in the United States (within the meaning of Regulation S under the Act); and

(ii)                                  we are not a U.S. person (as defined in Regulation S), we are located outside the United States (within the meaning of Regulation S under the Act), we acquired the Rule 144A GDRs surrendered herewith, or the Shares represented by the Rule 144A GDRs surrendered herewith, as applicable, outside the United States (within the meaning of Regulation S) from a person other than a U.S. person (as defined in Regulation S), and we are not in the business of buying and selling securities; and

(iii)                               we are (or may be) an Affiliate of the Company, and as such we understand that the exchange of Rule 144A GDRs for Regulation S GDRs and the sale of the Regulation S GDRs is subject to limitations under the Act and that we are providing this Certification and Agreement to provide comfort to the Depositary and the Company that such exchange and sale may occur without the need for registration under the Act; and

(iv)                              we agree to indemnify the Depositary, the Company and any of their officers, directors, agents, employees, and affiliates for any and all liability incurred as a result of their reliance on our certifications and agreements herein in connection with the exchange of Rule 144A GDRs for Regulation S GDRs, and the sale of the Regulation S GDRs so issued in exchange; and

4.                                      We agree to pay to the Depositary cancellation and issuance fees for the Rule 144A GDRs and the Regulation S GDRs, respectively, in connection with the exchange of Rule 144A GDRs for Regulation S GDRs contemplated herein in a total amount not exceeding US $0.05 per Rule 144A GDR cancelled in such exchange.

5.                                      We certify that we have confirmed with the Company that the exchange of Rule 144A GDRs for Regulation S GDRs and subsequent sale of Regulation S GDRs is not subject to any limitation or restriction thereon imposed by the Company.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name:
Title:
Date:

CONSENTED TO:

D-4-2

JSC SITRONICS

By:
Name:
Title:
Date:

D-4-3